EXECUTION COPY
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                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                             U.S. INDUSTRIES, INC.,

                                    USI, INC.

                               BLUE MERGER CORP.,

                                ZORO MERGER CORP.

                                       AND

                              ZURN INDUSTRIES, INC.



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
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                                TABLE OF CONTENTS


                                                                                             Page
                                                                                             ----
ARTICLE 1

                                                    THE MERGERS...............................  2
      SECTION 1.1 - The Mergers...............................................................  2
      SECTION 1.2 - Effective Time............................................................  2
      SECTION 1.3 - Effect of the Mergers.....................................................  2
      SECTION 1.4 - Subsequent Actions........................................................  3
      SECTION 1.5 - Certificate or Articles of Incorporation, Bylaws and Directors and
                    Officers of Surviving Corporations........................................  3
      SECTION 1.6 - Certificate of Incorporation and Bylaws of Superholdco....................  4
      SECTION 1.7 - Corporate Identity........................................................  4
      SECTION 1.8 - Dividends.................................................................  4
      SECTION 1.9 - Closing of the Mergers....................................................  4

                                    ARTICLE 2

EFFECT ON STOCK OF SUPERHOLDCO, THE SURVIVING
CORPORATIONS AND THE MERGED CORPORATIONS......................................................  5
      SECTION 2.1 - Conversion of Shares......................................................  5
      SECTION 2.2 - Conversion of USI and Zurn Stock into Merger Consideration................  5
      SECTION 2.3 - Cancellation of Treasury Shares and of Outstanding Superholdco
                    Common Stock..............................................................  6
      SECTION 2.4 - Conversion of Common Stock of the Merger Subsidiaries into
                    Common Stock of the Surviving Corporations................................  6
      SECTION 2.5 - Exchange of Shares Other Than Treasury Shares.............................  7
      SECTION 2.6 - Transfer Books............................................................  8
      SECTION 2.7 - No Fractional Share Certificates..........................................  8
      SECTION 2.8 - Stock Options............................................................. 10
      SECTION 2.9 - Restricted Stock.......................................................... 11
      SECTION 2.10 - Certain Adjustments...................................................... 11

                                    ARTICLE 3

                           REPRESENTATIONS AND WARRANTIES OF ZURN............................. 12
      SECTION 3.1 - Organization and Qualification............................................ 12



                                        i


                                                                                             Page
                                                                                             ----

      SECTION 3.2 - Capitalization of Zurn and its Subsidiaries............................... 13
      SECTION 3.3 - Authority Relative to this Agreement...................................... 14
      SECTION 3.4 - SEC Reports; Financial Statements......................................... 15
      SECTION 3.5 - Information Supplied...................................................... 16
      SECTION 3.6 - Consents and Approvals; No Violations..................................... 17
      SECTION 3.7 - No Default................................................................ 17
      SECTION 3.8 - No Undisclosed Liabilities; Absence of Changes............................ 18
      SECTION 3.9 - Litigation................................................................ 18
      SECTION 3.10 - Compliance with Applicable Law........................................... 18
      SECTION 3.11 - Employee Plans........................................................... 19
      SECTION 3.12 - Environmental Matters.................................................... 21
      SECTION 3.13 - Tax Matters.............................................................. 24
      SECTION 3.14 - Intangible Property...................................................... 27
      SECTION 3.15 - Opinion of Financial Advisor............................................. 27
      SECTION 3.16 - Brokers.................................................................. 27
      SECTION 3.17 - Accounting Matters....................................................... 28
      SECTION 3.18 - Material Contracts....................................................... 28
      SECTION 3.19 - Labor Matters............................................................ 29
      SECTION 3.20 - Insurance................................................................ 29
      SECTION 3.21 - Products................................................................. 29
      SECTION 3.22 - Amendment to Rights Agreement............................................ 29
      SECTION 3.23 - U.S. Brass Bankruptcy Proceeding......................................... 30
      SECTION 3.24 - Full Disclosure.......................................................... 30

                                    ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES
                    OF USI, SUPERHOLDCO AND THE MERGER SUBSIDIARIES........................... 31
      SECTION 4.1 - Organization and Qualification............................................ 31
      SECTION 4.2 - Capitalization of USI and its Subsidiaries................................ 31
      SECTION 4.3 - Authority Relative to this Agreement...................................... 33
      SECTION 4.4 - SEC Reports; Financial Statements......................................... 33
      SECTION 4.5 - Information Supplied...................................................... 34
      SECTION 4.6 - Consents and Approvals; No Violations..................................... 35
      SECTION 4.7 - No Default................................................................ 36
      SECTION 4.8 - No Undisclosed Liabilities; Absence of Changes............................ 36
      SECTION 4.9 - Litigation................................................................ 36
      SECTION 4.10 - Compliance with Applicable Law........................................... 36
      SECTION 4.11 - Employee Plans........................................................... 37
      SECTION 4.12 - Environmental Matters.................................................... 38
      SECTION 4.13 - Tax Matters.............................................................. 40



                                       ii

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                                                                                             Page
                                                                                             ----

      SECTION 4.14 - No Prior Activities...................................................... 42
      SECTION 4.15 - Brokers.................................................................. 42
      SECTION 4.16 - Accounting Matters....................................................... 42
      SECTION 4.17 - Absence of Certain Status................................................ 43
      SECTION 4.18 - Full Disclosure.......................................................... 43

                                    ARTICLE 5

                                       COVENANTS.............................................. 43
      SECTION 5.1 - Conduct of Business of Zurn and USI....................................... 43
      SECTION 5.2 - Preparation of S-4 and the Joint Proxy Statement.......................... 47
      SECTION 5.3 - No Solicitation........................................................... 47
      SECTION 5.4 - Letters of Accountants.................................................... 49
      SECTION 5.5 - Meetings.................................................................. 49
      SECTION 5.6 - Access to Information..................................................... 50
      SECTION 5.7 - Additional Agreements; Reasonable Best Efforts............................ 50
      SECTION 5.8 - Antitrust Reviews......................................................... 51
      SECTION 5.9 - Public Announcements...................................................... 51
      SECTION 5.10 - Indemnification; Directors' and Officers' Insurance...................... 52
      SECTION 5.11 - Notification of Certain Matters.......................................... 53
      SECTION 5.12 - Pooling.................................................................. 54
      SECTION 5.13 - Tax-Free Reorganization Treatment........................................ 54
      SECTION 5.14 - Company Affiliates....................................................... 55
      SECTION 5.15 - SEC Filings.............................................................. 55
      SECTION 5.16 - Employment and Employee Benefit Matters.................................. 55
      SECTION 5.17 - Location of Zurn Headquarters............................................ 58
      SECTION 5.18 - Redemption of Zurn Preferred Stock....................................... 58
      SECTION 5.19 - Refinancing.............................................................. 58
      SECTION 5.20 - Guarantee of Performance................................................. 59

                                    ARTICLE 6

                           CONDITIONS TO CONSUMMATION OF THE MERGERS.......................... 59
      SECTION 6.1 - Conditions to Each Party's Obligations to Effect the Mergers.............. 59
      SECTION 6.2 - Additional Conditions to the Obligation of Zurn........................... 60
      SECTION 6.3 - Additional Conditions to the Obligations of USI and the Merger
                           Subsidiaries....................................................... 60

                                    ARTICLE 7

                           TERMINATION; AMENDMENT; WAIVER..................................... 61



                                       iii
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                                                                                             Page
                                                                                             ----

      SECTION 7.1 - Termination............................................................... 61
      SECTION 7.2 - Effect of Termination..................................................... 63
      SECTION 7.3 - Fees and Expenses......................................................... 63
      SECTION 7.4 - Amendment................................................................. 65
      SECTION 7.5 - Extension; Waiver......................................................... 65

                                    ARTICLE 8

                                                   MISCELLANEOUS.............................. 65
      SECTION 8.1 - Nonsurvival of Representations and Warranties............................. 65
      SECTION 8.2 - Entire Agreement; Assignment.............................................. 65
      SECTION 8.3 - Notices................................................................... 66
      SECTION 8.4 - Governing Law............................................................. 67
      SECTION 8.5 - Descriptive Headings...................................................... 67
      SECTION 8.6 - Parties in Interest....................................................... 67
      SECTION 8.7 - Severability.............................................................. 67
      SECTION 8.8 - Specific Performance...................................................... 67
      SECTION 8.9 - Certain Definitions....................................................... 67
      SECTION 8.10 - Brokers.................................................................. 68
      SECTION 8.11 - Counterparts............................................................. 68




                                       iv
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

                          AGREEMENT AND PLAN OF MERGER


                  This AGREEMENT AND PLAN OF MERGER, dated as of February 16, 1998 (the "Agreement"), is among U.S. INDUSTRIES, INC., a Delaware corporation ("USI"), USI, INC., a Delaware corporation and a wholly-owned subsidiary of USI ("Superholdco"), BLUE MERGER CORP., a Delaware corporation and a wholly-owned subsidiary of Superholdco ("B-Sub"), ZORO MERGER CORP., a Pennsylvania corporation and a wholly-owned subsidiary of Superholdco ("Z-Sub"), and ZURN INDUSTRIES, INC., a Pennsylvania corporation ("Zurn").

                  WHEREAS, the Board of Directors of Zurn has determined that
(i) it is in the best interests of Zurn that Zurn become a subsidiary of Superholdco pursuant to the Zurn Merger (as defined in Section 1.1 hereof) upon the terms and conditions set forth herein and (ii) the Zurn Merger and the other transactions contemplated hereby are consistent with, and in furtherance of, its business strategies and goals;

                  WHEREAS, the Board of Directors of USI has determined that (i) it is fair to and in the best interests of its stockholders that USI become a subsidiary of Superholdco pursuant to the USI Merger (as defined in Section 1.1 hereof) upon the terms and conditions set forth herein and (ii) the USI Merger and the other transactions contemplated hereby are consistent with, and in furtherance of, its business strategies and goals;

                  WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition to USI's willingness to enter into this Agreement, Zurn and USI have entered into a Stock Option Agreement (the "Stock Option Agreement") attached as Annex A hereto;

                  WHEREAS, for United States federal income tax purposes, it is intended that the formation of Superholdco and the Mergers (as defined in Section 1.1 hereof) shall constitute one or more tax-free transactions under the Internal Revenue Code of 1986, as amended (the "Code"); and

                  WHEREAS, for accounting purposes, it is intended that the Mergers shall be accounted for in accordance with the Pooling of Interests Method of Accounting (as defined in Section 3.17 hereof);

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:


                                    ARTICLE 1

                                   THE MERGERS

                  SECTION 1.1 - The Mergers. Subject to and upon the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.2 hereof) (a) B-Sub shall be merged with and into USI in accordance with the Delaware General Corporation Law ("Delaware Law"), the separate corporate existence of B-Sub shall cease, and USI shall continue as the surviving corporation (the "USI Merger") and (b) Z-Sub shall be merged with and into Zurn in accordance with the Pennsylvania Business Corporation Law ("Pennsylvania Law"), the separate corporate existence of Z-Sub shall cease, and Zurn shall continue as the surviving corporation (the "Zurn Merger"). The USI Merger and the Zurn Merger are herein collectively referred to as the "Mergers" and each individually as a "Merger". USI and Zurn, as the surviving corporations after the Mergers, are herein sometimes collectively referred to as the "Surviving Corporations" and each individually as a "Surviving Corporation". B-Sub and Z-Sub are herein sometimes collectively referred to as the "Merger Subsidiaries" and each individually as a "Merger Subsidiary". Superholdco, USI, Zurn, B-Sub and Z-Sub are herein referred to collectively as the "Parties" and each individually as a "Party."

                  SECTION 1.2 - Effective Time. As promptly as practicable after the satisfaction or waiver of the conditions set forth in Article 6 hereof and the consummation of the Closing referred to in Section 1.9 hereof, the Parties shall cause the Mergers to be consummated concurrently by (a) filing a Certificate of Merger with the Secretary of State of the State of Delaware with respect to the USI Merger, in such form as required by, and executed in accordance with, the relevant provisions of Delaware Law and (b) filing Articles of Merger with the Department of State of the Commonwealth of Pennsylvania with respect to the Zurn Merger, in such form as required by, and executed in accordance with, the relevant provisions of Pennsylvania Law (the time of the later of such filings to occur being the "Effective Time").

                  SECTION 1.3 - Effect of the Mergers. At the Effective Time, the effect of the USI Merger shall be as provided in the applicable provisions of Delaware Law and the effect of the Zurn Merger shall be as provided in the applicable provisions of Pennsylvania

Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time (a) all the property, rights, privileges, powers and franchises of USI and B-Sub shall continue with, or vest in, as the case may be, USI as the Surviving Corporation of the USI Merger, and all debts, liabilities and duties of USI and B-Sub shall continue to be, or become, as the case may be, the debts, liabilities and duties of USI as the Surviving Corporation of the USI Merger and (b) all the property, rights, privileges, powers and franchises of Zurn and Z-Sub shall continue with, or vest in, as the case may be, Zurn as the Surviving Corporation of the Zurn Merger, and all debts, liabilities and duties of Zurn and Z-Sub shall continue to be, or become, as the case may be, the debts, liabilities and duties of Zurn as the Surviving Corporation of the Zurn Merger. At the Effective Time, each of the Surviving Corporations shall become a direct wholly-owned subsidiary of Superholdco.

                  SECTION 1.4 - Subsequent Actions. If, at any time after the Effective Time, either of the Surviving Corporations shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to continue in, vest, perfect or confirm of record or otherwise in such Surviving Corporation its right, title or interest in, to or under any of the rights, properties, privileges, franchises or assets of either of its constituent corporations or otherwise to carry out this Agreement, the officers and directors of such Surviving Corporation shall be directed and authorized to execute and deliver, in the name and on behalf of either of such constituent corporations, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties, privileges, franchises or assets in such Surviving Corporation or otherwise to carry out this Agreement.

                  SECTION 1.5 - Certificate or Articles of Incorporation, Bylaws and Directors and Officers of Surviving Corporations. Unless otherwise agreed by USI and Zurn before the Effective Time, at the Effective Time:

                  (a) the Certificate of Incorporation of USI shall be the Certificate of Incorporation of USI as a Surviving Corporation (except that the corporate name of USI shall be changed), and the Articles of Incorporation of Zurn shall be the Articles of Incorporation of Zurn as a Surviving Corporation, in each case as in effect immediately prior to the Effective Time and until thereafter amended as provided by law and such Certificate of Incorporation or Articles of Incorporation.

                  (b) the respective Bylaws of each of USI and Zurn shall be the Bylaws of USI and Zurn, respectively, as a Surviving Corporation in each case as in effect immediately prior to the Effective Time, in each case until thereafter amended as provided by law and the Certificate or Articles of Incorporation and such Bylaws; and

                  (c) the directors and officers of each of USI and Z-Sub immediately prior to the Effective Time shall continue to serve in their respective offices of their respective Surviving Corporation from and after the Effective Time, in each case until their successors are elected or appointed and qualified or until their resignation or removal. If, at the Effective Time, a vacancy shall exist on the Board of Directors or in any office of either of the Surviving Corporations, such vacancy may thereafter be filled in the manner provided by law and the Bylaws of such Surviving Corporation.

                  SECTION 1.6 - Certificate of Incorporation and Bylaws of Superholdco. Immediately prior to the Effective Time, USI shall cause the Certificate of Incorporation and Bylaws of Superholdco to be amended and restated to read as set forth in Annexes B and C hereto, respectively.

                  SECTION 1.7 - Corporate Identity. USI and Zurn agree that immediately after the Effective Time, the corporate name of Superholdco shall be changed to "U.S. INDUSTRIES, INC.".

                  SECTION 1.8 - Dividends. Each of USI and Zurn shall coordinate with the other the declaration of, and the setting of record dates and payment dates for, dividends on shares of its common stock so that holders thereof (i) do not receive dividends on both such shares and shares of Superholdco common stock received in connection with the applicable Merger in respect of any particular calendar quarter or (ii) fail to receive a dividend on either shares of common stock or Superholdco common stock received in connection with the applicable Merger in respect of any particular calendar quarter. Each Party hereby acknowledges that on January 19, 1998, Zurn declared a quarterly dividend of $0.10 per share of Zurn Common Stock payable to holders of record on March 20, 1998.

                  SECTION 1.9 - Closing of the Mergers. The closing of the Mergers (the "Closing") shall take place at a time and on a date to be specified by the Parties, which shall be the first business day on which all of the conditions set forth in Article 6 shall have been satisfied and waived (the "Closing Date"), at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153, unless another time, date or place is agreed to in writing by the Parties.

                                    ARTICLE 2

                  EFFECT ON STOCK OF SUPERHOLDCO, THE SURVIVING
                    CORPORATIONS AND THE MERGED CORPORATIONS

                  SECTION 2.1 - Conversion of Shares. The manner and basis of converting the shares of common stock of the Surviving Corporations and of the Merger Subsidiaries at the Effective Time shall be as hereinafter set forth in this Article 2.

                  SECTION 2.2 - Conversion of USI and Zurn Stock into Merger Consideration. (a) Each share of common stock, par value $0.01 per share, of USI ("USI Common Stock") issued and outstanding immediately before the Effective Time (excluding those held in the treasury of USI) and all rights in respect thereof, shall at the Effective Time, by virtue of the USI Merger and without any action on the part of any holder thereof, forthwith cease to exist and be converted into the right to receive one share of common stock, par value $0.01 per share ("Superholdco Common Stock"), of Superholdco (the "USI Merger Consideration") upon surrender of the certificate theretofore representing such share in accordance with this Agreement. The quotient obtained by dividing the number of shares of Superholdco Common Stock referred to in the preceding sentence by one is herein referred to as the "USI Exchange Ratio".

                  (b) Each share of common stock, par value $.50 per share, of Zurn ("Zurn Common Stock") issued and outstanding immediately before the Effective Time (excluding those held in the treasury of Zurn) and all rights in respect thereof, shall at the Effective Time, by virtue of the Zurn Merger and without any action on the part of any holder thereof, forthwith cease to exist and be converted into the right to receive 1.6 shares of Superholdco Common Stock (the "Zurn Merger Consideration") upon surrender of the certificate theretofore representing such share in accordance with this Agreement. The quotient obtained by dividing the number of shares of Superholdco Common Stock referred to in the preceding sentence by one is herein referred to as the "Zurn Exchange Ratio". The USI Exchange Ratio and the Zurn Exchange Ratio are herein referred to collectively as the "Exchange Ratios".

                  (c) Commencing immediately after the Effective Time, each certificate which, immediately prior to the Effective Time, represented issued and outstanding shares of USI Common Stock ("USI Shares") or Zurn Common Stock (the "Zurn Shares" and, together with the USI Shares, the "Shares"), shall evidence the right to receive the USI Merger Consideration or the Zurn Merger Consideration, as the case may be, on the basis hereinbefore set forth, but subject to the limitations set forth in Sections 2.3, 2.5 and 2.7 hereof.

                  SECTION 2.3 - Cancellation of Treasury Shares and of Outstanding Superholdco Common Stock. (a) At the Effective Time, each share of USI Common Stock held in the treasury of USI immediately prior to the Effective Time, and each share of Zurn Common Stock held in the treasury of Zurn immediately prior to the Effective Time, shall be canceled and retired and no shares of stock or other securities of Superholdco or either of the Surviving Corporations shall be issuable, and no payment or other consideration shall be made, with respect thereto.

                  (b) At the Effective Time, the shares of Superholdco Common Stock held by USI shall be canceled and retired and all consideration paid by USI in respect thereof shall be returned. No shares of stock or other securities of Superholdco or any other corporation shall be issuable, and no other payment or consideration shall be made, with respect to such shares of Superholdco Common Stock.

                  SECTION 2.4 - Conversion of Common Stock of the Merger Subsidiaries into Common Stock of the Surviving Corporations. (a) Each share of common stock, par value $0.01 per share, of B-Sub issued and outstanding immediately prior to the Effective Time, and all rights in respect thereof, shall at the Effective Time, by virtue of the USI Merger and without any action on the part of Superholdco, forthwith cease to exist and be converted into and become 1,000 validly issued, fully paid and nonassessable shares of common stock of USI, par value $0.01 per share (the "New USI Common Stock"). At any time after the Effective Time, upon surrender by Superholdco of the certificate formerly representing the shares of the common stock of B-Sub, USI, as a Surviving Corporation, shall deliver to Superholdco an appropriate certificate or certificates representing the shares of New USI Common Stock into which the shares of common stock of B-Sub owned by Superholdco were converted at the Effective Time.

                  (b) Each share of common stock, par value $0.01 per share, of Z-Sub issued and outstanding immediately prior to the Effective Time, and all rights in respect thereof, shall at the Effective Time, without any action on the part of Superholdco, forthwith cease to exist and be converted into and become 1,000 validly issued, fully paid and nonassessable shares of common stock of Zurn, par value $0.50 per share (the "New Zurn Common Stock"). At any time after the Effective Time and upon surrender by Superholdco of the certificate formerly representing the shares of the common stock of Z-Sub, Zurn as a Surviving Corporation, shall deliver to Superholdco an appropriate certificate or certificates representing the shares of New Zurn Common Stock into which the shares of common stock of Z-Sub owned by Superholdco were converted at the Effective Time.

                  SECTION 2.5 - Exchange of Shares Other Than Treasury Shares. Subject to the terms and conditions hereof, at or prior to the Effective Time, Superholdco shall appoint an exchange agent to effect the exchange of Shares for Superholdco Common Stock in accordance with the provisions of this Article 2 (the "Exchange Agent"). As promptly as practicable after the Effective Time, Superholdco shall deposit, or cause to be deposited, certificates representing the shares of Superholdco Common Stock to be issued upon the surrender for exchange of certificates theretofore representing Shares in accordance with the provisions of Section 2.2 hereof (such certificates, together with any dividends or distributions with respect thereto, being herein referred to collectively as the "Exchange Fund") and the Excess Shares (as defined in Section 2.7(b) hereof). Commencing immediately after the Effective Time and until the appointment of the Exchange Agent shall be terminated, each holder of a certificate or certificates theretofore representing Shares may surrender the same to the Exchange Agent, and, after the appointment of the Exchange Agent shall be terminated, any such holder may surrender any such certificate to Superholdco. Such holder shall be entitled upon such surrender to receive in exchange therefor a certificate or certificates representing the number of full shares of Superholdco Common Stock into which the Shares theretofore represented by the certificate or certificates so surrendered shall have been converted in accordance with the provisions of Section 2.2 hereof, together with a cash payment in lieu of fractional shares, if any, in accordance with Section 2.7 hereof, and all such shares of Superholdco Common Stock shall be deemed to have been issued at the Effective Time. From and after the Effective Time, until so surrendered and exchanged each outstanding certificate which theretofore represented issued and outstanding Shares (other than Shares to be canceled in accordance with Section 2.3) shall be deemed for all corporate purposes of Superholdco, other than the payment of dividends and other distributions, if any, to represent the right to receive the USI Merger Consideration or the Zurn Merger Consideration, as the case may be. Unless and until any such certificate theretofore representing Shares is so surrendered, no dividend or other distribution, if any, payable to the holders of record of Superholdco Common Stock as of any date subsequent to the Effective Time shall be paid to the holder of such certificate in respect thereof. Upon the surrender of any such certificate theretofore representing Shares, however, the record holder of the certificate or certificates representing shares of Superholdco Common Stock issued in exchange therefor shall receive from the Exchange Agent or from Superholdco, as the case may be, payment of the amount of dividends and other distributions, if any, which as of any date subsequent to the Effective Time and until such issuance shall have become payable with respect to such number of shares of Superholdco Common Stock ("Pre-Issuance Dividends"). No interest shall be payable with respect to the payment of Pre-Issuance Dividends upon the surrender of certificates theretofore representing Shares. After the appointment of the Exchange Agent shall have been terminated, such holders of Superholdco Common Stock which have not received payment of Pre-Issuance Dividends shall look only to Superholdco for payment thereof. Notwithstanding the foregoing provisions of this Section 2.5, neither the Exchange Agent nor any Party shall be liable to a holder of Shares for any Superholdco Common Stock or dividends or distributions thereon delivered to a public official pursuant to any applicable abandoned property, escheat or similar law or to a transferee pursuant to
Section 2.6 hereof.

                  SECTION 2.6 - Transfer Books. The stock transfer books of USI with respect to the USI Shares and the stock transfer books of Zurn with respect to the Zurn Shares shall each be closed at the Effective Time and no transfer of any Shares will thereafter be recorded on any of such stock transfer books. In the event of a transfer of ownership of Shares that is not registered in the stock transfer records of USI or Zurn, as the case may be, at the Effective Time, a certificate or certificates representing the number of full shares of Superholdco Common Stock that a holder of such number of Shares would be entitled to receive in accordance with this Article 2 shall be issued to the transferee together with a cash payment in lieu of fractional shares, if any, in accordance with Section 2.7 hereof, and a cash payment in the amount of Pre-Surrender Dividends, if any, in accordance with Section 2.5 hereof, if the certificate or certificates representing such Shares is or are surrendered as provided in Section 2.5 hereof, accompanied by all documents required to evidence and effect such transfer and by evidence of payment of any applicable stock transfer tax.

                  SECTION 2.7 - No Fractional Share Certificates. (a) No scrip or fractional share certificate for Superholdco Common Stock will be issued upon the surrender for exchange of certificates evidencing Shares, and an outstanding fractional share interest will not entitle the owner thereof to vote, to receive dividends or to any rights of a stockholder of Superholdco or of either of the Surviving Corporations with respect to such fractional share interest. The Parties acknowledge that payment of the cash consideration described below in lieu of the issuance of fractional shares was not separately bargained for consideration but merely represents a mechanical rounding off for purposes of simplifying the corporate and accounting problems which would otherwise be caused by the issuance of fractional shares.

                  (b) As promptly as practicable following the Effective Time, the Exchange Agent shall determine the excess of (i) the number of full shares of Superholdco Common Stock that would be issued and delivered to the Exchange Agent pursuant to Section 2.5 hereof but for the operation of Section 2.7(a) over (ii) the aggregate number of full shares of Superholdco Common Stock to be distributed to holders of Shares pursuant to Section 2.5 hereof giving effect to the operation of Section 2.7(a) (such excess being herein called the

"Excess Shares"). Following the Effective Time, the Exchange Agent, as agent for the holders of Shares, shall sell the Excess Shares at then prevailing prices on the NYSE, all in the manner provided in subsection (c) of this Section 2.7.

                  (c) The sale of the Excess Shares by the Exchange Agent shall be executed on the NYSE through one or more member firms of the NYSE and shall be executed in round lots to the extent practicable. The Exchange Agent shall use all reasonable efforts to complete the sale of the Excess Shares as promptly following the Effective Time as, in the Exchange Agent's reasonable judgment, is practicable consistent with obtaining the best execution of such sales in light of prevailing market conditions. Until the net proceeds of such sale or sales have been distributed to the holders of Shares, the Exchange Agent will hold such proceeds in trust for such holders (the "Common Shares Trust"). Superholdco shall pay all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent, incurred in connection with such sale of the Excess Shares. The Exchange Agent shall determine the portion of the Common Shares Trust to which each holder of shares shall be entitled, if any, by multiplying the amount of the aggregate net proceeds comprising the Common Shares Trust by a fraction, the numerator of which is the amount of fractional share interests to which such holder is entitled (after taking into account all Shares held at the Effective Time by such holder) and the denominator of which is the aggregate amount of fractional share interests to which all holders of Shares are entitled.

                  (d) Notwithstanding the provisions of subsections (b) and (c) of this Section 2.7, USI and Zurn may agree at their option, exercised prior to the Effective Time, in lieu of the issuance and sale of Excess Shares and the making of the payments contemplated in such subsections, to cause Superholdco to pay to the Exchange Agent an amount sufficient for the Exchange Agent to pay each holder of Shares an amount in cash equal to the product obtained by multiplying (i) the fractional share interest to which such holder would otherwise be entitled (after taking into account all Shares held at the Effective Time by such holder) by (ii) the closing price for a share of Superholdco Common Stock on the NYSE Composite Transaction Tape on the first business day immediately following the Effective Time, and, in such case, all reference herein to the cash proceeds of the sale of the Excess Shares and similar references shall be deemed to mean and refer to the payments calculated as set forth in this subsection (d). In such event, Excess Shares shall not be issued or otherwise transferred to the Exchange Agent pursuant to Section 2.5 hereof.

                  (e) As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Shares with respect to any fractional share interests, the

Exchange Agent shall make available such amounts, net of any required withholding, to such holders, subject to and in accordance with the terms of
Section 2.5 hereof.

                  (f) Any portion of the Exchange Fund and the Common Shares Trust which remains undistributed for six months after the Effective Time shall be delivered to Superholdco, upon demand, and any holders of Shares who have not theretofore complied with the provisions of this Article 2 shall thereafter look only to Superholdco for satisfaction of their claims for Superholdco Common Stock or any cash in lieu of fractional shares of Superholdco Common Stock and any Pre-Surrender Dividends.

                  SECTION 2.8 - Stock Options. (a) At the Effective Time, each option granted by USI to purchase shares of USI Common Stock, or by Zurn to purchase shares of Zurn Common Stock, which is outstanding and unexercised immediately prior to the Effective Time (collectively, "Options"), shall be assumed by Superholdco and converted into an option (a "Superholdco Option") to purchase shares of Superholdco Common Stock in such amount and at such exercise price as provided below and otherwise having the same terms and conditions as nearly as practicable as are in effect immediately prior to the Effective Time:

                  (i) the number of shares of Superholdco Common Stock to be subject to the Superholdco Option shall be equal to the product of (x) the number of shares of USI Common Stock or Zurn Common Stock subject to the original Option and (y) the USI Exchange Ratio (if the original Option related to USI Common Stock) or the Zurn Exchange Ratio (if the original Option related to Zurn Common Stock);

                  (ii) the exercise price per share of Superholdco Common Stock under the Superholdco Option shall be equal to (x) the exercise price per share of the USI Common Stock or Zurn Common Stock under the original Option divided by (y) the USI Exchange Ratio (if the original Option related to USI Common Stock) or the Zurn Exchange Ratio (if the original Option related to Zurn Common Stock); and

                  (iii) upon each exercise of Superholdco Options by a holder thereof, the aggregate number of shares of Superholdco Common Stock deliverable upon such exercise shall be rounded down, if necessary, to the nearest whole share and the aggregate exercise price shall be rounded up, if necessary, to the nearest cent.

The adjustments provided herein with respect to any Options which are "incentive stock options" (as defined in Section 422 of the Code) shall be effected in a manner consistent with Section 424(a) of the Code.

                  (b) Superholdco shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Superholdco Common Stock for delivery upon exercise of Superholdco Options in accordance with this
Section 2.8. At or prior to the Effective Time, Superholdco shall file a registration statement on Form S-8 (or any successor or other appropriate forms) with respect to the shares of Superholdco Common Stock subject to the Superholdco Options and shall use its reasonable best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as the Superholdco Options remain outstanding.

                  SECTION 2.9 - Restricted Stock. At the Effective Time, any shares of USI Common Stock awarded pursuant to any plan, arrangement or transaction, including, without limitation, the USI 1997 Restricted Stock Plan and the Amended USI Stock Option Plan, and outstanding immediately prior to the Effective Time shall be converted into the right to receive shares of Superholdco Common Stock in accordance with Section 2.2 hereof, and such shares of Superholdco Common Stock will be subject to the same terms, conditions and restrictions as were in effect with respect to such shares of USI Common Stock immediately prior to the Effective Time, except to the extent that such terms, conditions and restrictions may be altered in accordance with their terms as a result of the transactions contemplated hereby.

                  SECTION 2.10 - Certain Adjustments. If between the date of this Agreement and the Effective Time, the outstanding shares of USI Common Stock or Zurn Common Stock shall be changed into a different number of shares by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or any dividend payable in stock or other securities shall be declared thereon with a record date within such period, the applicable Exchange Ratio established pursuant to the provisions of Section 2.2 hereof shall be adjusted accordingly to provide to the holders of USI Common Stock and Zurn Common Stock the same economic effect as contemplated by this Agreement prior to such reclassification, recapitalization, split-up, combination, exchange or dividend.

                                    ARTICLE 3

                     REPRESENTATIONS AND WARRANTIES OF ZURN

                  Zurn hereby represents and warrants to USI and each Merger Subsidiary as follows:

                  SECTION 3.1 - Organization and Qualification.

                  (a) Zurn and each of its subsidiaries (as defined in Section 8.9) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not, individually or in the aggregate, have a Material Adverse Effect (as defined below) on Zurn. When used in connection with any Party to this Agreement, the term "Material Adverse Effect" means a material adverse effect on (i) the business, financial condition or results of operations of such Party and its subsidiaries, taken as whole, except effects that are generally applicable in the United States economy and/or the economy in any other region of the world which do not have a disproportionate effect on USI and its subsidiaries or Zurn and its subsidiaries (as the case may be) or (ii) the ability of such Party to consummate the transactions contemplated hereby without unreasonable delay.

                  (b) Except as set forth in Section 3.1(b) of the Disclosure Schedule previously delivered by Zurn to USI (the "Zurn Disclosure Schedule"), Zurn has no subsidiaries and does not own, directly or indirectly, beneficially or of record, any shares of capital stock or other security of any other entity or any other investment in any other entity.

                  (c) Zurn has heretofore made available to USI accurate and complete copies of the articles of incorporation and bylaws (or similar governing documents), as currently in effect, of Zurn and each of its subsidiaries. Each of Zurn and its subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing has not had and would not have a Material Adverse Effect on Zurn.

                  SECTION 3.2 - Capitalization of Zurn and its Subsidiaries.

                  (a) The authorized capital stock of Zurn consists of:
100,000,000 shares of Zurn Common Stock, of which, as of February 11, 1998, 12,787,707 shares were issued and outstanding, and 5,000,000 shares of preferred stock, par value $1.00 per share, of which, as of February 11, 1998, 1,956 shares of $1.00 Cumulative Convertible Preferred Stock, par value $1.00 per share ("Zurn Preferred Stock"), were issued and outstanding. Of the 5,000,000 shares of preferred stock authorized, 150,000 shares have been designated as Zurn Preferred Stock and 3,000,000 shares have been designated as Second Series Junior Participating Preferred Stock. All of the issued and outstanding shares of Zurn Common Stock and Zurn Preferred Stock have been validly issued, and are fully paid, nonassessable and free of preemptive rights. As of February 11, 1998, 1,464,625 shares of Zurn Common Stock were reserved for issuance and issuable upon or otherwise deliverable in connection with the exercise of outstanding options granted by Zurn to purchase shares of Zurn Common Stock issued pursuant to the Zurn stock incentive plans listed on Section 3.2(a) of the Zurn Disclosure Schedule (the "Zurn Stock Incentive Plans") and 3,912 shares of Zurn Common Stock were reserved for issuance and issuable upon conversion of the Zurn Preferred Stock in accordance with its terms. Since February 11, 1998, except as set forth on Section 3.2(a) of the Zurn Disclosure Schedule, no shares of Zurn's capital stock have been issued otherwise than pursuant to the exercise of options granted by Zurn to purchase shares of Zurn Common Stock already in existence on such date, upon the conversion of Zurn Preferred Stock or as expressly permitted by this Agreement and, since February 11, 1998, no options to purchase shares of Zurn Common Stock have been granted. Except as set forth above in this Section 3.2(a), Zurn Securities (as defined below) issued after the date hereof as expressly permitted by this Agreement, the rights (the "Rights") issued pursuant to the Rights Agreement, dated as of May 28, 1996, between Zurn and Society National Bank, as Rights Agent (the "Rights Agreement") and obligations with respect to employer matching contributions under 401(k) plans listed in Section 3.11(a) of the Zurn Disclosure Schedule, there are outstanding (i) no shares of capital stock or other voting securities of Zurn,
(ii) no securities of Zurn or its subsidiaries convertible into or exchangeable for shares of capital stock or voting securities of Zurn, (iii) no options or other rights to acquire from Zurn or its subsidiaries, and no other contract, understanding, arrangement or obligation (whether or not contingent) of Zurn or its subsidiaries to issue or sell, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Zurn and (iv) no equity equivalents, or interests in the ownership or earnings, of Zurn or its subsidiaries (including stock appreciation rights) (collectively, "Zurn Securities"). There are no contracts, understandings, arrangements or obligations (whether or not contingent) of Zurn or its subsidiaries to repurchase, redeem or otherwise acquire any Zurn Securities. Except as set forth in Section 3.2(a) of the Zurn Disclosure Schedule, there are no stockholder agreements, voting trusts or other agreements or understandings to which Zurn is a party or to which it is bound relating to the voting of any shares of capital stock of Zurn.

                  (b) Except as set forth in Section 3.2(b) of the Zurn Disclosure Schedule, (i) all of the outstanding capital stock of Zurn's subsidiaries is owned beneficially and of record by Zurn, directly or indirectly, free and clear of any Lien (as defined below) and (ii) there are no securities of Zurn or its subsidiaries convertible into or exchangeable for, no options or other rights to acquire from Zurn or its subsidiaries, and no other contract, understanding, arrangement or obligation (whether or not contingent) of Zurn or its subsidiaries to issue or sell any capital stock or other ownership interests in, or any other securities of, any subsidiary of Zurn. There are no contracts, understandings, arrangements or obligations (whether or not contingent) of Zurn or its subsidiaries to repurchase, redeem or otherwise acquire any outstanding shares of capital stock or other ownership interests in any subsidiary of Zurn. Except as set forth in Section 3.2(b) of the Zurn Disclosure Schedule, there are no stockholder agreements, voting trusts or other agreements or understandings to which Zurn or its subsidiaries is a party or to which it is bound relating to the voting of any shares of capital stock of any subsidiary of Zurn. For purposes of this Agreement, "Lien" means, with respect to any asset (including, without limitation, any security) any mortgage, lien, pledge, charge, security interest, or other encumbrance of any kind in respect of such asset.

                  SECTION 3.3 - Authority Relative to this Agreement

                  (a) Zurn has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Zurn (the "Zurn Board") and, assuming the accuracy of the representation and warranty set forth in Section 4.17, no other corporate proceedings on the part of Zurn are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than, with respect to Zurn Merger, the approval and adoption of this Agreement by the affirmative vote of the holders of a majority of the votes cast by the then outstanding shares of Zurn Common Stock and Zurn Preferred Stock, voting together as one class, at the meeting of Zurn stockholders referred to in
Section 5.5 hereof). This Agreement has been duly and validly executed and delivered by Zurn and constitutes a valid, legal and binding agreement of Zurn, enforceable against Zurn in accordance with its terms.

                  (b) The Zurn Board has, by unanimous vote of those present, duly and validly approved, and taken all corporate actions required to be taken by the Zurn Board for the consummation of the transactions contemplated hereby (including, without limitation, the Zurn Merger and the execution and delivery of the Stock Option Agreement) and resolved to recommend that the stockholders of Zurn approve and adopt this Agreement. Assuming the accuracy of the representation and warranty set forth in Section 4.17, none of the provisions of Section 2538 and Subchapters F (Business Combinations), G (Control - Share Acquisitions), I and J of Chapter 25 (including, without limitation, Sections 2555, 2564, 2582 and 2587 thereof) of the Pennsylvania Law and Article Seventh of the Zurn Articles of Incorporation, and to the knowledge of Zurn, no provision of any other Pennsylvania or other state takeover statute or similar statute or regulation, applies to the Zurn Merger, this Agreement, the Stock Option Agreement or any of the transactions contemplated hereby or thereby.

                  (c) The Zurn Common Stock is listed on the NYSE.

                  SECTION 3.4 - SEC Reports; Financial Statements.

                  (a) Zurn has filed all required forms, reports and documents with the Securities and Exchange Commission (the "SEC") since April 1, 1994, each of which has complied in all material respects with all applicable requirements of the Securities Act of 1933, as amended (the "Securities Act") and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), each as in effect on the dates such forms, reports and documents were filed. Zurn has heretofore delivered to USI, in the form filed with the SEC (including any amendments thereto), (i) its Annual Reports on Form 10-K for each of the fiscal years ended March 31, 1995, 1996 and 1997, (ii) all definitive proxy statements relating to Zurn's meetings of stockholders (whether annual or special) held since April 1, 1994 and (iii) all other reports or registration statements filed by Zurn with the SEC since April 1, 1994 (the "Zurn SEC Reports"). None of such forms, reports or documents, including, without limitation, any financial statements or schedules included or incorporated by reference therein, contained, when filed, any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Zurn included in the Zurn SEC Reports complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in conformity with GAAP (except, in the case of unaudited consolidated quarterly statements, which have been prepared in accordance with the instructions to Form 10-Q of the SEC and Article 10 of Regulation S-X) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), and fairly present the consolidated financial position of Zurn and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject, in the case of the unaudited interim financial statements, to normal, recurring year-end adjustments). Since March 31, 1997, except as set forth in the Zurn SEC Reports, there has not been any change, or any application or request for any change, by Zurn or any of its subsidiaries in accounting principles, methods or policies for financial accounting or tax purposes.

                  (b) Zurn has heretofore made available to USI a complete and correct copy of any material amendments or modifications, which have not yet been filed with the SEC, to agreements, documents or other instruments which previously had been filed by Zurn with the SEC pursuant to the Exchange Act.

                  SECTION 3.5 - Information Supplied. None of the information supplied or to be supplied by Zurn for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC by Superholdco in connection with the issuance of shares of Superholdco Common Stock in the Mergers (the "S-4") will, at the time the S-4 is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the joint proxy statement/prospectus relating to the meetings of Zurn's stockholders and the USI's stockholders to be held in connection with the Mergers and the offer by Superholdco of the shares of Superholdco Common Stock issuable upon conversion of the Shares and the other transactions contemplated hereby (the "Joint Proxy Statement") will, at the date mailed to stockholders of Zurn and USI and at the times of the meetings of stockholders of Zurn and USI to be held in connection with the Mergers, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time, any event with respect to Zurn, its officers and directors or any of its subsidiaries should occur which is required to be described in an amendment of, or a supplement to, the S-4 or the Joint Proxy Statement, Zurn shall promptly so advise USI and such event shall be so described, and such amendment or supplement (which USI shall have a reasonable opportunity to review) shall be promptly filed with the SEC and, as and to the extent required by law, disseminated to the stockholders of Zurn. The Joint Proxy Statement, insofar as it relates to the meeting of Zurn's stockholders to vote on Zurn Merger, will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made with respect to statements made or incorporated by reference therein based on information supplied by USI specifically for inclusion or incorporation by reference in such document.

                  SECTION 3.6 - Consents and Approvals; No Violations. Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Act, the Exchange Act, state securities or blue sky laws, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the filing and recordation of the Articles of Merger as required by the Pennsylvania Law and as otherwise set forth in Section 3.6 to the Zurn Disclosure Schedule, no filing with or notice to, and no permit, authorization, consent or approval of, any court or tribunal or administrative, governmental or regulatory body, agency or authority (a "Governmental Entity") is necessary for the execution and delivery by Zurn of this Agreement or the consummation by Zurn of the transactions contemplated hereby, except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice would not, individually or in the aggregate, have a Material Adverse Effect on Zurn. Except as set forth in Section 3.6 to the Zurn Disclosure Schedule, and assuming all filings, notifications, permits, authorizations, consents and approvals referred to in the immediately preceding sentence are duly and timely obtained or made, neither the execution, delivery and performance of this Agreement by Zurn nor the consummation by Zurn of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the respective certificate or articles of incorporation or bylaws (or similar governing documents) of Zurn or any of its subsidiaries, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of indemnification, termination, amendment, cancellation or acceleration or Lien) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Zurn or any of its subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound, or (iii) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to Zurn or any of its subsidiaries or any of their respective properties or assets, except in the case of (ii) and (iii) for violations, breaches or defaults which would not, individually or in the aggregate, have not had and would not have a Material Adverse Effect on Zurn.

                  SECTION 3.7 - No Default. None of Zurn or its subsidiaries is in default or violation (and no event has occurred which with or without due notice or the lapse of time or both would constitute a default or violation) of any term, condition or provision of (i) its articles of incorporation or bylaws (or similar governing documents), (ii) any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Zurn or any of its subsidiaries is now a party or by which any of them or any of their respective properties or assets may be bound or (iii) any order, writ, injunction, decree, law, statute, rule or regulation applicable to Zurn, its subsidiaries or any of their respective properties or assets, except in the case of (ii) and (iii) for violations, breaches or defaults which, individually or in the aggregate, have not had and would not have a Material Adverse Effect on Zurn.

                  SECTION 3.8 - No Undisclosed Liabilities; Absence of Changes. Except as and to the extent publicly disclosed by Zurn in the Zurn SEC Reports filed and publicly available prior to the date of this Agreement (the "Filed Zurn SEC Reports") and for any liabilities or obligations arising out of matters disclosed in Section 3.9 or 3.14 of the Zurn Disclosure Schedule, as of March 31, 1997, none of Zurn or its subsidiaries had any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, and whether due or to become due or asserted or unasserted, which would be required by GAAP to be reflected in, reserved against or otherwise described in the consolidated financial statements of Zurn (including the notes thereto) as of such date or which, individually or in the aggregate, has had or would have a Material Adverse Effect on Zurn. Except as publicly disclosed by Zurn in the Filed Zurn SEC Reports, since March 31, 1997, (i) the business of Zurn and its subsidiaries has been carried on in the ordinary course and (ii) there has not been any condition, event or occurrence (except for conditions, events or occurrences arising out of (A) matters disclosed in Section 3.9 or 3.14 of the Zurn Disclosure Schedule or (B) any actual or potential claim, proceeding or investigation, or any facts or circumstances underlying any such claim, proceeding or investigation, which have been disclosed in the Filed Zurn SEC Reports) which, individually or in the aggregate, has had or would have a Material Adverse Effect on Zurn.

                  SECTION 3.9 - Litigation. Except as publicly disclosed by Zurn in the Filed Zurn SEC Reports, publicly disclosed by Eljer Industries, Inc. ("Eljer") in any report, proxy statement, information statement or registration statement filed by Eljer with the SEC since April 1, 1994 (the "Eljer SEC Reports"), or disclosed in Section 3.9 of the Zurn Disclosure Schedule, there is no suit, claim, action, proceeding or investigation pending or, to the knowledge of Zurn, threatened against Zurn or any of its subsidiaries or any of their respective properties or assets which (a) individually or in the aggregate, has had or would have a Material Adverse Effect on Zurn or (b) questions the validity of this Agreement or any action to be taken by Zurn in connection with the consummation of the transactions contemplated hereby. Except as publicly disclosed by Zurn in the Filed Zurn SEC Reports or by Eljer in the Eljer SEC Reports, none of Zurn or its subsidiaries is subject to any outstanding order, writ, injunction or decree which, individually or in the aggregate, has had or would have a Material Adverse Effect on Zurn.

                  SECTION 3.10 - Compliance with Applicable Law. Except as publicly disclosed by Zurn in the Filed Zurn SEC Reports or by Eljer in the Eljer SEC Reports, Zurn and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "Zurn Permits"), except for failures to hold such permits, licenses, variances, exemptions, orders and approvals which, individually or in the aggregate, have not had and would not have a Material Adverse Effect on Zurn. Except as publicly disclosed by Zurn in the Filed Zurn SEC Reports or by Eljer in the Eljer SEC Reports, Zurn and its subsidiaries are in compliance with the terms of Zurn Permits, except where the failure so to comply, individually or in the aggregate, has not had and would not have a Material Adverse Effect on Zurn. Except as publicly disclosed by Zurn in the Filed Zurn SEC Reports or by Eljer in the Eljer SEC Reports, the businesses of Zurn and its subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, except that no representation or warranty is made in this
Section 3.10 with respect to Environmental Laws (as defined and addressed in Section 3.12(a)) and except for violations or possible violations which, individually or in the aggregate, have not had and would not have a Material Adverse Effect on Zurn. Except as publicly disclosed by Zurn in the Filed Zurn SEC Reports, or publicly disclosed by Eljer in the Eljer SEC Reports, no investigation or review by any Governmental Entity with respect to Zurn or its subsidiaries is pending or, to the knowledge of Zurn, threatened, nor, to the knowledge of Zurn, has any Governmental Entity indicated an intention to conduct the same, other than, in each case, those the outcome of which, individually or in the aggregate, have not had and would not have a Material Adverse Effect on Zurn.

                  SECTION 3.11 - Employee Plans.

                  (a) Section 3.11(a) of the Zurn Disclosure Schedule lists all "employee benefit plans," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and all other employee benefit plans or other benefit arrangements, including executive compensation, directors' benefit, bonus or other incentive compensation, severance and deferred compensation plans and practices which Zurn or any of its subsidiaries maintains, is a party to, contributes to or has any obligation to or liability for (each an "Employee Benefit Plan" and collectively, the "Employee Benefit Plans"), except Employee Benefit Plans mandated by law ("Statutory Plans").

                  (b) True, correct and complete copies or descriptions of each Employee Benefit Plan that is a salaried plan, except Statutory Plans, have been delivered to USI for review prior to the date hereof.

                  (c) As of the date hereof, except for exceptions which, individually or in the aggregate, have not had and would not have a Material Adverse Effect on Zurn, (i) all payments required to be made by or under any Employee Benefit Plan, any related trusts, or any collective bargaining agreement have been made; (ii) Zurn and its subsidiaries have performed all obligations required to be performed by them under any Employee Benefit Plan; (iii) the Employee Benefit Plans have been administered in compliance with their terms and, if applicable, the requirements of ERISA, the Code and other applicable laws; (iv) there are no actions, suits, arbitrations or claims (other than routine claims for benefit) pending or, to the knowledge of Zurn, threatened with respect to any Employee Benefit Plan; and
(v) Zurn and its subsidiaries have no liability as a result of any "prohibited transaction" (as defined in Section 406 of ERISA and Section 4975 of the Code) for any excise tax or civil penalty.

                  (d) Except as disclosed on Section 3.11(d) of the Zurn Disclosure Schedule, none of the Employee Benefit Plans is subject to Title IV of ERISA.

                  (e) Except for exceptions which, individually or in the aggregate, have not had and would not have a Material Adverse Effect on Zurn, Zurn and its subsidiaries have not incurred any unsatisfied withdrawal liability with respect to any Multiemployer Plan.

                  (f) Except for exceptions which, individually or in the aggregate, have not had and would not have a Material Adverse Effect on Zurn, each of the Pension Plans which is intended to be "qualified" within the meaning of Section 401(a) and 401(k), if applicable, and 501(a) of the Code has been determined by the Internal Revenue Service to be so "qualified" and Zurn knows of no fact which would adversely affect the qualified status of any such Pension Plan.

                  (g) Except as set forth on Section 3.11(g) of the Zurn Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment becoming due, or increase the amount of compensation due, to any current or former employee of Zurn or any of its subsidiaries; (ii) increase any benefits otherwise payable under any Employee Benefit Plan; or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

                  (h) If and to the extent applicable, no Employee Benefit Plan has or has incurred an accumulated funding deficiency within the meaning of
Section 302 of ERISA or Section 412 of the Code, nor has any waiver of the minimum funding standards of Section 302 of ERISA and Section 412 of the Code been requested of or granted by the IRS with respect to any Employee Benefit Plan, nor has any lien in favor of any such plan arisen under Section 412(n) of the Code or Section 302(f) of ERISA. Except as indicated on Schedule 3.11(h) of the Zurn Disclosure Schedule, no Plan that is a welfare benefit plan is self funded by Zurn. Except as disclosed on Schedule 3.11(h) of the Zurn Disclosure

Schedule and for exceptions which, individually or in the aggregate, have not had and would not have a Material Adverse Effect on Zurn, with respect to any insurance policy providing funding for benefits under any Employee Benefit Plan, there is no liability of Zurn in the nature of a retroactive rate adjustment, loss sharing arrangement, or other actual or contingent liability, there will be no such liability arising wholly or partially out of events occurring prior to the execution of this Agreement, nor would there be any such liability if Zurn cancelled such policy as of the date hereof.

                  SECTION 3.12 - Environmental Matters.  (a)  As used in this
Agreement:


                  (1) "Environmental Law" means any applicable federal, state or local law, statute, code, ordinance, rule, regulation or other governmental requirement from any U.S. or foreign jurisdiction concerning the Release (as defined herein), handling, storage, processing, transportation or other use of any solid waste, industrial waste or Hazardous Substance (as defined herein), as of the date hereof, including, by way of example but not limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. ss. 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. ss. 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. ss. 6901 et seq.), the Clean Water Act (42 U.S.C. ss. 7401 et seq.), the Clean Air Act (33 U.S.C. ss. 2601 et seq.), the Toxic Substances Control Act (15 U.S.C. ss. 2601 et seq.), and the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. ss. 136 et seq.) and the Occupational Safety and Health Act (29 U.S.C. ss. 651 et seq.), and the regulations promulgated pursuant thereto.

                  (2) "Environmental Claim" means any written notice of violation, action, claim, lien, demand, order, injunction, judgment, decree, ruling, assessment or arbitration award or directive (conditional or otherwise) by any Governmental Entity or any person for personal injury (including sickness, disease or death), tangible or intangible property damage, diminution in value, damage to the environment or natural resources, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or restrictions resulting from or based upon (a) the existence, or the continuation of the existence, of a Release (including, without limitation, sudden or non-sudden accidental or non-accidental Release) of, or exposure to, any Hazardous Substance, odor, audible noise, or any solid or industrial waste;
(b) the transportation, storage, treatment or disposal of solid waste, industrial waste or Hazardous Substances, in connection with the past or present operations of Zurn, any of its subsidiaries or, to the knowledge of Zurn, any of their respective predecessors or assigns; or (c) the violation, or alleged violation, of any Environmental Laws, orders, injunctions, judgments, decrees, rulings, assessments, arbitration awards, Environmental Permits or ruling, order or decision of any court arbitrator or Government Entity relating to Zurn and its environmental matters.

                  (3) "Environmental Permit" means any permit, approval, authorization, license, variance, registration, permit application, notification, program development and implementation, or permission required under any applicable Environmental Law.

                  (4) "Hazardous Substance" means any substance, material or waste which is regulated under any Environmental Law or by any applicable Governmental Entity in the jurisdictions in which Zurn or any subsidiary or any of their respective predecessors or assigns conducts or has conducted business, or the United States, including, without limitation, any material or substance which is defined as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste" or "restricted hazardous waste," "subject waste," "contaminant," "toxic waste," "toxic substance" or "residual waste" under any Environmental Law, including, but not limited to, radioactive materials, petroleum products, asbestos and polychlorinated biphenyls.

                  (5) "Property" means, with respect to any person or entity, any land, facility or operations currently or previously owned or otherwise used by such person or entity, any of its subsidiaries or any of their respective predecessors.

                  (6) "Release" means, with respect to any person or entity, any intentional or unintentional, continuous or intermittent release, spill, emission, seepage, leaking, pumping, uncontrolled loss, injection, deposit, disposal, discharge, dispersal, leaching or migration into the environment, or any building surface, or onto or from any Property of such person or entity of any Hazardous Substance, including the movement of any Hazardous Substance through or in the air, soil, surface water, ground water or otherwise.

                  (7) "Remedial Action" means, with respect to any person or entity, all actions, including, without limitation, any capital expenditures, required or voluntarily undertaken by such person or entity to (i) clean up, remove, treat, or in any other way address any Hazardous Substance or any other material required pursuant to applicable Environmental Law; (ii) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Substance or any other material required pursuant to applicable Environmental Law; (iii) perform pre-remedial studies and investigations or post-remedial monitoring and care including the conduct of risk assessments and negotiation with applicable governmental entities regarding Hazardous Substance or any other material required pursuant to applicable Environmental Law; or (iv) bring the Properties of such person or entity into compliance with all applicable Environmental Laws and Environmental Permits.

                  (b) Except as disclosed in any Filed Zurn SEC Report or any Eljer SEC Report, Zurn and each of its subsidiaries and its use of and operations at each Property is in compliance with all applicable Environmental Laws, except where the failure to so be in compliance, individually or in the aggregate, has not had and would not have a Material Adverse Effect on Zurn.

                  (c) Except as disclosed in any Filed Zurn SEC Report or any Eljer SEC Report, neither Zurn nor any of its subsidiaries or, to the knowledge of Zurn, any of their respective predecessors, has received any written communication from a court, Governmental Entity or any other person or entity that alleges that Zurn or any such subsidiary or predecessor is not in compliance, in all respects, with any Environmental Law or has liability thereunder, except with respect to failures to so be in compliance which, individually or in the aggregate, have not had and would not have a Material Adverse Effect on Zurn.

                  (d) Except as disclosed in any Filed Zurn SEC Report or any Eljer SEC Report, (i) none of the Properties or operations of Zurn or any of its subsidiaries or, to the knowledge of Zurn, any of their respective predecessors, is the subject of any investigation by any Governmental Entity, whether federal, state, local or foreign, with respect to (A) any Environmental Law, (B) any Remedial Action or (C) any Environmental Claim, which in each case, individually or in the aggregate, has had or would have a Material Adverse Effect on Zurn and
(ii) Zurn and each of its subsidiaries has filed all notices, obtained all Environmental Permits and conducted all Remedial Actions required under all Environmental Laws, except where the failure to file such notices, obtain such Environmental Permits or take such Remedial Actions, individually or in the aggregate, has not had and would not have a Material Adverse Effect on Zurn.

                  (e) Except as disclosed in any Filed Zurn SEC Report or any Eljer SEC Report, Zurn and each of its subsidiaries and, to the knowledge of Zurn, each of their respective predecessors, have filed all notices required to be filed by them under all Environmental Laws reporting any Release, except where failure to file such notices, individually or in the aggregate, has not had and would not have a Material Adverse Effect on Zurn.

                  (f) Except as disclosed in any Filed Zurn SEC Report or any Eljer SEC Report, neither Zurn nor any of its subsidiaries has any contingent liabilities with respect to its business or, to the knowledge of Zurn, that of its predecessors, in connection with any Hazardous Substance or Environmental Law which, individually or in the aggregate, have had or would have a Material Adverse Effect on Zurn.

                  (g) Except as disclosed in any Filed Zurn SEC Report or any Eljer SEC Report, underground storage tanks are not located on or under any Property for which Zurn or any of its subsidiaries would be responsible or potentially responsible under any Environmental Law and there have been no Releases of Hazardous Substances on, in or under any Property for which Zurn or any of its subsidiaries would be responsible or potentially responsible under any Environmental Law that in either case, individually or in the aggregate, have had or would have a Material Adverse Effect on Zurn.

                  (h) Except as disclosed in any Filed Zurn SEC Report or any Eljer SEC Report, none of Zurn, any of its subsidiaries or, to the knowledge of Zurn, any of their respective predecessors, is subject to any judicial, administrative or arbitral actions, suits, proceedings (public or private), written claims or governmental proceedings alleging the violation of any Environmental Law or Environmental Permit that, individually or in the aggregate, have had or would have a Material Adverse Effect on Zurn.

                  (i) Except as disclosed in any Filed Zurn SEC Report or any Eljer SEC Report, none of Zurn, any of its subsidiaries or, to the knowledge of Zurn, any of their respective predecessors, as a result of their respective past and current operations, has caused or permitted any Hazardous Substances to remain or be disposed of, either on or under any Property of Zurn or on any real property, otherwise than in compliance with all applicable Environmental Laws, in a manner that, individually or in the aggregate, has had or would have a Material Adverse Effect on Zurn.

                  SECTION 3.13 - Tax Matters. Except as disclosed in Section
3.13 of the Zurn Disclosure Schedule or as disclosed in any Filed Zurn SEC Document or any Eljer SEC Report:

                  (a) Subject to such exceptions which, individually or in the aggregate, have not had and would not have a Material Adverse Effect on Zurn,
(i) Zurn and each of its subsidiaries, and each affiliated group (within the meaning of Section 1504 of the Code) of which Zurn or any of its subsidiaries is or has been a member, has timely filed all federal income tax returns and all other Tax (as defined below) returns and reports required to be filed by it,
(ii) all such Tax returns are complete and correct in all respects and (iii) Zurn and each of its subsidiaries has paid (or Zurn has paid on its subsidiaries' behalf) all Taxes due in respect of the taxable periods covered by such Tax returns. Zurn has previously delivered to USI copies of all U.S. federal income Tax returns filed by Zurn and each of its subsidiaries for their taxable years ended in 1996 and 1997. For purposes of this Agreement, (i) "Tax" or "Taxes" shall mean all taxes, charges, fees, imposts, levies, gaming or other assessments, including, without limitation, all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties, fees, assessments and charges of any kind whatsoever, together with any interest and any penalties, fines, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign) and shall include any transferee liability in respect of taxes, any liability in respect of taxes imposed by contract, tax sharing agreement, tax indemnity agreement or any similar agreement and (ii) "Tax returns" shall mean any report, return, document, declaration or any other information or filing required to be supplied to any taxing authority or jurisdiction (foreign or domestic) with respect to Taxes, including without limitation, information returns, any document with respect to or accompanying payments or estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return document, declaration or other information.

                  (b) Subject to such exceptions which, individually or in the aggregate, have not had and would not have a Material Adverse Effect on Zurn, no deficiencies for any Taxes have been proposed, asserted or assessed against Zurn or any of its subsidiaries that have not been fully paid or adequately provided for in the appropriate financial statements of Zurn and its subsidiaries.

                  (c) Subject to such exceptions which, individually or in the aggregate, have not had and would not have a Material Adverse Effect on Zurn,
(i) no requests for waivers of the time to assess any Taxes are pending, and no power of attorney with respect to any Taxes has been executed or filed with any taxing authority and (ii) no issues relating to Taxes have been raised in writing by the relevant taxing authority during any pending audit or examination. The federal income Tax returns of Zurn and each of its subsidiaries consolidated in such Tax returns have been reviewed by the Internal Revenue Service for all years through its fiscal year ended March 31, 1994.

                  (d) Subject to such exceptions which, individually or in the aggregate, have not had and would not have a Material Adverse Effect on Zurn, no Liens for Taxes exist with respect to any assets or properties of Zurn or any of its subsidiaries, except for statutory liens for Taxes not yet due.

                  (e) None of Zurn or any of its subsidiaries is a party to or is bound by any Tax sharing agreement, Tax indemnity obligation or similar agreement, arrangement or practice with respect to Taxes (including any advance pricing agreement, closing agreement or other agreement relating to Taxes with any taxing authority).

                  (f) None of Zurn or any of its subsidiaries has taken or agreed to take any action that would prevent the Zurn Merger from constituting a reorganization qualifying under the provisions of Section 368(a) of the Code.

                  (g) There is no employment, severance or termination agreement, other compensation arrangement or Employee Benefit Plan currently in effect which provide for the payment of any amount (whether in cash or property or the vesting of property) solely as a result of the consummation of the transactions contemplated by this Agreement to occur prior to or concurrently with the Effective Time that would not be deductible by reason of Sections 280G or 162(m) of the Code.

                  (h) Subject to such exceptions which, individually or in the aggregate, have not had and would not have a Material Adverse Effect on Zurn, Zurn and its subsidiaries have complied with all applicable laws, rules and regulations relating to the payment and withholding of Taxes.

                  (i) Subject to such exceptions which, individually or in the aggregate, have not had and would not have a Material Adverse Effect on Zurn, no federal, state, local or foreign audits or other administrative proceedings or court proceedings are presently pending with regard to any federal income or material state, local or foreign Taxes or Tax returns of Zurn or its subsidiaries and neither Zurn nor any of its subsidiaries has received a written notice of any pending audit or proceeding.

                  (j) Neither Zurn nor any of its subsidiaries has agreed to or is required to make any adjustment under Section 481(a) of the Code.

                  (k) Neither Zurn nor any of its subsidiaries has (i) with regard to any assets or property held or acquired by any of them, filed a consent to the application of Section 341(f) of the Code or agreed to have
Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by Zurn or any of its subsidiaries, (ii) executed or entered into a closing agreement pursuant to Section 7121 of the Code or any similar provision of state, local or foreign law or (iii) received or filed any requests for rulings or determinations in respect of any Taxes within the last five years.

                  (l) No property owned by Zurn or any of its subsidiaries (i) is property required to be treated as being owned by another Person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986; (ii) constitutes "tax exempt use property" within the meaning of Section 168(h)(1) of the Code; or (iii) is "tax exempt bond financed property" within the meaning of Section 168(g) of the Code.

                  (m) Zurn and each of its subsidiaries are not currently, have not been within the last five years, and do not anticipate becoming a "United States real property holding company" within the meaning of Section 897(c) of the Code.

                  (n) No subsidiary of Zurn owns any Shares.

                  SECTION 3.14 - Intangible Property. Subject to such exceptions which, individually or in the aggregate, have not had and would not have a Material Adverse Effect on Zurn, Zurn and its subsidiaries own or possess adequate licenses or other valid rights to use all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, copyrights, service marks, trade secrets, applications for trademarks and for service marks, know-how and other proprietary rights and information used or held for use in connection with the business of Zurn and its subsidiaries as currently conducted or as contemplated to be conducted, and, except as set forth in the Filed Zurn SEC Reports, the Eljer SEC Reports or Section 3.14 of the Zurn Disclosure Schedule, Zurn is unaware of any assertion or claim challenging the validity or enforceability of any of the foregoing which, individually or in the aggregate, has had or would have a Material Adverse Effect on Zurn. Except as disclosed in
Section 3.14 of the Zurn Disclosure Schedule or in any Filed Zurn SEC Report or Eljer SEC Report and subject to such exceptions which, individually or in the aggregate, have not had and would not have a Material Adverse Effect on Zurn, there have been no claims made or notices that the manufacture and sale of any of Zurn's products infringes the patents of any third party.

                  SECTION 3.15 - Opinion of Financial Advisor. BT Wolfensohn (the "Zurn Financial Advisor") has delivered to the Zurn Board its opinion, dated the date of this Agreement, to the effect that, as of such date, the Zurn Merger Consideration is fair to the holders of Zurn Common Shares from a financial point of view, and such opinion has not been withdrawn or adversely modified.

                  SECTION 3.16 - Brokers. No broker, finder or investment banker (other than the Zurn Financial Advisor, a true and correct copy of whose engagement agreement has been provided to USI) is entitled to any brokerage, finder's or other fee or commission or expense reimbursement in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of Zurn or any of its affiliates.

                  SECTION 3.17 - Accounting Matters. Neither Zurn nor, to its knowledge, any of its affiliates or stockholders, has taken or agreed to take any action that would prevent Superholdco from accounting for the transactions to be effected pursuant to Article 1 of this Agreement in accordance with the pooling of interests method of accounting under the requirements of the Accounting Principles Board Opinion No. 16 "Business Combinations", as amended by applicable pronouncements by the Financial Accounting Standards Board, the Emerging Issues Taskforce and the SEC (the "Pooling of Interests Method of Accounting"). Zurn has not failed to bring to the attention of USI any actions, or agreements or understandings, whether written or oral, that would be reasonably likely to prevent Superholdco from accounting for the transactions to be effected pursuant to Article 1 of this Agreement in accordance with the Pooling of Interests Method of Accounting.

                  SECTION 3.18 - Material Contracts.

                  (a) Zurn has delivered or otherwise made available to USI true, correct and complete copies of all contracts and agreements (and all amendments, modifications and supplements thereto and all side letters to which Zurn is a party affecting the obligations of any party thereunder) to which Zurn or any of its subsidiaries is a party or by which any of its properties or assets are bound that are material to the business, properties or assets of Zurn and its subsidiaries taken as a whole, including, without limitation, to the extent any of the following is material to the business, properties or assets of Zurn and its subsidiaries taken as a whole: (i) any employment, product design or development, personal services, consulting, non-competition, severance or indemnification contracts (including, without limitation, any contract to which Zurn or any of its subsidiaries is a party involving employees of Zurn or any of its subsidiaries); (ii) any licensing, merchandising or distribution agreements;
(iii) any contract granting a right of first refusal or first negotiation; (iv) any partnership or joint venture agreements; (v) any agreement for the acquisition, sale, lease or other disposition of material properties or assets of Zurn or its subsidiaries or predecessors (by merger, purchase or sale of assets or stock or otherwise) entered into since January 1, 1992; (vi) any contract or agreement with any Governmental Entity; and (vii) any commitment or agreement to enter into any of the foregoing (collectively, the "Contracts").

                  (b) Each of the Contracts is valid and enforceable in accordance with its terms, and there is no default under any Contract either by Zurn or, to the knowledge of Zurn, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by Zurn or, to the knowledge of Zurn, any other party, in any such case in which such default or event, individually or in the aggregate, has had or would have a Material Adverse Effect on Zurn.

                  (c) No party to any such Contract has given notice to Zurn of or made a claim against Zurn with respect to any breach or default thereunder, in any such case in which such breach or default, individually or in the aggregate, has had or would have a Material Adverse Effect on Zurn.

                  SECTION 3.19 - Labor Matters. As of the date of this Agreement, except as set forth in Section 3.19 of the Zurn Disclosure Schedule, neither Zurn nor any of its subsidiaries is a party to any employment, severance compensation, labor or collective bargaining agreement and there are no employment, severance compensation, labor or collective bargaining agreements which pertain to employees of Zurn or any of its subsidiaries. As of the date of this Agreement, no labor organization or group of employees of Zurn or any of its subsidiaries has made a pending written demand for recognition or certification.

                  SECTION 3.20 - Insurance. As of the date of this Agreement, each of Zurn and its subsidiaries is, and has been continuously since January 1, 1994, insured with financially responsible insurers in such amounts and against such risks and losses as are customary for companies conducting the business as conducted by Zurn and its subsidiaries during such time period. Except as set forth in the Filed Zurn SEC Reports or the Eljer SEC Reports and subject to such exceptions which, individually or in the aggregate, have not had and would not have a Material Adverse Effect on Zurn, (i) since January 1, 1994, neither Zurn nor any of its subsidiaries has received notice of cancellation or termination (or a denial of coverage) with respect to any material insurance policy of Zurn or its subsidiaries and (ii) the insurance policies of Zurn and its subsidiaries are valid and enforceable policies.

                  SECTION 3.21 - Products. Except as otherwise disclosed in the Filed Zurn SEC Reports or the Eljer SEC Reports and subject to such exceptions which, individually or in the aggregate, have not had and would not have a Material Adverse Effect on Zurn, (i) each of the products currently or formerly produced or sold by Zurn or its subsidiaries (A) complies or complied, as the case maybe, with all applicable federal, state, local and foreign laws and regulations and (B) conforms or conformed, as the case may be, to any promises or affirmations of fact made on the container or label for such product or in connection with its sale and (ii) there are no defects in any such product that would adversely affect the functioning thereof in accordance with any published specifications therefor.

                  SECTION 3.22 - Amendment to Rights Agreement. Concurrently with the execution and delivery of this Agreement, the Zurn Board has taken all necessary action to approve, and Zurn has duly executed, an amendment to the Rights Agreement which provides that (a) notwithstanding anything in the Rights Agreement to the contrary, (i) no

Distribution Date (as defined in the Rights Agreement) will occur, (ii) neither USI nor Superholdco will be an Acquiring Person (as defined in the Rights Agreement), and (iii) no Stock Acquisition Date (as defined in the Rights Agreement) will occur, solely as a result of the approval, execution or delivery of this Agreement or the consummation of the transactions contemplated hereby and (b) the Expiration Date (as defined in the Rights Agreement) of the Rights shall occur immediately prior to the Effective Time, and Zurn will cause such amendment to be delivered to the Rights Agent (as defined in the Rights Agreement) in accordance with Section 26 of the Rights Agreement as promptly as practicable. Except as set forth in the preceding sentence in connection with the transactions contemplated by this Agreement, the Rights Agreement may not be amended by Zurn without the prior written consent of USI in its sole discretion.

                  SECTION 3.23 - U.S. Brass Bankruptcy Proceeding. As of the date of this Agreement, a case pursuant to Chapter 11 of Title 11, United States Code, is pending for United States Brass Corporation ("U.S. Brass"), Case No. 94-40823-S, in the United States Bankruptcy Court for the Eastern District of Texas. The case has not been converted to a Chapter 7 proceeding and no trustee or examiner has been appointed. U.S. Brass, together with Eljer Industries, Inc. and Eljer Manufacturing, Inc., have proposed a Fourth Amended Plan of Reorganization (the "Plan"), all amendments or modifications of which have been furnished to USI. After a confirmation hearing which concluded on January 29, 1998, the Bankruptcy Court indicated that it would confirm the Plan in its entirety. No order of confirmation has been entered as of the date of this Agreement.

                  SECTION 3.24 - Full Disclosure. None of the representations or warranties of Zurn contained in this Article 3 nor any of the disclosures contained in the Zurn Disclosure Schedule contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements contained herein or therein, in light of the circumstances under which they are to be made, not misleading, subject to such exceptions which, individually or in the aggregate, have not had and would not have a Material Adverse Effect on Zurn.

                                    ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES
                 OF USI, SUPERHOLDCO AND THE MERGER SUBSIDIARIES

                  USI, Superholdco and each Merger Subsidiary hereby represents and warrants to Zurn as follows:

                  SECTION 4.1 - Organization and Qualification.

                  (a) Each of USI, Superholdco, the Merger Subsidiaries and USI's other subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority, individually or in the aggregate, has not had and would not have a Material Adverse Effect on USI.

                  (b) USI has heretofore delivered to Zurn accurate and complete copies of the articles of incorporation and bylaws, as currently in effect, of USI, Superholdco and each of the Merger Subsidiaries. Each of USI, Superholdco, the Merger Subsidiaries and USI's other subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing, individually or in the aggregate, has not had and would not have a Material Adverse Effect on USI.

                  SECTION 4.2 - Capitalization of USI and its Subsidiaries.

                  (a) The authorized capital stock of USI consists of 200,000,000 shares of USI Common Stock, of which, as of February 11, 1998, 77,013,920 shares were issued and outstanding, and 50,000,000 shares of preferred stock, $.01 par value per share, no shares of which were issued and outstanding as of such date. All of the issued and outstanding shares of USI Common Stock have been validly issued, and are fully paid, nonassessable and free of preemptive rights. As of February 11, 1998, 3,803,750 shares of USI Common Stock were reserved for issuance and issuable upon or otherwise deliverable in connection with the exercise of outstanding options granted by USI to purchase shares of USI Common Stock issued pursuant to the USI stock incentive plans listed on Section 4.2(a) of the Disclosure

Schedule previously delivered by USI to Zurn (the "USI Disclosure Schedule"). Since February 11, 1998, no shares of USI's capital stock have been issued otherwise than pursuant to the exercise of options granted by USI to purchase shares of USI Common Stock already in existence on such date or as expressly permitted by this Agreement and, since February 11, 1998, no options to purchase shares of USI Common Stock have been granted. Except as set forth above in this
Section 4.2(a), as of the date hereof there are outstanding (i) no shares of capital stock or voting securities of USI (ii) no securities of USI or its subsidiaries convertible into or exchangeable for shares of capital stock or voting securities of USI, (iii) no options or other rights to acquire from USI or its subsidiaries, and no other contract, understanding, arrangement or obligation (whether or not contingent) of USI or its subsidiaries to issue or sell, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of USI and (iv) no equity equivalents, or interests in the ownership or earnings of USI, including stock appreciation rights (collectively, "USI Securities"). There are no contracts, understandings, arrangements or obligations (whether or not contingent) of USI or any of its subsidiaries to repurchase, redeem or otherwise acquire any USI Securities. There are no stockholder agreements, voting trusts or other agreements or understandings to which USI is a party or to which it is bound relating to the voting of any shares of capital stock of USI.

                  (b) Except for minority equity interests in indirect foreign subsidiaries of USI which, individually or in the aggregate, are not material to USI and its subsidiaries taken as a whole, all of the outstanding capital stock of USI's subsidiaries (including Superholdco and the Merger Subsidiaries) is owned by USI, directly or indirectly, free and clear of any Lien. There are no securities of USI or its subsidiaries convertible into or exchangeable for, no options or other rights to acquire from USI or its subsidiaries, and no other contract, understanding, arrangement or obligation (whether or not contingent) of USI or its subsidiaries to issue or sell any capital stock or other ownership interests in, or any other securities of, any subsidiary of USI. There are no contracts, understandings, arrangements or obligations (whether or not contingent) of USI or its subsidiaries to repurchase, redeem or otherwise acquire any outstanding shares of capital stock or other ownership interests in any subsidiary of USI.

                  (c) All of the issued and outstanding capital stock of Superholdco is duly authorized, validly issued, fully paid and nonassessable, and is owned by USI free and clear of any Lien. All of the issued and outstanding capital stock of each of B-Sub and Z-Sub is duly authorized, validly issued, fully paid and nonassessable, and is owned by Superholdco free and clear of any Lien.

                  SECTION 4.3 - Authority Relative to this Agreement. (a) Each of USI, Superholdco and each Merger Subsidiary has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Boards of Directors of USI, Superholdco and each Merger Subsidiary, by USI as the sole stockholder of Superholdco and by Superholdco as the sole stockholder of each of B-Sub and Z-Sub and no other corporate proceedings on the part of USI, Superholdco or either of the Merger Subsidiaries is necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than the affirmative vote of the holders of a majority of the then outstanding shares of USI Common Stock entitled to vote thereon which are present in person or represented by proxy at the meeting of USI stockholders referred to in Section 5.5 hereof). This Agreement has been duly and validly executed and delivered by each of USI, Superholdco and each Merger Subsidiary and constitutes a valid, legal and binding agreement of each of USI, Superholdco and each Merger Subsidiary, enforceable against each of USI, Superholdco and each Merger Subsidiary in accordance with its terms.

                  (b) The Board of Directors of USI (the "USI Board") has, by unanimous vote of those present, duly and validly approved, and taken all corporate actions required to be taken by the USI Board for the consummation of the transactions contemplated hereby (including, without limitation, the USI Merger) and resolved to recommend that the stockholders of USI approve and adopt this Agreement.

                  (c) The USI Common Stock is listed on the NYSE.

                  SECTION 4.4 - SEC Reports; Financial Statements.

                  (a) USI has filed all required forms, reports and documents with the SEC since May 31, 1995, each of which has complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act, each as in effect on the dates such forms, reports and documents were filed. USI has heretofore made available to Zurn, in the form filed with the SEC (including any amendments thereto), (i) its Annual Reports on Form 10-K for each of the fiscal years ended on the Saturday closest to September 30, 1995, 1996 and 1997, (ii) all definitive proxy statements relating to USI's meetings of stockholders (whether annual or special) held since May 31, 1995 and (iii) all other reports or registration statements filed by USI with the SEC since May 31, 1995 (the "USI SEC Reports"). None of such forms, reports or documents, including, without limitation, any financial statements or schedules included or incorporated by reference therein, contained, when filed, any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of USI included in the USI SEC Reports complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto have been prepared, in conformity with GAAP (except, in the case of unaudited consolidated quarterly statements, which have been prepared in accordance with the instructions to Form 10-Q of the SEC and Article 10 of Regulation S- X) applied on a consistent basis during the periods presented (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of USI and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments). Since September 28, 1997, except as set forth in the USI SEC Reports, there has not been any change, or any application or request for any change, by USI or any of its subsidiaries in accounting principles, methods or policies for financial accounting or tax purposes.

                  (b) USI has heretofore made available to Zurn a complete and correct copy of any material amendments or modifications, which have not yet been filed with the SEC, to agreements, documents or other instruments which previously had been filed by USI with the SEC pursuant to the Exchange Act.

                  SECTION 4.5 - Information Supplied. None of the information supplied or to be supplied by USI or any of the Merger Subsidiaries for inclusion or incorporation by reference in (i) the S-4 will, at the time the S-4 is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Joint Proxy Statement will, at the date mailed to stockholders of Zurn and USI and at the times of the meetings of stockholders of Zurn and USI to be held in connection with the Mergers, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time, any event with respect to USI, its officers and directors or any of its subsidiaries should occur which is required to be described in an amendment of, or a supplement to, the S-4 or the Joint Proxy Statement, USI shall promptly so advise Zurn and such event shall be so described, and such amendment or supplement (which Zurn shall have a reasonable opportunity to review) shall be promptly filed with the SEC and, as and to the extent required by law, disseminated to the stockholders of USI. The S-4 will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations thereunder and the Joint Proxy

Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made with respect to statements made or incorporated by reference therein based on information supplied by Zurn specifically for inclusion or incorporation by reference in such document.

                  SECTION 4.6 - Consents and Approvals; No Violations. Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Act, the Exchange Act, state securities or blue sky laws, the HSR Act, the filing and recordation of the Certificate of Merger as required by Delaware Law and the Articles of Merger as required by Pennsylvania Law and as otherwise set forth in Section 4.6 to the USI Disclosure Schedule, no filing with or notice to, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the execution and delivery by USI, Superholdco or either of the Merger Subsidiaries of this Agreement or the consummation by USI, Superholdco or either of the Merger Subsidiaries of the transactions contemplated hereby, except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice would not, individually or in the aggregate, have a Material Adverse Effect on USI. Except as set forth in Section
4.6 of the USI Disclosure Schedule, and assuming all filings, notifications, permits, authorizations, consents and approvals referred to in the immediately preceding sentence are duly and timely obtained or made, neither the execution, delivery and performance of this Agreement by USI, Superholdco or any of the Merger Subsidiaries nor the consummation by USI, Superholdco or any of the Merger Subsidiaries of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the respective certificate of incorporation or bylaws (or similar governing documents) of USI, Superholdco or either of the Merger Subsidiaries or any of USI's other subsidiaries, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of indemnification, termination, amendment, cancellation or acceleration or Lien) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which USI, Superholdco or either of the Merger Subsidiaries or any of USI's other subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound or (iii) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to USI, Superholdco or either of the Merger Subsidiaries or any of USI's other subsidiaries or any of their respective properties or assets, except in the case of (ii) and (iii) for violations, breaches or defaults which, individually or in the aggregate, have not had and would not have a Material Adverse Effect on USI.

                  SECTION 4.7 - No Default. None of USI or its subsidiaries is in default or violation (and no event has occurred which with or without due notice or the lapse of time or both would constitute a default or violation) of any term, condition or provision of (i) its certificate or articles of incorporation or bylaws (or similar governing documents), (ii) any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which USI or any of its subsidiaries is now a party or by which any of them or any of their respective properties or assets may be bound or
(iii) any order, writ, injunction, decree, law, statute, rule or regulation applicable to USI, its subsidiaries or any of their respective properties or assets, except in the case of (ii) and (iii) for violations, breaches or defaults which, individually or in the aggregate, have not had and would not have a Material Adverse Effect on USI.

                  SECTION 4.8 - No Undisclosed Liabilities; Absence of Changes. Except as and to the extent publicly disclosed by USI in the USI SEC Reports filed and publicly available prior to the date of this Agreement (the "Filed USI SEC Reports"), as of September 28, 1997, none of USI or its subsidiaries had any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, and whether due or to become due or asserted or unasserted, which would be required by GAAP to be reflected in, reserved against or otherwise described in the consolidated balance sheet of USI (including the notes thereto) as of such date or which, individually or in the aggregate, have had or would have a Material Adverse Effect on USI. Except as publicly disclosed by USI in the Filed USI SEC Reports, since September 28, 1997, the business of USI and its subsidiaries has been carried on in the ordinary course and there has not been any condition, event or occurrence which, individually or in the aggregate, has had or would have a Material Adverse Effect on USI.

                  SECTION 4.9 - Litigation. Except as publicly disclosed by USI in the Filed USI SEC Reports, there is no suit, claim, action, proceeding or investigation pending or, to the knowledge of USI, threatened against USI or any of its subsidiaries or any of their respective properties or assets which (a) individually or in the aggregate, would have a Material Adverse Effect on USI or
(b) questions the validity of this Agreement or any action to be taken by USI in connection with the consummation of the transactions contemplated hereby. Except as publicly disclosed by USI in the Filed USI SEC Reports, none of USI or its subsidiaries is subject to any outstanding order, writ, injunction or decree which, individually or in the aggregate, has had or would have a Material Adverse Effect on USI.

                  SECTION 4.10 - Compliance with Applicable Law. Except as publicly disclosed by USI in the Filed USI SEC Reports, USI and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "USI Permits"), except for failures to hold such permits, licenses, variances, exemptions, orders and approvals which, individually or in the aggregate, have not had and would not have a Material Adverse Effect on USI. Except as publicly disclosed by USI in the Filed USI SEC Reports, USI and its subsidiaries are in compliance with the terms of the USI Permits, except where the failure so to comply, individually or in the aggregate, has not had and would not have a Material Adverse Effect on USI. Except as publicly disclosed by USI in the Filed USI SEC Reports, the businesses of USI and its subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity except for violations or possible violations which, individually or in the aggregate, have not had and would not have a Material Adverse Effect on USI. Except as publicly disclosed by USI in the Filed USI SEC Reports, no investigation or review by any Governmental Entity with respect to USI or its subsidiaries is pending or, to the knowledge of USI, threatened, nor to the knowledge of USI, has any Governmental Entity indicated an intention to conduct the same, other than, in each case, those the outcome of which, individually or in the aggregate, has not had and would not have a Material Adverse Effect on USI.

                  SECTION 4.11 - Employee Plans.

                  (a) For the purposes of this Agreement, all "employee benefit plans," as defined in Section 3(3) of ERISA, and all other employee benefit plans or other benefit arrangements, including executive compensation, directors' benefit, bonus or other incentive compensation, severance and deferred compensation plans and practices which USI or any of its subsidiaries maintains, is a party to, contributes to or has any obligation to or liability shall be defined as individually a "USI Employee Benefit Plan" and collectively, the "USI Employee Benefit Plans".

                  (b) As of the date hereof, except for exceptions which, individually or in the aggregate, have not had and would not have a Material Adverse Effect on USI, (i) all payments required to be made by or under any USI Employee Benefit Plan, any related trusts, or any collective bargaining agreement have been made; (ii) USI and its subsidiaries have performed all obligations required to be performed by them under any USI Employee Benefit Plan; (iii) the USI Employee Benefit Plans have been administered in compliance with their terms and, if applicable, the requirements of ERISA, the Code and other applicable laws; (iv) there are no actions, suits, arbitrations or claims (other than routine claims for benefits) pending or, to the knowledge of USI, threatened, with respect to any USI Employee Benefit Plan; and (v) USI and its subsidiaries have no liability as a result of any "prohibited transaction" (as defined in Section 406 of ERISA and Section 4975 of the Code) for any excise tax or civil penalty.

                  (c) Except for exceptions which, individually or in the aggregate, have not had and would not have a Material Adverse Effect on USI, USI and its subsidiaries have not incurred any unsatisfied withdrawal liability with respect to any Multiemployer Plan.

                  (d) Except for exceptions which, individually or in the aggregate, have not and would not have a Material Adverse Effect on USI, each of the USI Employee Benefit Plans which is intended to be "qualified" within the meaning of Section 401(a) and 401(k), if applicable, and 501(a) of the Code has been determined by the IRS to be so "qualified" or USI intends to seek such a determination, and USI knows of no fact which would adversely affect the qualified status of any such USI Employee Benefit Plan or which is reasonably likely to preclude the issuance of such IRS determination retroactive to the original date of such plan.

                  (e) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment becoming due, or increase the amount of compensation due, to any current or former employee of USI or any of its subsidiaries; (ii) increase any benefits otherwise payable under any USI Employee Benefit Plan; or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

                  (f) If and to the extent applicable, no USI Employee Benefit Plan has or has incurred an accumulated funding deficiency within the meaning of
Section 302 of ERISA or Section 412 of the Code, nor has any waiver of the minimum funding standards of Section 302 of ERISA and Section 412 of the Code been requested of or granted by the IRS with respect to any USI Employee Benefit Plan, nor has any lien in favor of any such plan arisen under Section 412(n) of the Code or Section 302(f) of ERISA. Except for exceptions which, individually or in the aggregate, have not had and would not have a Material Adverse Effect on USI, with respect to any insurance policy providing funding for benefits under any USI Employee Benefit Plan, there is no liability of USI in the nature of a retroactive rate adjustment, loss sharing arrangement, or other actual or contingent liability, there will be no such liability arising wholly or partially out of events occurring prior to the execution of this Agreement, nor would there be any such liability if USI cancelled such policy as of the date hereof.

                  SECTION 4.12 - Environmental Matters. (a) Except as disclosed in any Filed USI SEC Document, USI and each of its subsidiaries and its use of and operations at each Property is in compliance with all applicable Environmental Laws, except where the failure to so be in compliance, individually or in the aggregate, has not had and would not have a Material Adverse Effect on USI.

                  (b) Except as disclosed in any Filed USI SEC Document, neither USI nor any of its subsidiaries or, to the knowledge of USI, any of their respective predecessors, has received any written communication from a court, Governmental Entity or any other person or entity that alleges that USI or any such subsidiary or predecessor is not in compliance, in all respects, with any Environmental Law or has liability thereunder, except with respect to failures to so be in compliance which, individually or in the aggregate, have not had and would not have a Material Adverse Effect on USI.

                  (c) Except as disclosed in any Filed USI SEC Document, (i) none of the Properties or operations of USI or any of its subsidiaries or, to the knowledge of USI, any of their respective predecessors, is the subject of any investigation by any Governmental Entity, whether federal, state, local or foreign, with respect to (A) any Environmental Law, (B) any Remedial Action or
(C) any Environmental Claim, which in each case, individually or in the aggregate, has had or would have a Material Adverse Effect on USI and (ii) USI and each of its subsidiaries has filed all notices, obtained all Environmental Permits and conducted all Remedial Actions required under all Environmental Laws, except where the failure to file such notices, obtain such Environmental Permits or take such Remedial Actions, individually or in the aggregate, has not had and would not have a Material Adverse Effect on USI.

                  (d) Except as disclosed in any Filed USI SEC Document, USI and each of its subsidiaries and, to the knowledge of USI, each of their respective predecessors, have filed all notices required to be filed by them under all Environmental Laws reporting any Release, except where failure to file such notices, individually or in the aggregate, has not had and would not have a Material Adverse Effect on USI.

                  (e) Except as disclosed in any Filed USI SEC Document, neither USI nor any of its subsidiaries has any contingent liabilities with respect to its business or, to the knowledge of USI, that of its predecessors in connection with any Hazardous Substance or Environmental Law that, individually or in the aggregate, have had or would have a Material Adverse Effect on USI.

                  (f) Except as disclosed in any Filed USI SEC Document, underground storage tanks are not located on or under any Property for which USI or any of its subsidiaries would be responsible or potentially responsible under Environmental Law and there have been no Releases of Hazardous Substances on, in or under any Property for which USI or any of its subsidiaries would be responsible or potentially responsible under Environmental Law that in either case, individually or in the aggregate, have had or would have a Material Adverse Effect on USI.

                  (g) Except as disclosed in any Filed USI SEC Document, neither USI nor any of its subsidiaries or, to the knowledge of USI, any of their respective predecessors, is subject to any judicial, administrative or arbitral actions, suits, proceedings (public or private), written claims or governmental proceedings alleging the violation of any Environmental Law or Environmental Permit that, individually or in the aggregate, have had or would have a Material Adverse Effect on USI.

                  (h) Except as disclosed in any Filed USI SEC Document, neither USI nor any of its subsidiaries or, to the knowledge of USI, any of their respective predecessors, as a result of their respective past and current operations, has caused or permitted any Hazardous Substances to remain or be disposed of, either on or under any Property of USI or on any real property, otherwise than in substantial compliance with all applicable Environmental Laws, in a manner that, individually or in the aggregate, has had or would have a Material Adverse Effect on USI.

                  SECTION 4.13 - Tax Matters. Except as disclosed in Section
4.13 of the USI Disclosure Schedule or as disclosed in any Filed USI SEC
Document:

                  (a) Subject to such exceptions which, individually or in the aggregate, have not had and would not have a Material Adverse Effect on USI, (i) USI and each of its subsidiaries, and each affiliated group (within the meaning of Section 1504 of the Code) of which USI or any of its subsidiaries is or has been a member, has timely filed all federal income tax returns and all other Tax (as defined below) returns and reports required to be filed by it, (ii) all such Tax returns are complete and correct in all respects and (iii) USI and each of its subsidiaries has paid (or USI has paid on its subsidiaries' behalf) all Taxes due in respect of the taxable periods covered by such Tax returns.

                  (b) Subject to such exceptions which, individually or in the aggregate, have not had and would not have a Material Adverse Effect on USI, no deficiencies for any Taxes have been proposed, asserted or assessed against USI or any of its subsidiaries that have not been fully paid or adequately provided for in the appropriate financial statements of USI and its subsidiaries.

                  (c) Subject to such exceptions which, individually or in the aggregate, have not had and would not have a Material Adverse Effect on USI, (i) no requests for waivers of the time to assess any Taxes are pending, and no power of attorney with respect to any Taxes has been executed or filed with any taxing authority and (ii) no issues relating to Taxes have been raised in writing by the relevant taxing authority during any pending audit or examination. The federal income Tax returns of USI and each of its subsidiaries consolidated in such Tax returns have been reviewed with the Internal Revenue Service for all years through September 28, 1985.

                  (d) Subject to such exceptions which, individually or in the aggregate, have not had and would not have a Material Adverse Effect on USI, no Liens for Taxes exist with respect to any assets or properties of USI or any of its subsidiaries, except for statutory liens for Taxes not yet due.

                  (e) None of USI or any of its subsidiaries is a party to or is bound by any Tax sharing agreement, Tax indemnity obligation or similar agreement, arrangement or practice with respect to Taxes (including any advance pricing agreement, closing agreement or other agreement relating to Taxes with any taxing authority).

                  (f) None of USI or any of its subsidiaries has taken or agreed to take any action that would prevent the USI Merger from constituting a reorganization qualifying under the provisions of Section 368(a) of the Code.

                  (g) There are no employment, severance or termination agreement, other compensation arrangement or Employee Benefit Plan currently in effect which provide for the payment of any amount (whether in cash or property or the vesting of property) that would not be deductible by reason of Section 162(m) of the Code.

                  (h) Subject to such exceptions which, individually or in the aggregate, have not had and would not have a Material Adverse Effect on USI, USI and its subsidiaries have complied with all applicable laws, rules and regulations relating to the payment and withholding of Taxes.

                  (i) Subject to such exceptions which, individually or in the aggregate, have not had and would not have a Material Adverse Effect on USI, no federal, state, local or foreign audits or other administrative proceedings or court proceedings are presently pending with regard to any federal income or material state, local or foreign Taxes or Tax returns of USI or its subsidiaries and neither USI nor any of its subsidiaries has received a written notice of any pending audit or proceeding.

                  (j) Neither USI nor any of its subsidiaries has agreed to or is required to make any adjustment under Section 481(a) of the Code.

                  (k) Neither USI nor any of its subsidiaries has (i) with regard to any assets or property held or acquired by any of them, filed a consent to the application of Section

341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by USI or any of its subsidiaries, (ii) executed or entered into a closing agreement pursuant to Section 7121 of the Code or any similar provision of state, local or foreign law or (iii) received or filed any requests for rulings or determinations in respect of any Taxes within the last five years.

                  (l) No property owned by USI or any of its subsidiaries (i) is property required to be treated as being owned by another Person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986;
(ii) constitutes "tax exempt use property" within the meaning of Section 168(h)(1) of the Code; or (iii) is "tax exempt bond financed property" within the meaning of Section 168(g) of the Code.

                  (m) USI and each of its subsidiaries are not currently, have not been within the last five years, and do not anticipate becoming a "United States real property holding company" within the meaning of Section 897(c) of the Code.

                  (n) No subsidiary of USI owns any Shares.

                  SECTION 4.14 - No Prior Activities. Except for obligations incurred in connection with its incorporation or organization, or the negotiation and consummation of this Agreement and the transactions contemplated hereby, none of Superholdco or the Merger Subsidiaries has incurred any obligation or liability, or engaged in any business or activity of any type or kind whatsoever, or entered into any agreement or arrangement with any person or entity.

                  SECTION 4.15 - Brokers. No broker, finder or investment banker (other than Credit Suisse First Boston Corporation) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of USI, Superholdco or any of the Merger Subsidiaries or any of their affiliates.

                  SECTION 4.16 - Accounting Matters. Neither USI nor, to its knowledge, any of its affiliates, has taken or agreed to take any action that would prevent Superholdco from accounting for the transactions to be effected pursuant to Article 1 of this Agreement in accordance with the Pooling of Interests Method of Accounting. USI has not failed to bring to the attention of Zurn any actions, or agreements or understandings, whether written or oral, to act that would be reasonably likely to prevent Superholdco from accounting for the transactions to be effected pursuant to Article 1 of this Agreement in accordance with the Pooling of Interests Method of Accounting.

                  SECTION 4.17 - Absence of Certain Status. Neither USI nor any of its affiliates is an "interested stockholder" of Zurn within the meaning of
Section 2553 of Pennsylvania Law or an "Interested Person" within the meaning of Article Seventh of Zurn's Articles of Incorporation.

                  SECTION 4.18 - Full Disclosure. None of the representations or warranties of USI and the Merger Subsidiaries contained in this Article 4 nor any of the disclosures contained in the USI Disclosure Schedule contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements contained herein or therein, in light of the circumstances under which they are to be made, not misleading, subject to such exceptions which, individually or in the aggregate, have not had and would not have a Material Adverse Effect on USI.


                                    ARTICLE 5

                                    COVENANTS

                  SECTION 5.1 - Conduct of Business of Zurn and USI. Except as contemplated by this Agreement, during the period from the date hereof to the Effective Time, Zurn and USI will, and will cause their respective subsidiaries to, conduct their respective operations in the ordinary course of business consistent with past practice and, to the extent consistent therewith, with no less diligence and effort than would be applied in the absence of this Agreement, seek to preserve intact its current business organizations, seek to keep available the service of its current officers and employees and seek to preserve its relationships with customers, suppliers and others having business dealings with it to the end that goodwill and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement, prior to the Effective Time, Zurn and USI shall not, and shall not permit their respective subsidiaries to, without the prior written consent of the other which consent shall not be unreasonably withheld:

                  (a) amend its certificate or articles of incorporation or bylaws (or other similar governing instrument);

                  (b) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities or equity equivalents (including, without limitation, any stock options or stock appreciation rights), except for
(i) the issuance, sale or delivery of shares of Zurn Common Stock upon the exercise of outstanding options granted prior to the date hereof under the Zurn Stock Incentive Plans, upon the exercise of Rights, upon the conversion of outstanding shares of Zurn Preferred Stock, or pursuant to any obligation with respect to employer matching contributions under any 401(k) plan listed in
Section 3.11 of the Zurn Disclosure Schedule, (ii) the issuance, sale or delivery of shares of stock or other securities or equity equivalents pursuant to any compensation or benefit plan or arrangement or agreement maintained by USI or any of its subsidiaries or to which USI or any of its subsidiaries is a party, and (iii) any issuance, sale or delivery of shares of stock or other securities or equity equivalents in respect of which USI or any subsidiary of USI receives consideration having a value substantially equivalent to or greater than the value of the stock or other securities or equity equivalents so issued, sold or delivered, as determined in good faith by the USI Board;

                  (c) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend (other than quarterly dividends of no more than $0.25 per share of Zurn Preferred Stock, $0.10 per share of Zurn Common Stock and $0.05 per share of USI Common Stock) or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, make any other actual, constructive or deemed distribution in respect of any shares of its capital stock or otherwise make any payments to stockholders in their capacity as such, or redeem or otherwise acquire any of its securities or any securities of any of its subsidiaries (other than any redemption of the Rights and any such distributions, payments, redemptions or acquisitions made or effected by any wholly owned subsidiary of Zurn or USI to and from the corporate parent of such subsidiary);

                  (d) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Zurn, USI or any of their respective subsidiaries (except that USI and/or any subsidiary of USI may adopt a plan of merger in connection with an acquisition or disposition of a business or assets, except for any such plan of merger which would have a Material Adverse Effect on USI);

                  (e) alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of any subsidiary except (i) with respect to any subsidiary of USI, any such alteration which would not have a Material Adverse Effect on USI and (ii) with respect to any subsidiary of Zurn, any such alteration described in Section 3.1(b) of the Zurn Disclosure Schedule;

                  (f) in the case of Zurn and its subsidiaries only, (i) incur or assume any indebtedness for money borrowed or issue any debt securities, except for borrowings (A) under lines of credit existing on the date hereof and
(B) in the ordinary course of business not in excess of $20 million in the aggregate; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person, except for obligations incurred in the ordinary course of business consistent with past practice not in excess of $20 million in the aggregate, and except for obligations of wholly owned subsidiaries of Zurn;
(iii) make any loans, advances or capital contributions to, or investments in, any other person (other than to wholly owned subsidiaries of Zurn or customary loans or advances to employees in the ordinary course of business consistent with past practice and in amounts not material to the maker of such loan or advance); (iv) pledge or otherwise encumber shares of capital stock of Zurn or its subsidiaries, otherwise than pursuant to the terms of existing credit facilities; or (v) mortgage or pledge any of its material assets, tangible or intangible, or create or suffer to exist any material Lien thereupon, except pursuant to the terms of credit facilities existing on the date hereof;

                  (g) in the case of Zurn and its subsidiaries only, except as may be required by law or as contemplated by this Agreement, enter into, adopt or amend or terminate any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase agreement, pension, retirement, deferred compensation, employment, severance or other employee benefit agreement, trust, plan, fund, award or other arrangement for the benefit or welfare of any director, officer or employee in any manner, or (except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to Zurn, and as required under existing agreements or in the ordinary course of business generally consistent with past practice) increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan and arrangement as in effect as of the date hereof (including, without limitation, the granting of stock appreciation rights or performance units);

                  (h) in the case of Zurn and its subsidiaries only, acquire, sell, lease or dispose of any assets except (i) acquisitions of raw materials in the ordinary course of business, (ii) acquisitions of assets with a fair market value of less than $25 million in the aggregate, (iii) sales of inventory in the ordinary course of business, and (iv) sales, leases or dispositions of assets with a fair market value of less than $25 million in the aggregate; or enter into any commitment or transaction outside the ordinary course of business or grant any exclusive distribution rights;

                  (i) in the case of Zurn and its subsidiaries only, except as may be required as a result of a change in law or in generally accepted accounting principles, change any of the accounting principles or practices used by it;

                  (j) in the case of Zurn and its subsidiaries only, revalue in any material respect any of its assets, including, without limitation, writing down the value of inventory or writing-off notes or accounts receivable, other than in the ordinary course of business;

                  (k) in the case of Zurn and its subsidiaries only, (i) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or any equity interest therein, except for such acquisitions with a fair market value of less than $25 million in the aggregate; (ii) enter into or amend any contract or agreement, other than in the ordinary course of business; or (iii) authorize any new capital expenditure or expenditures which, individually, is in excess of $3 million or, in the aggregate, are in excess of $10 million; provided, that none of the foregoing shall limit any capital expenditure already approved by the Zurn Board prior to the date hereof and disclosed to USI;

                  (l) in the case of Zurn and its subsidiaries only, make or revoke any tax election or settle or compromise any tax liability material to Zurn and its subsidiaries taken as a whole or change (or make a request to any taxing authority to change) any material aspect of its method of accounting for tax purposes;

                  (m) in the case of Zurn and its subsidiaries only, pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in, or contemplated by, the consolidated financial statements (or the notes thereto) of Zurn and its subsidiaries or incurred in the ordinary course of business consistent with past practice and the payment, discharge and satisfaction of all obligations under Zurn's existing bank credit facility prior to or concurrently with the Effective Time.

                  (n) in the case of Zurn and its subsidiaries only, settle or compromise any pending or threatened suit, action or claim relating to the transactions contemplated hereby;

                  (o) in the case of Zurn and its subsidiaries only, take any material action in connection with the Chapter 11 case of U.S. Brass, pending in the United States Bankruptcy Court, Eastern District of Texas (case no 94-408233) that is not contemplated by the Plan or an order of such Bankruptcy Court confirming the Plan or propose or agree to any material amendment to or modification of the Plan or such order (it being understood that nothing contained in this Section 5.1(o) is intended in any way to affect the duties, obligations or responsibilities of U.S. Brass as a debtor under Chapter 11 of the Bankruptcy Code); or

                  (p) take or agree in writing or otherwise to take, any of the actions described in Sections 5.1(a) through 5.1(o) or any action which would make any of the representations or warranties of Zurn contained in this Agreement untrue or incorrect in any material respect.

                  SECTION 5.2 - Preparation of S-4 and the Joint Proxy Statement. USI and Zurn will, as promptly as practicable, jointly prepare the Joint Proxy Statement. Superholdco will, as promptly as practicable, file with the SEC the S-4, which shall contain the Joint Proxy Statement and forms of proxy, in connection with the registration under the Securities Act of the shares of Superholdco Common Stock issuable upon conversion of the Shares and the other transactions contemplated hereby. USI and Zurn will, and will cause their accountants and lawyers to, use all reasonable best efforts to cause the S-4 to be declared effective as promptly as practicable, including, without limitation, causing their accountants to deliver necessary or required instruments such as opinions, consents and certificates, and will take any other action required or necessary to be taken under federal or state securities laws or otherwise in connection with the registration process; provided, that the Parties will have no obligation to cause the S-4 to be declared effective if the SEC does not allow the Mergers to be accounted for under GAAP as a "pooling-of-interests". Each of USI and Zurn will use its reasonable best efforts to cause the Joint Proxy Statement to be mailed to its stockholders at the earliest practicable date after the effectiveness of the S-4.

                  SECTION 5.3 - No Solicitation.

                  (a) Until the valid termination of this Agreement, Zurn shall not, and shall not authorize or permit any of its subsidiaries, or any of its or its subsidiaries' officers, directors, employees, representatives, agents or affiliates (including, without limitation, any investment banker, financial advisor, attorney, accountant or other representative of Zurn or any of its subsidiaries), to, directly or indirectly, initiate, solicit or knowingly encourage (including by way of furnishing non-public information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal (as defined below); provided, however, that if, at any time prior to the date on which the stockholders of Zurn vote to approve the Zurn Merger, the Zurn Board determines in good faith and based upon the advice of outside legal counsel that such action is necessary for the Zurn Board to comply with its fiduciary duties under applicable law, Zurn may, in response to a bona fide, written

Acquisition Proposal made subsequent to the date hereof, (x) after providing reasonable prior notice to USI to the effect that it is taking such action, which notice shall include the identity of the person or entity requesting such information, furnish information with respect to Zurn to any person pursuant to a confidentiality agreement on terms no less favorable to Zurn than the Confidentiality Agreement dated as of October 13, 1997, as amended on January 1, 1998, between Zurn and USI (the "Confidentiality Agreement") and (y) participate in discussions, investigations and/or negotiations regarding such Acquisition Proposal. Zurn will promptly (and in no event later than 24 hours after receipt of any Acquisition Proposal) notify USI after any receipt of any Acquisition Proposal, which notice shall be provided orally and in writing and shall identify the person making such Acquisition Proposal and set forth the material terms thereof. For purposes of this Agreement, "Acquisition Proposal" means any inquiry, proposal or offer relating to any of the following (other than the transactions contemplated by this Agreement) involving Zurn or any of its subsidiaries: (w) any merger, consolidation, share exchange, recapitalization, business combination or other similar transaction; (x) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 20 percent or more of the assets of Zurn and its subsidiaries, taken as a whole, in a single transaction or series of related transactions; (y) any tender offer or exchange offer that, if consummated, would result in any person beneficially owning more than 20 percent of the outstanding shares of Zurn Common Stock or the filing of a registration statement under the Securities Act in connection therewith; or
(z) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

                  (b) Except as set forth in this Section 5.3(b), the Zurn Board shall not (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to USI, the approval or recommendation of the Zurn Merger and this Agreement by the Zurn Board, (ii) approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal, or (iii) cause Zurn to enter into any agreement (including, without limitation, any letter of intent but excluding any confidentiality agreement) with respect to any Acquisition Proposal. Notwithstanding the foregoing, if the Zurn Board, after consultation with and based upon the advice of outside legal counsel, determines in good faith that it is necessary to do so in order to comply with its fiduciary duties under applicable law, the Zurn Board may withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to USI, the approval and recommendation of the Zurn Merger and this Agreement by the Zurn Board, approve or recommend, or propose publicly to approve or recommend, a Superior Proposal (as defined below) or cause Zurn to enter into an agreement with respect to a Superior Proposal, but in each case only after the expiration of five business days after the date on which Zurn provides written notice to USI (a "Notice of Superior Proposal") advising USI that the Zurn Board has received a Superior Proposal, specifying the terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal; provided, that prior to or concurrently with entering into an agreement (including a letter of intent) with respect to a Superior Proposal, Zurn shall terminate this Agreement pursuant to
Section 7.1(d)(iii). For purposes of this Agreement, a "Superior Proposal" means any Acquisition Proposal that the Zurn Board determines (x) in its good faith judgment (based on the advice of a financial advisor of nationally recognized reputation) to be more favorable from a financial point of view to Zurn's stockholders than the Zurn Merger, including as part of the Zurn Board's determination, that, as to any cash consideration to be paid pursuant to the Superior Proposal, the person making the Superior Proposal has all requisite funds on hand or is reasonably capable of obtaining any requisite funds and (y) in the manner contemplated by Subchapter B of Chapter 17 of Pennsylvania Law, to be otherwise in the best interests of Zurn.

                  (c) Nothing contained in this Section 5.3 shall prohibit the Zurn Board from taking and disclosing to Zurn's stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to Zurn's stockholders that the Zurn Board, after consultation with and based on the advice of independent legal counsel, determines in good faith is required under applicable law.

                  SECTION 5.4 - Letters of Accountants. (a) Zurn shall use its reasonable best efforts to cause to be delivered to USI a letter of Ernst & Young LLP ("E&Y"), Zurn's independent auditors, dated a date within two business days before the date on which the S-4 shall become effective and addressed to USI, in form and substance reasonably satisfactory to USI and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the S-4.

                  (b) USI shall use its reasonable best efforts to cause to be delivered to Zurn a letter of E&Y, USI's independent auditors, dated a date within two business days before the date on which the S-4 shall become effective and addressed to Zurn, in form and substance reasonably satisfactory to Zurn and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the S-4.

                  SECTION 5.5 - Meetings. Zurn and USI each shall call a meeting of its stockholders to be held as promptly as practicable for the purpose of voting upon this Agreement and the Zurn Merger (with respect to Zurn) and this Agreement and the USI Merger (with respect to USI). Subject to Section 5.3(b), Zurn agrees that its obligations pursuant to the first sentence of this Section
5.5 shall not be affected by the commencement, public proposal, public disclosure or communication to Zurn of any Acquisition Proposal.

USI and Zurn will, through their respective Boards of Directors, recommend to their respective stockholders approval of this Agreement and the Zurn Merger (with respect to Zurn) and this Agreement and the USI Merger (with respect to USI), subject to the right of the Zurn Board to modify or withdraw its recommendation pursuant to Section 5.3(b). Zurn and USI shall coordinate and cooperate with respect to the timing of such meetings and each of Zurn and USI shall use its best efforts to hold such meetings as soon as practicable after the date hereof; provided, that in the event that all of the conditions to closing set forth in Article 6 of this Agreement (except the condition set forth in Section 6.1(a)) have not been satisfied or waived prior to such meetings, such meetings shall be adjourned until a date as soon as practicable following the satisfaction or waiver of such conditions.

                  SECTION 5.6 - Access to Information.

                  (a) Between the date hereof and the Effective Time, each of Zurn and USI will give the other and its authorized representatives reasonable access to all employees, plants, offices, warehouses and other facilities and to all books and records of itself and its subsidiaries, will permit the other to make such inspections as the other may reasonably require and will cause its' officers and those of its subsidiaries to furnish the other with such financial and operating data and other information with respect to the business, properties and personnel of itself and its subsidiaries as the other may from time to time reasonably request, provided that no investigation pursuant to this
Section 5.6(a) shall affect or be deemed to modify any of the representations or warranties made by Zurn or USI.

                  (b) Between the date hereof and the Effective Time, each of Zurn and USI shall furnish to the other (i) within five business days after the delivery thereof to management, such monthly financial statements and data as are regularly prepared for distribution to its management and (ii) at the earliest time they are available, such quarterly and annual financial statements as are prepared for its' SEC filings, which (in the case of this clause (ii)), shall be in accordance with its books and records.

                  (c) Each of Zurn and USI will hold and will cause its consultants and advisors to hold in confidence all documents and information concerning the other and the other's subsidiaries furnished to it in connection with the transactions contemplated by this Agreement to the extent required by the Confidentiality Agreement.

                  SECTION 5.7 - Additional Agreements; Reasonable Best Efforts. Subject to the terms and conditions herein provided, each of the Parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, (i) cooperation in the preparation and filing of the Joint Proxy Statement and the S-4, any filings that may be required under the HSR Act, and any amendments to any thereof; (ii) cooperation in obtaining, prior to the Effective Time, the approval for listing on the NYSE, effective upon the official notice of issuance, of the shares of Superholdco Common Stock into which the Shares will be converted pursuant to
Article I hereof; (iii) the taking of all action reasonably necessary, proper or advisable to secure any necessary consents of all third parties and Governmental Entities, including those relating to existing debt obligations of Zurn and its subsidiaries; (iv) contesting any legal proceeding relating to the Mergers; and
(v) the execution of any additional instruments, including the Certificate of Merger and Articles of Merger, as the case may be, necessary to consummate the transactions contemplated hereby. Subject to the terms and conditions of this Agreement, Zurn, USI, Superholdco and the Merger Subsidiaries agree to use their best efforts to cause the Effective Time to occur on the date of the stockholder votes with respect to the Mergers. The provisions of this Section 5.7 will not limit or otherwise affect the right or ability of any Party to take or omit to take any action that it is permitted to take or omit to take, as the case may be, pursuant to any other provisions of this Agreement, including, without limitation, the provisions of Section 5.3 and Articles 6 and 7.

                  SECTION 5.8 - Antitrust Reviews. Each party hereto will use its reasonable best efforts (a) to file with the US Department of Justice and US Federal Trade Commission, as soon as practicable after the date hereof, the Notification and Report Form under the HSR Act and any supplemental information or material requested pursuant to the HSR Act, and (b) to comply as soon as practicable after the date hereof with any other laws of any country and the European Union under which any consent, authorization, registration, declaration or other action with respect to the transactions contemplated herein may be required. Each party hereto shall furnish to the other such information and assistance as the other may reasonably request in connection with any filing or other act undertaken in compliance with the HSR Act or other such laws, and shall keep each other timely apprised of the status of any communications with, and any inquiries or requests for additional information from, any Governmental Entity under the HSR Act or other such laws. Each party hereto shall take any and all action reasonably necessary to prevent the entry of any order, preliminary or permanent injunction, or other legal restraint or prohibition preventing consummation of the Zurn Merger or any related transactions contemplated by this Agreement, and to lift, mitigate or rescind the effect of any litigation or administrative proceeding adversely affecting this Agreement or any transactions contemplated herein.

                  SECTION 5.9 - Public Announcements. Each of USI, Superholdco, the Merger Subsidiaries and Zurn will consult with one another before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement, including, without limitation, the Mergers, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law or by obligations pursuant to any listing agreement with the NYSE, as determined by USI, the Merger Subsidiaries or Zurn, as the case may be.

                  SECTION 5.10 - Indemnification; Directors' and Officers' Insurance.

                  (a) Indemnification. From and after the Effective Time, Superholdco shall, to the fullest extent permitted by applicable law, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, a director, officer or employee of any party hereto or any subsidiary thereof (each an "Indemnified Party" and, collectively, the "Indemnified Parties") against all losses, expenses (including reasonable attorneys' fees and expenses), claims, damages, liabilities and, subject to the proviso of the next succeeding sentence, amounts paid in settlement, arising out of any threatened or actual claim, action, suit, proceeding or investigation (whether threatened or commenced prior to, at or after the Effective Time) that, in whole or in part, is (i) based on or arises out of the fact that such person is or was a director, officer or employee of such party or a subsidiary of such party or (ii) based on, arises out of or pertains to the transactions contemplated by this Agreement. Without limiting the generality or effect of the immediately preceding sentence, in the event of any such threatened or actual claim, action, suit, proceeding or investigation, (i) Superholdco shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to Superholdco, promptly after statements therefor are received and otherwise advance to such Indemnified Party upon request reimbursement of documented expenses reasonably incurred, in either case to the extent not prohibited by applicable law and upon receipt of any affirmation and undertaking required by applicable law, (ii) Superholdco will cooperate in the defense of any such matter and (iii) any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth under applicable law shall be made by independent counsel mutually acceptable to Superholdco and the Indemnified Party; provided, however, that Superholdco shall not be liable for any settlement effected without its written consent (which consent shall not be reasonably withheld). The Indemnified Parties as a group may retain only one law firm with respect to each related matter except to the extent there is, in the opinion of counsel to an Indemnified Party, under applicable standards of professional conduct, a conflict on any significant issue between positions of any two or more Indemnified Parties.

                  (b) Insurance. For a period of 6 years after the Effective Time, Superholdco shall cause to be maintained in effect the policies of directors' and officers' liability insurance maintained by Zurn for the benefit of those persons who are covered by such policies at the Effective Time (or Superholdco may substitute therefor policies of at least the same coverage with respect to matters occurring prior to the Effective Time), to the extent that such liability insurance can be maintained annually at a cost to Superholdco not greater than 200 percent of the premium for the current Company directors' and officers' liability insurance; provided that if such insurance cannot be so maintained or obtained at such costs, Superholdco shall maintain or obtain as much of such insurance as can be so maintained or obtained at a cost equal to 200 percent of the current annual premiums of Zurn for such insurance.

                  (c) Survival of Indemnification. To the fullest extent permitted by law, from and after the Effective Time, all rights to indemnification now existing in favor of the employees, agents, directors or officers of USI and its subsidiaries, on the one hand, and Zurn and its subsidiaries, on the other hand, with respect to their capacities or activities as such prior to the Effective Time, as provided in USI's certificate of incorporation or bylaws or Zurn's articles of incorporation or bylaws, in effect on the date thereof or otherwise in effect on the date hereof, shall survive the USI Merger or Zurn Merger, as the case may be, and shall continue in full force and effect for a period of the lesser of six years from the Effective Time and the expiration of the applicable statute of limitations.

                  (d) Successors. In the event Superholdco or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then and in either such case, proper provision shall be made so that the successors and assigns of Superholdco assume the obligations set for in this Section 5.10.

                  (e) Benefit. The provisions of this Section 5.10 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and his or her representatives.

                  SECTION 5.11 - Notification of Certain Matters. Zurn shall give prompt notice to USI and USI shall give prompt notice to Zurn of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time, (ii) any material failure of Zurn, USI, Superholdco or the Merger Subsidiaries, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, (iii) any notice of, or other communication relating to, a default or event which, with notice or lapse of time or both, would become a default, received by it or any of its subsidiaries subsequent to the date of this Agreement and prior to the Effective Time, under any contract or agreement material to the business, financial condition results of operations of it and its subsidiaries taken as a whole to which it or any of its subsidiaries is a party or is subject, (iv) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement, or (v) any material adverse change in business, financial condition or results of operations of it and its subsidiaries taken as a whole, other than changes resulting from general economic conditions; provided, however, that the delivery of any notice pursuant to this Section 5.11 shall not cure such breach or non-compliance or limit or otherwise affect the remedies available hereunder to the party receiving such notice.

                  SECTION 5.12 - Pooling. Each of the Parties agrees that it will not take any action which could prevent Superholdco from accounting for the transactions to be effected pursuant to Article 1 of this Agreement in accordance with the Pooling of Interests Method of Accounting and Zurn will bring to the attention of USI, and USI will bring to the attention of Zurn, any actions, or agreements or understandings, whether written or oral, that could be reasonably likely to prevent Superholdco from accounting for the transactions to be effected pursuant to Article 1 of this Agreement in accordance with the Pooling of Interests Method of Accounting. Zurn and USI shall use their reasonable best efforts to cause E&Y, the independent auditors for both Zurn and USI, to deliver to USI and Zurn a letter dated as of the Closing Date, addressed to Superholdco, Zurn and USI, stating that after appropriate review of this Agreement and based upon its familiarity with Superholdco, Zurn and USI, Superholdco, Zurn and USI are entities that would qualify as parties to a pooling of interests transaction under APB No. 16 and applicable SEC rules and regulations.

                  SECTION 5.13 - Tax-Free Reorganization Treatment. Zurn, USI, Superholdco and the Merger Subsidiaries shall execute and deliver to Jones, Day, Reavis & Pogue, counsel to Zurn, and Weil, Gotshal & Manges LLP, counsel to USI, Superholdco and the Merger Subsidiaries, certificates relating to the tax-free reorganization treatment substantially in the forms to be agreed to by the parties as promptly as practicable following the date hereof, at such time or times as may be reasonably requested by such law firms in connection with their respective deliveries of opinions with respect to the transactions contemplated hereby. Prior to the Effective Time, none of Zurn, USI, Superholdco or the Merger Subsidiaries shall take or cause to be taken any action which would cause to be untrue (or fail to take or cause not to be taken any action which would cause to be untrue) any of the representations in such certificates.

                  SECTION 5.14 - Company Affiliates. Each of Zurn and USI has identified to the other each of its affiliates (as such term is defined in Rule 12b-2 under the Exchange Act) and each such affiliate has delivered to USI on or prior to the date hereof, a written agreement in the form of Annex D-1 or D-2 hereto, as appropriate, that (i) such affiliate will not sell, pledge, transfer or otherwise dispose of any shares of Superholdco Common Stock issued to such affiliate pursuant to the Mergers, except in compliance with Rule 145 promulgated under the Securities Act or an exemption from the registration requirements of the Securities Act and (ii) from and after the earlier of (x) the mailing of the Joint Proxy Statement and (y) the thirtieth day prior to the Effective Time, such affiliate will not sell or in any other way reduce such affiliate's risk relative to any shares of Superholdco Common Stock received or to be received in the Mergers (within the meaning of the SEC's Financial Reporting Release No. 1, "Codification of Financing Reporting Policies," ss.
201.01 47 F.R. 21028 (April 15, 1982)), until such time as financial results (including combined sales and net income) covering at least 30 days of post-merger operations have been published, except as permitted by Staff Accounting Bulletin No. 76 issued by the SEC.

                  SECTION 5.15 - SEC Filings. Each of USI and Zurn shall promptly provide the other party (or its counsel) with copies of all filings made by the other party or any of its subsidiaries with the SEC or any other state or federal Governmental Entity in connection with this Agreement and the transactions contemplated hereby.


                  SECTION 5.16 - Employment and Employee Benefit Matters.

                  (a) Subject to the provisions of any agreement that may be entered into between Superholdco or any of its subsidiaries and any Covered Employee (as defined below) in connection with the execution and delivery of this Agreement, Superholdco shall, and shall cause its subsidiaries following the Effective Time (including Zurn as a Surviving Corporation) to:

                                  (i)       honor and provide for payment of all
obligations and benefits under all Employee Benefit Plans in accordance with their terms on the date hereof and as amended in accordance with the provisions of this Agreement;

                                 (ii)       honor and provide for the payment of
all obligations and benefits under all employment or severance agreements between Zurn and any employee or former employee who is or had been an employee of Zurn or any of its subsidiaries on or before the Closing Date (each, a "Covered Employee") in accordance with their terms on the date hereof and as amended in accordance with the provisions of this Agreement and, except as provided in Section 5.16(a)(ii) of the Zurn Disclosure Schedule, Zurn as a Surviving Corporation shall be deemed to have assumed, as of the Effective Time, all of Zurn's obligations under such agreements;

                                (iii)       provide from and after the Effective
Time until (i) the end of the transition period described in Section 410(b)(6)(C) of the Code with respect to any Employee Benefit Plan which is intended to be "qualified" within the meaning of Section 401(a) and 401(k), if applicable, and Section 501(a) of the Code and (ii) the second anniversary of the Closing Date with respect to all other Employee Benefit Plans (collectively, the "Benefits Maintenance Period"), employee benefits which are at least substantially comparable (as determined in good faith by the management of Superholdco) in the aggregate to the level of employee benefits provided by Zurn and its subsidiaries under the Employee Benefit Plans in effect as of the Closing Date for the benefit of Covered Employees provided that there shall be no obligation pursuant to this clause (iii) to provide any stock option plan or long-term incentive plan; and

                                 (iv)       provide until the first anniversary
of the Closing Date for the benefit of Covered Employees who remain in the employ of Zurn as a Surviving Corporation or Superholdco or any of its affiliates employee compensation plans that are in the aggregate at a level at least substantially comparable (as determined in good faith by the management of Superholdco) to the employee compensation plans (including base pay and incentive-type compensation plans, subject, in the case of incentive-type compensation plans, to satisfaction of incentive criteria established by Superholdco under such plans) provided by Zurn and its subsidiaries under the compensation arrangements in effect as of the Closing Date (it being understood that the general structure of Zurn's existing compensation plans, including the award opportunities to be made available under incentive-type compensation plans, will be maintained).

                  (b) If Covered Employees are included in any benefit plan (including, without limitation, provision for vacation) of Superholdco or its subsidiaries, Superholdco agrees that the Covered Employees shall receive credit as employees of Superholdco and its subsidiaries for service prior to the Closing Date with Zurn and its subsidiaries to the same extent such service was counted under similar Employee Benefit plans for purposes of eligibility, vesting and eligibility for retirement. In addition, with respect to vacation, disability and severance, such service will also be counted for benefit accrual. If Covered Employees are included in any medical, dental or health plan other than the plan or plans they participated in on the Closing Date, Superholdco agrees that any such plans shall not include pre-existing condition exclusions, except to the extent such exclusions were applicable under the similar Employee Benefit Plan on the Closing Date, and shall provide credit for any deductibles and co-payments applied or made with respect to each Covered Employee in the calendar year of the change.

                  (c) Prior to the Effective Time, the Zurn Board will take or cause to be taken (i) such actions in respect of the Zurn Executive Incentive Plan and the Zurn Long- Term Incentive Plan as may be necessary to provide that for the purposes of determining all awards thereunder that are to be determined with reference to Zurn's performance for its fiscal year ending March 31, 1998, the effects of all transaction costs and non-recurring charges associated with or taken in contemplation of the Zurn Merger shall be disregarded and (ii) such actions in respect of the 401(k) plans listed in Section 3.11(a) of the Zurn Disclosure Schedule as may be necessary to provide that employee matching contributions under such plans made after the Effective Time will be made in Superholdco Common Stock, rather than in shares of Zurn Common Stock and for purposes of calculating the amount of the employer matching contributions under such plans, the effects of all transaction costs and nonrecurring charges associated with or taken in contemplation of the Zurn Merger shall be disregarded.

                  (d) Prior to the Effective Time, the Zurn Board shall have adopted and approved amendments, in form and substance reasonably satisfactory to USI, to the 1986 Retirement Plan for Outside Directors of Zurn Industries, Inc., the Long Term Incentive Plan and the Zurn Industries, Inc. Deferred Compensation Plan for Non-Employee Directors, providing that, at the Effective Time, payment of all obligations and benefits under such plans shall be made in accordance with their terms and such plans shall terminate, and further provided that the Long Term Incentive Plan shall not be extended for any period beyond March 31, 1998 without the express written consent of USI.

                  (e) At the Effective Time, Superholdco shall assume sponsorship of all stock option and/or restricted stock plans sponsored by each of Zurn and USI, and Zurn and USI shall consent to such assumptions by Superholdco.

                  (f) In the case of Employee Benefit Plans and USI Employee Benefit Plans under which the employees' interests are based upon Zurn Common Stock and USI Common Stock respectively, or the respective market prices thereof (but which interests do not constitute stock options), USI and Zurn agree that such interests shall, from and after the Effective Time, be based on Superholdco Common Stock in accordance with the applicable Exchange Ratio.

                  (g) With respect to all Employee Benefit Plans and USI Employee Benefit Plans which have entitlement or vesting terms that are based upon the market price or value per share of Zurn Common Stock and USI Common Stock respectively, Zurn and USI agree that from and after the Effective Time, such market price or value per share shall be adjusted by multiplying it by the inverse of the applicable Exchange Ratio.

                  (h) Without limiting the applicability of Sections 2.8 and 2.9 hereof, each of the Parties shall take all actions as are necessary to ensure that Zurn and USI will not at the Effective Time be bound by any options, SARs, warrants or other rights or agreements which would entitle any person, other than Superholdco, to own any capital stock of Zurn and USI or to receive any payment in respect thereof.

                  (i) Prior to the Effective Time, Zurn will use its reasonable best efforts to contact any individual holding outstanding Options and to obtain from such individual a written agreement that such individual will not require Zurn to purchase for cash any of such individual's Options under any stock option plan of Zurn.

                  (j) The parties acknowledge that nothing in this Section 5.16 shall be deemed to be a commitment on the part of Superholdco or Zurn as a Surviving Corporation to provide employment to any person for any period of time and, except as otherwise provided in this Section 5.16, nothing herein shall be deemed to prevent Superholdco or Zurn as a Surviving Corporation from amending or terminating any Employee Benefit Plan in accordance with its terms.

                  SECTION 5.17 - Location of Zurn Headquarters. Superholdco has no intention of changing the location of Zurn's executive headquarters and agrees, for a period of at least three years after the Effective Time, that Zurn's executive headquarters will remain at its present location in Addison, Texas.

                  SECTION 5.18 - Redemption of Zurn Preferred Stock. As soon as practicable following the date hereof, Zurn shall mail a notice of redemption to all holders of record of Zurn Preferred Stock which fixes a date not later than 45 days from the date of such mailing on which Zurn will redeem all outstanding shares of Zurn Preferred Stock for $40.00 per share, plus accrued and unpaid dividends up to and including the date fixed for redemption (the "Redemption Date"). On the Redemption Date, Zurn shall redeem all outstanding shares of Zurn Preferred Stock in accordance with the terms thereof.

                  SECTION 5.19 - Refinancing. On or prior to the Closing Date, USI will obtain financing sufficient to pay all of the outstanding principal of and accrued interest on Zurn's existing bank credit facility, which principal amount shall not exceed $154,771,393, plus amounts borrowed after the date hereof in accordance with this Agreement, plus accrued and unpaid interest and any related costs and expenses incurred by the lenders thereunder in connection with the transactions contemplated by this Agreement. Superholdco agrees that it will pay, or cause to be paid, all of the amounts described in the preceding sentence prior to or concurrently with the Effective Time.

                  SECTION 5.20 - Guarantee of Performance. USI hereby guarantees the performance by each of Superholdco and the Merger Subsidiaries of its obligations under this Agreement.


                                    ARTICLE 6

                    CONDITIONS TO CONSUMMATION OF THE MERGERS

                  SECTION 6.1 - Conditions to Each Party's Obligations to Effect the Mergers. The respective obligations of each party hereto to effect the Mergers are subject to the satisfaction or written waiver on or prior to the Closing Date of the following conditions:

                  (a) this Agreement shall have been approved and adopted by the requisite vote of the stockholders of Zurn and of USI;

                  (b) no statute, rule, regulation, executive order, decree, ruling or injunction which has the continuing effect of prohibiting the consummation of the Mergers shall have been enacted, entered, promulgated or enforced against any Party by any United States court or United States governmental authority;

                  (c) any waiting period applicable to the Mergers under the HSR Act shall have terminated or expired, and any other governmental or regulatory notices or approvals required with respect to the transactions contemplated hereby shall have been either filed or received, subject to such exceptions as would not, individually or in the aggregate, have a Material Adverse Effect on Superholdco;

                  (d) the S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order;

                  (e) each of Superholdco and Zurn shall have received a letter from E&Y dated as of the Closing Date and addressed to Superholdco and Zurn, as applicable, stating in substance that each of the Mergers will qualify as a pooling of interests transaction under APB No. 16 and applicable SEC rules and regulations; and

                  (f) the Superholdco Common Stock issuable in the Mergers shall have been authorized for listing on the NYSE, upon official notice of issuance.

                  SECTION 6.2 - Additional Conditions to the Obligation of Zurn. The obligation of Zurn to effect the Zurn Merger is also subject to the satisfaction or written waiver on or prior to the Closing Date of the following conditions:

                  (a) the representations and warranties of USI, Superholdco and the Merger Subsidiaries contained in this Agreement or in any other document delivered pursuant hereto shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on and as of the Closing Date, and at the Closing USI, Superholdco and the Merger Subsidiaries shall have delivered to Zurn a certificate to that effect signed by an executive officer of USI, Superholdco, and each Merger Subsidiary;

                  (b) each of the obligations of USI, Superholdco and the Merger Subsidiaries to be performed on or before the Closing Date pursuant to the terms of this Agreement shall have been duly performed in all material respects on or before the Closing Date and at the Closing USI and the Merger Subsidiaries shall have delivered to Zurn a certificate to that effect signed by an executive officer of USI, Superholdco and each Merger Subsidiary;

                  (c) Jones, Day, Reavis & Pogue, counsel to Zurn, shall have delivered to Zurn an opinion, dated the Closing Date and addressed to Zurn, substantially to the effect that (on the basis of the representations and assumptions set forth in such opinion) (i) no gain or loss will be recognized for federal income tax purposes by Superholdco, Zurn or Z-Sub as a result of the Zurn Merger; and (ii) no gain or loss will be recognized for federal income tax purposes by a stockholder of Zurn upon the exchange of Zurn Common Shares for Zurn Common Merger Consideration pursuant to the Zurn Merger (other than with respect to cash received in lieu of fractional shares of Superholdco Common Stock);

                  (d) USI shall have received the opinion described in Section 6.3(c) in form and substance satisfactory to Zurn; and

                  (e) the Board of Directors of Superholdco shall consist of the Board of Directors of USI immediately prior to the Effective Time, together with William E. Butler and Robert R. Womack, if they are willing to serve as directors of Superholdco.

                  SECTION 6.3 - Additional Conditions to the Obligations of USI and the Merger Subsidiaries. The respective obligations of USI and the Merger Subsidiaries to effect the USI Merger are also subject to the satisfaction or written waiver on or prior to the Closing Date of the following conditions:

                  (a) the representations and warranties of Zurn contained in this Agreement or in any other document delivered pursuant hereto shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on and as of the Closing Date, and at the Closing Zurn shall have delivered to USI a certificate to that effect signed by an executive officer of Zurn;

                  (b) each of the obligations of Zurn to be performed on or before the Closing Date pursuant to the terms of this Agreement shall have been duly performed in all material respects on or before the Closing Date and at the Closing Zurn shall have delivered to USI a certificate to that effect signed by an executive officer of Zurn;

                  (c) Weil, Gotshal & Manges LLP, counsel to USI, shall have delivered to USI an opinion, dated the Closing Date and addressed to USI, substantially to the effect that (on the basis of the representations and assumptions set forth in such opinion) (i) no gain or loss will be recognized for federal income tax purposes by Superholdco, USI or B-Sub as a result of the formation of Superholdco, B-Sub and Z-Sub and the USI Merger; and (ii) no gain or loss will be recognized for federal income tax purposes by a stockholder of USI upon the exchange of USI Common Stock for USI Merger Consideration pursuant to the USI Merger;

                  (d) Zurn shall have received the opinion described in Section 6.2(c) in form and substance satisfactory to USI; and

                  (e) USI shall have received reasonably satisfactory evidence that all outstanding shares of Zurn Preferred Stock have been redeemed by Zurn in accordance with the terms thereof.

                                    ARTICLE 7

                         TERMINATION; AMENDMENT; WAIVER

                  SECTION 7.1 - Termination. This Agreement may be terminated at any time, prior to the Effective Time:

                  (a) by mutual written consent of USI and Zurn;

                  (b) by USI or Zurn if the Closing shall not have occurred on or before July 31, 1998, except that if the Joint Proxy Statement has not been mailed to the stockholders of USI and Zurn on or before July 1, 1998 because the S-4 has not been declared effective by the SEC prior to such date, the earliest date on which USI or Zurn may terminate this Agreement because the Closing shall not have occurred shall be August 31, 1998 (the applicable date being the "Outside Date") provided that no Party may terminate this Agreement pursuant to this Section 7.1(b) if such Party's failure or the failure of any affiliate of such Party to fulfill any of its obligations under this Agreement shall have been the reason that the Effective Time shall not have occurred on or before said date;

                  (c) by USI or Zurn if (i) Zurn shall have convened a meeting of its stockholders and failed to obtain the requisite vote to approve this Agreement and the Zurn Merger, (ii) USI shall have convened a meeting of its stockholders and failed to obtain the requisite vote to approve this Agreement and the USI Merger, or (iii) if any federal or state court of competent jurisdiction or other Governmental Entity shall have issued an order, decree or ruling, or taken any other action, permanently enjoining or otherwise prohibiting either of the Mergers, provided that neither party may terminate this Agreement pursuant to this clause (iii) if it has not complied with its obligations under Sections 5.7 and 5.8.

                  (d) by Zurn, if (i) there shall have been a breach of any representation or warranty on the part of USI, Superholdco or the Merger Subsidiaries set forth in this Agreement, or if any representation or warranty of USI, Superholdco or the Merger Subsidiaries shall have become untrue, in any case such that the conditions set forth in Section 6.2(a) would be incapable of being satisfied by the Outside Date, (ii) there shall have been a material breach by USI, Superholdco or the Merger Subsidiaries of any of their respective covenants or agreements hereunder and such breach shall not have been cured within 15 days after notice by Zurn thereof, or (iii) Zurn concurrently with or immediately following such termination enters into an agreement (including a letter of intent) providing for the consummation of the transactions contemplated by a Superior Proposal after complying with the terms of Section 5.3(b), including, without limitation, the expiration of the five-business day period contemplated thereby (provided that such termination shall not be effective until payment of the amount required under Section 7.3(a)).

                  (e) by USI if (i) there shall have been a breach of any representation or warranty on the part of Zurn set forth in this Agreement, or if any representation or warranty of Zurn shall have become untrue, in either case such that the conditions set forth in Section 6.3(a) would be incapable of being satisfied by the Outside Date, (ii) there shall have been a material breach by Zurn of its covenants or agreements hereunder and such breach shall not have been cured within 15 days after notice by USI thereof, (iii) the Zurn Board shall have withdrawn or modified, or shall have publicly proposed to withdraw or modify, in a manner adverse to USI, the approval or recommendation of this Agreement or the Zurn Merger by the Zurn Board or shall have recommended, or shall have publicly proposed to recommend, to Zurn's stockholders any Acquisition Proposal (other than the Zurn Merger) or Zurn shall have publicly proposed to enter into an agreement (other than a confidentiality agreement) providing for the consummation of the transactions contemplated by a Superior Proposal, or (iv) the Zurn Board shall, following the commencement, public proposal, public disclosure or communication to Zurn of any Acquisition Proposal, have failed to call, give notice of, convene or hold a stockholders' meeting to vote upon the Zurn Merger in breach of its obligations under Section 5.5, or shall have adopted any resolution to effect any of the foregoing.

                  SECTION 7.2 - Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 7.1, this Agreement (other than the provisions of this Section 7.2, and Sections 5.6(c), 5.9 and 7.3 and Article 8) shall forthwith become void and have no effect, without any liability on the part of any party hereto or its affiliates, directors, officers or shareholders, provided, however, that nothing contained in this Section 7.2 shall relieve any party from liability for any willful or intentional breach of this Agreement.

                 SECTION 7.3 - Fees and Expenses. (a) In the event that this Agreement shall be terminated pursuant to:

                  (i) Section 7.1(c)(i) and, prior to or on the date of the meeting of Zurn's stockholders there shall have been commenced, publicly disclosed or publicly proposed any transaction (other than the Zurn Merger) that, if consummated, would constitute an Acquisition Proposal and, within twelve months after the termination of this Agreement, Zurn consummates the transaction contemplated by (A) any Acquisition Proposal (other than the Zurn Merger) which shall have been commenced, publicly disclosed or publicly proposed prior to or on the date of the meeting of Zurn's stockholders or (B) any Acquisition Proposal (other than the Zurn Merger) which contemplates the acquisition of more than 50 percent of (x) the assets of Zurn and its subsidiaries, taken as a whole, or (y) the outstanding shares of Zurn Common Stock;

                  (ii) Section 7.1(e)(iv), and, within twelve months thereafter, Zurn consummates the transaction contemplated by (i) any Acquisition Proposal (other than the Zurn Merger) which shall have been commenced, publicly disclosed or publicly proposed prior to or on the date on which the Zurn Board shall have failed to call, give notice of, convene or hold a stockholders' meeting to vote upon the Zurn Merger in breach of its obligations under Section 5.5 or (ii) any Acquisition Proposal (other than the Zurn Merger) which contemplates the acquisition of more than 50 percent of (x) the assets of Zurn and its subsidiaries, taken as a whole, or (y) the outstanding shares of Zurn Common Stock; or

                  (iii)    Sections 7.1(d)(iii) or 7.1(e)(iii),

then Zurn shall pay to USI as a fee the amount of $10 million plus all actual documented out-of-pocket fees and expenses, not to exceed $2 million, incurred by USI, the Merger Subsidiaries and their affiliates or on their behalf in connection with the Mergers and the consummation of all transactions contemplated by this Agreement (including, without limitation, fees payable to investment bankers, counsel to any of the foregoing, and accountants), in the manner provided by Section 7.3(b).

                  (b) Zurn shall pay the amounts referred to in Section 7.3(a) as follows:

                  (i) in the case of a termination under Section 7.1(c)(i) in respect of which the conditions specified in Section 7.3(a)(i) are satisfied, such amounts shall be paid concurrently with the consummation of the transaction referred to in Section 7.3(a)(i);

                  (ii) in the case of a termination under Section 7.1(e)(iv) in respect of which the conditions specified in Section 7.3(a)(ii) are satisfied, such amounts shall be paid concurrently with the consummation of the transaction referred to in Section 7.3(a)(ii);

                  (iii) in the case of a termination under Section 7.1(d)(iii), such amounts shall be paid prior to or concurrently with Zurn entering into the agreement referred to in such Section 7.1(d)(iii); and

                  (iv) in the case of a termination under Section 7.1(e)(iii), such amount shall be paid within two business days after the date of such termination.

USI or the Merger Subsidiaries will provide Zurn in due course with invoices or other reasonable evidence of their out-of-pocket fees and expenses upon request. Zurn shall in any event pay the amount of out-of-pocket fees and expenses referred to in Section 7.3(a) within two business days of a request by USI, subject to Zurn's right to demand a return of any portion as to which invoices are not received in due course. Upon payment of the amounts provided by this
Section 7.3, Zurn shall be fully released and discharged from any liability or obligation under or resulting from this Agreement.

                  (c) Except as specifically provided in this Section 7.3, each party shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby. The cost of printing the S-4 and the Joint Proxy Statement and the cost of filing any required notification under the HSR Act shall be borne equally by Zurn and USI.

                  SECTION 7.4 - Amendment. This Agreement may be amended by action taken by Zurn or USI at any time before or after approval of the Mergers by the stockholders of Zurn and stockholders of USI but, after any such approval, no amendment shall be made which requires the approval of such stockholders under applicable law without such approval. This Agreement may not be amended except by an instrument in writing signed on behalf of the parties hereto.

                  SECTION 7.5 - Extension; Waiver. At any time prior to the Effective Time, each Party hereto (for purposes of this Section 7.5, USI, Superholdco and the Merger Subsidiaries shall together be deemed one party and Zurn shall be deemed the other party) may (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document, certificate or writing delivered pursuant hereto or (iii) waive compliance by the other party with any of the agreements or conditions contained herein. Any agreement on the part of either party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of either party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.


                                    ARTICLE 8

                                  MISCELLANEOUS

                  SECTION 8.1 - Nonsurvival of Representations and Warranties. The representations and warranties made herein shall not survive beyond the Effective Time or a termination of this Agreement.

                  SECTION 8.2 - Entire Agreement; Assignment.  This Agreement:

                  (a) constitutes the entire agreement between the Parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter hereof; and

                  (b)  shall not be assigned by operation of law or otherwise.

                  SECTION 8.3 - Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telegram, facsimile or telex, or by registered or certified mail (postage prepaid, return receipt requested), to the other party as follows:

           if to USI or
          to any of the Merger
           Subsidiaries to:     U.S. Industries, Inc.
                               101 Wood Avenue South
                                 Iselin, NJ 08830
                          Attention: George H. MacLean, Esq.
                              Facsimile: (732) 767-2208

           with a copy to:  Weil, Gotshal & Manges LLP
                                767 Fifth Avenue
                               New York, NY 10153
                         Attention: Ellen J. Odoner, Esq.
                            Facsimile: (212) 310-8007

           if to Zurn to:     Zurn Industries, Inc.
                               14801 Quorum Drive
                                Addison, TX 75240
                        Attention: George Hanthorn, Esq.
                            Facsimile: (972) 560-2256

           with a copy to:                Jones, Day, Reavis & Pogue
                                          2300 Trammell Crow Center
                                          2001 Ross Avenue
                                          Dallas, TX 75201-2958
                                          Attention: Mark E. Betzen, Esq.
                                          Facsimile: (214) 969-5100

or to such other address as the person to whom notice is given may have previously furnished to the other in writing in the manner set forth above.

           SECTION 8.4 - Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof, except to the extent that matters relating to the Zurn Merger and other matters relating to the internal corporate affairs of Zurn or Z-Sub are necessarily governed by Pennsylvania Law.

           SECTION 8.5 - Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

           SECTION 8.6 - Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors, and except as provided in Sections 5.10 and 5.16, nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

           SECTION 8.7 - Severability. If any term or other provision of this Agreement is invalid, illegal or unenforceable, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.

           SECTION 8.8 - Specific Performance. The Parties hereto acknowledge that irreparable damage would result if this Agreement were not specifically enforced, and they therefore consent that the rights and obligations of the parties under this Agreement may be enforced by a decree of specific performance issued by a court of competent jurisdiction. Such remedy shall, however, not be exclusive and, shall be in addition to any other remedies which any party may have under this Agreement or otherwise.

           SECTION 8.9 - Certain Definitions. For purposes of this Agreement (a) the term "subsidiary" shall mean, when used with reference to any entity, any entity more than fifty percent (50%) of the outstanding voting securities or interests (including membership interests) of which are owned directly or indirectly by such first entity, (b) the term "affiliate" shall mean, when used with reference to any person or entity, any other person or entity that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person or entity, and (c) the term "knowledge" shall mean the actual knowledge of any executive officer of Zurn or USI, as the case may be.

           SECTION 8.10 - Brokers. Except as otherwise provided in Section 7.3, Zurn agrees to indemnify and hold harmless USI, Superholdco and the Merger Subsidiaries, and USI and the Merger Subsidiaries agree to indemnify and hold harmless Zurn, from and against any and all liability to which USI, Superholdco and the Merger Subsidiaries, on the one hand, or Zurn, on the other hand, may be subjected by reason of any brokers, finder's or similar fees or expenses with respect to the transactions contemplated by this Agreement to the extent such similar fees and expenses are attributable to any action undertaken by or on behalf of Zurn, or USI, Superholdco or the Merger Subsidiaries, as the case may be.

           SECTION 8.11 - Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.











                         [SIGNATURES BEGIN ON NEXT PAGE]

           IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.


                                                     U.S. INDUSTRIES, INC.



                                                     By: /s/David H. Clarke
                                                            --------------------
                                                     Name:  David H. Clarke
                                                     Title: Chairman and Chief
                                                            Executive Officer



                                    USI, INC.



                                                     By: /s/David H. Clarke
                                                            --------------------
                                                     Name:  David H. Clarke
                                                     Title: Chairman and Chief
                                                            Executive Officer



                                                     BLUE MERGER CORP.



                                                     By: /s/David H. Clarke
                                                            --------------------
                                                     Name:  David H. Clarke
                                                     Title: Chairman and Chief
                                                            Executive Officer






                       [SIGNATURES CONTINUE ON NEXT PAGE]

                                                     ZORO MERGER CORP.



                                                     By: /s/David H. Clarke
                                                            --------------------
                                                     Name:  David H. Clarke
                                                     Title: Chairman and Chief
                                                            Executive Officer


                                                     ZURN INDUSTRIES, INC.



                                                     By: /s/Robert R. Womack
                                                            --------------------
                                                     Name:  Robert R. Womack
                                                     Title: Chairman and Chief
                                                            Executive Officer

                                                                         ANNEX A
                                                                         -------

                             STOCK OPTION AGREEMENT
                             ----------------------


         STOCK OPTION AGREEMENT (this "Agreement"), dated as of February 16, 1998, by and between ZURN INDUSTRIES, INC., a Pennsylvania corporation ("Zurn"), and U.S. INDUSTRIES, INC., a Delaware corporation ("USI").

         WHEREAS, concurrently with the execution and delivery of this Agreement, Zurn, USI, USI, Inc., a Delaware corporation and a wholly owned subsidiary of USI, Blue Merger Corp., a Delaware corporation and a wholly owned subsidiary of Superholdco ("B-Sub"), and Zoro Merger Corp., a Delaware corporation and a wholly owned subsidiary of Superholdco ("Z-Sub"), are entering into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), which provides that, among other things, upon the terms and subject to the conditions thereof, Z-Sub will be merged with Zurn (the "Zurn Merger") and B-Sub will be merged with USI (the USI Merger"); and

         WHEREAS, as a condition to USI's willingness to enter into the Merger Agreement, USI has requested that Zurn agree, and in order to induce USI to enter into the Merger Agreement, Zurn has so agreed, to grant to USI an option with respect to certain shares of common stock, par value $.50 per share, of Zurn (the "Zurn Common Stock") on the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein and in the Merger Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. GRANT OF OPTION. Zurn hereby grants to USI an irrevocable option (the "Stock Option") to purchase up to 1,291,559 shares of Zurn Common Stock, or such other number of shares of Zurn Common Stock as equals 10.1% of the issued and outstanding shares of Zurn Common Stock at the time of exercise of the Stock Option, in the manner set forth below, at a price of $44.30 per share (the "Exercise Price"), payable in cash in accordance with Section 5 hereof. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Merger Agreement.

         2. EXERCISE OF OPTION. The Stock Option may be exercised by USI, in whole or in part, at any time or from time to time prior to its termination pursuant to Section 3 hereof and (a) after the Merger Agreement is terminated pursuant to Section 7.1(d)(iii) or 7.1(e)(iii) thereof or (b) after the date on which Zurn delivers to USI a Transaction Notice (as defined below), each of the events described in clause (a) and (b) being a "Trigger Event". Zurn shall not consummate any transaction if the consummation thereof would result in a fee being payable to USI pursuant to Section 7.3(a)(i) or 7.3(a)(ii) of the Merger Agreement unless Zurn shall have delivered to USI, at least 15 business days prior to such consummation, a written notice specifying the material terms of such transaction and stating Zurn's intention to consummate such transaction (a "Transaction Notice").

         In the event USI wishes to exercise the Stock Option, USI shall deliver to Zurn a written notice (an "Exercise Notice") specifying the total number of shares of Zurn Common Stock it wishes to purchase. Each closing of a purchase of shares of Zurn Common Stock (a "Closing") shall occur at a place, on a date and at a time designated by USI in an Exercise Notice delivered at least two business days prior to the date of the Closing.

         Notwithstanding the foregoing, the Stock Option may not be exercised if USI or, in the case of the Merger Agreement, USI, Superholdco or either of the Merger Subsidiaries is (or, at the time of the termination of the Merger Agreement, was) in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement or in the Merger Agreement.

         3. TERMINATION. The Stock Option shall terminate upon the earliest of:
(i) the Effective Time; (ii) the termination of the Merger Agreement (otherwise than pursuant to Section 7.1(c)(i), 7.1(d)(iii), 7.1(e)(iii) or 7.1(e)(iv) thereof); (iii) 120 days following any Trigger Event described in clause (a) of
Section 2 hereof (or if, at the expiration of such 120 day period the Stock Option cannot be exercised by reason of any applicable judgment, decree, order, law or regulation, or because the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") has not expired or been terminated, 10 business days after such impediment to exercise shall have been removed or shall have become final and not subject to appeal, but in no event under this clause (iii) later than 210 days after the date of the Trigger Event); (iv) the fifteenth business day following the delivery to USI of a Transaction Notice pursuant to the second sentence of
Section 2 hereof; and (v) 365 days following the termination of the Merger Agreement.

         4. CONDITIONS TO CLOSING. The obligation of Zurn to issue shares of Zurn Common Stock to USI hereunder is subject to the conditions that (i) all waiting periods, if any, under the HSR Act applicable to the issuance of shares of Zurn Common Stock hereunder shall have expired or have been terminated, and all consents, approvals, orders or authorizations of, or registrations, declarations or filings with, any federal administrative agency or commission or other federal governmental authority or instrumentality, if any, required in connection with the issuance of shares of Zurn Common Stock hereunder shall have been obtained or made, as the case may be; (ii) no preliminary or permanent injunction or other order by any court of competent jurisdiction prohibiting or otherwise restraining such issuance shall be in effect; and (iii) except as may be waived in writing by Zurn, such shares shall have been approved for listing on the NYSE upon official notice of issuance.

         5. CLOSING. At any Closing, (a) Zurn will deliver to USI a single certificate in definitive form representing the number of shares of Zurn Common Stock designated by USI in its Exercise Notice, such certificate to be registered in the name of USI, or such affiliate of USI as USI shall designate in the Exercise Notice, and shall bear the legend set forth in Section 11, and (b) USI will deliver to Zurn the aggregate Exercise Price for the shares of Zurn Common Stock so designated and being purchased at such Closing by wire transfer of immediately available funds.

         6. REPRESENTATIONS AND WARRANTIES OF ZURN. Zurn represents and warrants to USI that (a) Zurn is a corporation duly organized, validly existing and in good standing under the laws of the State of Pennsylvania and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder, (b) assuming the accuracy of the representation and warranty set forth in Section 4.14 of the Merger Agreement, the execution and delivery of this Agreement by Zurn and the consummation by Zurn of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Zurn and no other corporate proceedings on the part of Zurn are necessary to authorize this Agreement or any of the transactions contemplated hereby, (c) this Agreement has been duly executed and delivered by Zurn and constitutes a valid and binding obligation of Zurn, and, assuming this Agreement constitutes a valid and binding obligation of USI, is enforceable against Zurn in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles, (d) Zurn has taken all necessary corporate action to authorize and reserve for issuance and to permit it to issue, upon exercise of the Stock Option, and at all times from the date hereof through the expiration of the Stock Option will have so reserved, 1,291,559 unissued shares of Zurn Common Stock (or such other number of shares of Zurn Common Stock as may be required to permit the issuance of 10.1% of the issued and outstanding shares of Zurn Common Stock at the time of exercise of the Stock Option), all of which, upon their issuance and delivery in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable, (e) upon delivery of such shares of Zurn Common Stock to USI upon exercise of the Stock Option, USI will acquire valid title to all of such shares, free and clear of any and all Liens,
(f) the execution and delivery of this Agreement by Zurn does not, and the performance of this Agreement by Zurn will not, (1) violate the certificate of incorporation or by-laws of Zurn, (2) conflict with or violate any statute, rule, regulation, order, judgment or decree applicable to Zurn or by which it or any of its assets or properties is bound or affected, or (3) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Lien on any of the property or assets of Zurn pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, or other instrument or obligation to which Zurn or any of its subsidiaries is a party or by which Zurn or any of its assets or properties is bound or affected (except, in the case of clauses (2) or (3) above, for violations, breaches or defaults which would not, individually or in the aggregate, have a Material Adverse Effect on Zurn), and (g) the execution and delivery of this Agreement by Zurn does not, and the performance of this Agreement by Zurn will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority except for pre-merger notification requirements of the HSR Act. As soon as practicable following the date hereof, Zurn will file a supplemental listing application with the NYSE relating to the shares of Zurn Common Stock issuable upon exercise of the Option and will use its reasonable best efforts to have such shares authorized for listing on the NYSE, subject to official notice of issuance.

         7. REPRESENTATIONS AND WARRANTIES OF USI. USI represents and warrants to Zurn that (a) USI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder, (b) the execution and delivery of this Agreement by USI and the consummation by USI of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of USI and no other corporate proceedings on the part of USI are necessary to authorize this Agreement or any of the transactions contemplated hereby, (c) this Agreement has been duly executed and delivered by USI and constitutes a valid and binding obligation of USI, and, assuming this Agreement constitutes a valid and binding obligation of Zurn, is enforceable against USI in accordance with its terms subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles, (d) the execution and delivery of this Agreement by USI does not, and the performance of this Agreement by USI will not (1) violate the certificate of incorporation or by-laws of USI, (2) conflict with or violate any statute, rule, regulation, order, judgment or decree applicable to USI or by which it or any of its properties or assets is bound or affected or (3) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the property or assets of USI pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, or other instrument or obligation to which USI is a party or by which USI or any of its properties or assets is bound or affected (except, in the case of clauses (2) and (3) above, for violations, breaches, or defaults which would not, individually or in the aggregate, have a Material Adverse Effect on USI), (e) the execution and delivery of this Agreement by USI does not, and the performance of this Agreement by USI will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, except for pre-merger notification requirements of the HSR Act and
(f) any shares of Zurn Common Stock acquired upon exercise of the Stock Option will be, and the Stock Option is being, acquired by USI for its own account and not with a view to the public distribution or resale thereof in any manner which would be in violation of applicable United States securities laws.

         8. CERTAIN REPURCHASES. (a) USI Put. At the request of USI at any time during which the Stock Option is exercisable pursuant to Section 2 (the "Repurchase Period"), Zurn (or any successor entity thereof) shall repurchase from USI the Stock Option, or any portion thereof, for a price equal to the amount by which the "Market/Tender Offer Price" for shares of Zurn Common Stock as of the date USI gives notice of its intent to exercise its rights under this Section 8 (defined as the higher of (A) the highest price per share of Zurn Common Stock paid as of such date pursuant to any tender or exchange offer or other Acquisition Proposal or (B) the average of the closing sale prices of shares of Zurn Common Stock on the NYSE for the ten trading days immediately preceding such date) exceeds the Exercise Price, multiplied by the number of shares of Zurn Common Stock purchasable pursuant to the Stock Option (or portion thereof with respect to which USI is exercising its rights under this Section 8)).

                  (b) Payment and Redelivery of Stock Option or Shares. In the event USI exercises its rights under this Section 8, Zurn shall, within 10 business days thereafter, pay the required amount to USI in immediately available funds and USI shall surrender to Zurn the Stock Option, and USI shall warrant that it owns the Stock Option free and clear of all Liens.

         9. REGISTRATION RIGHTS. In the event that USI shall desire to sell any of the shares of Zurn Common Stock purchased pursuant to the Stock Option ("Restricted Shares") within 3 years after a Trigger Event and such sale requires, in the opinion of counsel to USI (which opinion shall be reasonably satisfactory to Zurn and its counsel), registration of such shares under the Securities Act, USI may, by written notice (the "Registration Notice") to Zurn (the "Registrant"), request the Registrant to register under the Securities Act all or any part of the Restricted Shares beneficially owned by USI (the "Registrable Securities") pursuant to a bona fide firm commitment underwritten public offering in which USI and the underwriters shall effect as wide a distribution of such Registrable Securities as is reasonably practicable and shall use their best efforts to prevent any person (including any group) and its affiliates from purchasing through such offering Restricted Shares representing more than 2% of the outstanding shares of common stock of the Registrant on a fully diluted basis (a "Permitted Offering"). The Registration Notice shall include a certificate executed by USI and its proposed managing underwriter, which underwriter shall be an investment banking firm of nationally recognized standing reasonably acceptable to Zurn (the "Manager"), stating that (i) they have a good faith intention to commence promptly a Permitted Offering and (ii) the Manager in good faith believes that, based on the then prevailing market conditions, it will be able to sell the Registrable Securities at a per share price to be specified in such Registration Notice (the "Fair Market Value"). The Registrant (and/or any person designated by the Registrant) shall thereupon have the option exercisable by written notice delivered to USI within 10 business days after the receipt of the Registration Notice, irrevocably to agree to purchase all or any part of the Registrable Securities for cash at a price (the "Option Price") equal to the product of (i) the number of Registrable Securities and (ii) the Fair Market Value of such Registrable Securities. Any such purchase of Registrable Securities by the Registrant hereunder shall take place at a closing to be held at the principal executive offices of the Registrant or its counsel at any reasonable date and time designated by the Registrant and its designee in such notice within 20 business days after delivery of such notice. Any payment for the shares to be purchased shall be made by delivery at the time of such closing of the Option Price in immediately available funds.

                  If the Registrant does not elect to exercise its option pursuant to this Section 9 with respect to all Registrable Securities designated in the Registration Notice, it shall use its best efforts to effect, as promptly as practicable, the registration under the Securities Act of the unpurchased Registrable Securities; provided, however, that (i) USI shall not be entitled to more than an aggregate of two effective registration statements hereunder and
(ii) the Registrant will not be required to file any such registration statement during any period of time (not to exceed 90 days after such request in the case of clause (B) below or 120 days in the case of clauses (A) and (C) below) when
(A) the Registrant is in possession of material non-public information which it reasonably believes would be detrimental to be disclosed at such time and, in the judgment of the Board of Directors of the Registrant, such information would have to be disclosed if a registration statement were filed at that time; (B) the Registrant is required under the Securities Act to include audited financial statements for any period in such registration statement and such financial statements are not yet available for inclusion in such registration statement; or (C) the Registrant determines, in its reasonable judgment, that such registration would interfere with any financing, acquisition or other material transaction involving the Registrant or any of its affiliates. If consummation of the sale of any Registrable Securities pursuant to a registration hereunder does not occur within 120 days after the filing with the SEC of the initial registration statement with respect thereto, the provisions of this Section 9 shall again be applicable to any proposed registration; provided, however, that USI shall not be entitled to request more than two registrations pursuant to this Section 9 in any 12 month period. The Registrant shall use its best efforts to cause all Registrable Securities registered pursuant to this Section 9 to be qualified for sale under the securities or blue-sky laws of such jurisdictions as USI may reasonably request and shall continue such registration or qualification in effect in such jurisdiction; provided, however, that the Registrant shall not be required to qualify to do business in, or consent to general service of process in, any jurisdiction by reason of this provision.

                  The registration rights set forth in this Section 9 are subject to the condition that USI shall provide the Registrant with such information with respect to USI's Registrable Securities, the plans for the distribution thereof, and such other information with respect to USI as, in the reasonable judgment of counsel for the Registrant, is necessary to enable the Registrant to include in such registration statement all material facts required to be disclosed with respect to a registration thereunder.

                  A registration effected under this Section 9 shall be effected at the Registrant's expense, except for underwriting discounts and commissions and the fees and the expenses of counsel to USI, and the Registrant shall provide to the underwriters such documentation (including certificates, opinions of counsel and "comfort" letters from auditors) as are customary in connection with underwritten public offerings as such underwriters may reasonably require. In connection with any such registration, the parties agree
(i) to indemnify each other and the underwriters in the customary manner and
(ii) to enter into an underwriting agreement in form and substance customary to transactions of this type with the Manager and the other underwriters participating in such offering.


         10. PROFIT LIMITATION. (a) Notwithstanding any other provision of this Agreement, in no event shall USI's Total Profit (as hereinafter defined) exceed $5 million and, if it otherwise would exceed such amount USI, at its sole election, shall either (i) deliver to Zurn for cancellation Restricted Shares previously purchased by USI, (ii) pay cash or other consideration to Zurn or
(iii) undertake any combination thereof, so that USI's Total Profit shall not exceed $5 million after taking into account the foregoing actions.

                  (b) Notwithstanding any other provision of this Agreement, this Stock Option may not be exercised for a number of Restricted Shares as would, as of the date of the Exercise Notice, result in a Notional Total Profit (as defined below) of more than $5 million, and, if exercise of the Stock Option otherwise would exceed such amount, USI, at its discretion, may increase the Exercise Price for that number of Restricted Shares set forth in the Exercise Notice so that the Notional Total Profit shall not exceed $5 million; provided, that nothing in this sentence shall restrict any exercise of the Stock Option permitted hereby on any subsequent date at the Exercise Price set forth in
Section 1 hereof.

                  (c) As used herein, the term "Total Profit" shall mean the aggregate amount (before taxes) of the following: (i) the amount received by USI pursuant to Zurn's repurchase of the Stock Option pursuant to Section 8 hereof, and (ii) (x) the net cash amounts received by USI pursuant to the sale of Restricted Shares (or any other securities into which such shares are converted or exchanged) to any unaffiliated party, less (y) USI's purchase price for such Restricted Shares.

                  (d) As used herein, the term "Notional Total Profit" with respect to any number of Restricted Shares as to which USI may propose to exercise this Stock Option shall be the Total Profit determined as of the date of the Exercise Notice assuming that this Stock Option were exercised on such date for such number of Restricted Shares and assuming that such Restricted Shares, together with all other Restricted Shares held by USI and its affiliates as of such date, were sold for cash at the closing market price for Zurn Common Stock as of the close of business on the preceding trading day (less customary brokerage commissions).

         11. ADJUSTMENT UPON CHANGES IN CAPITALIZATION. In the event of any change in Zurn Common Stock by reason of stock dividends, stock splits, mergers (other than the Merger), recapitalizations, combinations, exchange of shares or the like, the type and number of shares or securities subject to the Stock Option, and the Exercise Price per share, shall be adjusted appropriately.

         12. RESTRICTIVE LEGENDS. Each certificate representing shares of Zurn Common Stock issued to USI hereunder shall initially be endorsed with a legend in substantially the following form:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE REOFFERED OR SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE. SUCH SECURITIES ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE STOCK OPTION AGREEMENT, DATED FEBRUARY 16, 1998, A COPY OF WHICH MAY BE OBTAINED FROM THE ISSUER HEREOF.

         13. BINDING EFFECT; NO ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, and permitted assigns. Except as expressly provided in this Agreement, neither this Agreement nor the rights or the obligations of either party hereto are assignable, except by operation of law, or with the written consent of the other party. Nothing contained in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto and their respective permitted assigns any rights or remedies of any nature whatsoever by reason of this Agreement. Any Restricted Shares sold by a party in compliance with the provisions of Section 9 shall, upon consummation of such sale, be free of the restrictions imposed with respect to such shares by this Agreement. In no event will any transferee of any Restricted Shares be entitled to the rights of USI hereunder. Certificates representing shares sold in a registered public offering pursuant to Section 9 shall not be required to bear the legend set forth in
Section 12.

         14. SPECIFIC PERFORMANCE. The parties recognize and agree that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, each party agrees that, in addition to other remedies, the other party shall be entitled to an injunction restraining any violation or threatened violation of the provisions of this Agreement. In the event that any action should be brought in equity to enforce the provisions of the Agreement, neither party will allege, and each party hereby waives the defense, that there is an adequate remedy at law.

         15. ENTIRE AGREEMENT. This Agreement and the Merger Agreement (together with the other documents and instruments referred to in the Merger Agreement, and the exhibits and disclosure schedules thereto) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof.

         16. FURTHER ASSURANCES. Each party will execute and deliver all such further documents and instruments and take all such further action as may be necessary in order to consummate the transactions contemplated hereby.

         17. NO REMEDY IN CERTAIN CIRCUMSTANCES. Each party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith or not to take an action consistent herewith or required hereby, the validity, legality and enforceability of the remaining provisions and obligations contained or set forth herein shall not in any way be affected or impaired thereby, unless the foregoing inconsistent action or the failure to take an action constitutes a material breach of this Agreement or makes the Agreement impossible to perform in which case this Agreement shall terminate. Except as otherwise contemplated by this Agreement, to the extent that a party hereto took an action inconsistent herewith or failed to take action consistent herewith or required hereby pursuant to an order or judgment of a court or other competent authority, such party shall incur no liability or obligation unless such party did not in good faith seek to resist or object to the imposition or entering of such order or judgment.

         18. NOTICES. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, telegraphed or telecopied or sent by certified or registered mail, postage prepaid, and shall be deemed to be given, dated and received when so delivered personally, telegraphed or telecopied (answerback received) or, if mailed, five business days after the date of mailing, to the following address or telecopy number, or to such other address or addresses as such person may subsequently designate by notice given hereunder:

                  (a)      if to USI, to:

                                    U.S. Industries, Inc.
                                    101 Wood Avenue South
                                    Iselin, NJ  08830
                                    Attention: George H. MacLean, Esq.
                                    Facsimile: (732) 767-2208

                                    with a copy (which shall
                                    not constitute notice) to:

                                    Weil, Gotshal & Manges LLP
                                    767 Fifth Avenue
                                    New York, New York  10153
                                    Attention: Ellen J. Odoner, Esq.
                                    Facsimile: (212) 310-8007

                  (b)  if to Zurn, to:

                                    Zurn Industries, Inc.
                                    14801 Quorum Drive
                                    Addison, TX  75240
                                    Attention: George Hanthorn, Esq.
                                    Facsimile: (972) 560-2256

                                    with a copy (which shall
                                    not constitute notice) to:

                                    Jones, Day Reavis & Pogue
                                    2300 Trammell Crow Center
                                    2001 Ross Avenue
                                    Dallas, TX 75201-2958
                                    Attention:  Mark E. Betzen, Esq.
                                    Facsimile:  (214) 969-5100

         19. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof.

         20. DESCRIPTIVE HEADINGS. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

         21. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same instrument.

         22. EXPENSES. Except as otherwise expressly provided herein or in the Merger Agreement, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

         23. AMENDMENTS; WAIVER. This Agreement may be amended by the parties hereto and the terms and conditions hereof may be waived only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.


                                                     ZURN INDUSTRIES, INC.


                                                     By: /s/Robert R. Womack
                                                            --------------------
                                                     Name:  Robert R. Womack
                                                     Title: Chairman and Chief
                                                            Executive Officer


                                                     U.S. INDUSTRIES, INC.


                                                     By: /s/David H. Clarke
                                                            --------------------
                                                     Name:  David H. Clarke
                                                     Title: Chairman and Chief
                                                            Executive Officer




NYFS11...:\95\78595\0019\1323\AGR1158L.04C

                                                                         ANNEX B
                                                                         -------

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                              U.S. INDUSTRIES, INC.

         This document constitutes an amendment and restatement of the original Certificate of Incorporation of USI, Inc. (the "Corporation") which was filed with the Secretary of State of Delaware on February 4, 1998. This Amended and Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 245(c) and 242 of the Delaware General Corporation Law

                                   ARTICLE I.

                                      NAME

         The name of the Corporation is U.S. Industries, Inc.

                                   ARTICLE II.

                          ADDRESS OF REGISTERED OFFICE;
                            NAME OF REGISTERED AGENT

         The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at that address in the State of Delaware is The Corporation Trust Company.

                                  ARTICLE III.

                               PURPOSE AND POWERS

         The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may now or hereafter be organized under the Delaware General Corporation Law ("Delaware Law"). It shall have all powers that may now or hereafter be lawful for a corporation to exercise under the Delaware Law.

                                   ARTICLE IV.

                                  CAPITAL STOCK

         SECTION 4.1 Total Number of Shares of Stock. The total number of shares of capital stock of all classes that the Corporation shall have authority to issue is ___________________ shares. The authorized capital stock is divided into _____________ shares of preferred stock, of the par value of $.01 each (the "Preferred Stock"), and ____________________ shares of common stock, of the par value of $.01 each (the "Common Stock").

         SECTION 4.2 Preferred Stock. (a) The shares of Preferred Stock of the Corporation may be issued from time to time in one or more classes or series thereof, the shares of each class or series thereof to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as are stated and expressed herein or in the resolution or resolutions providing for the issue of such class or series, adopted by the board of directors of the Corporation (the "Board of Directors") as hereinafter provided.

                  (b) Authority is hereby expressly granted to the Board of Directors, subject to the provisions of this Article IV and to the limitations prescribed by the Delaware Law, to authorize the issue of one or more classes, or series thereof, of Preferred Stock and with respect to each such class or series to fix by resolution or resolutions providing for the issue of such class or series the voting powers, full or limited, if any, of the shares of such class or series and the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof. The authority of the Board of Directors with respect to each class or series thereof shall include, but not be limited to, the determination or fixing of the following:

                         (i) the maximum number of shares to constitute such class or series, which may subsequently be increased or decreased by resolutions of the Board of Directors unless otherwise provided in the resolution providing for the issue of such class or series, the distinctive designation thereof and the stated value thereof if different than the par value thereof;

                        (ii) the dividend rate of such class or series, the conditions and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes of stock or any other series of any class of stock of the Corporation, and whether such dividends shall be cumulative or noncumulative;

                       (iii) whether the shares of such class or series shall be subject to redemption, in whole or in part, and if made subject to such redemption the times, prices and other terms and conditions of such redemption, including whether or not such redemption may occur at the option of the Corporation or at the option of the holder or holders thereof or upon the happening of a specified event;

                        (iv) the terms and amount of any sinking fund established for the purchase or redemption of the shares of such class or series;

                         (v) whether or not the shares of such class or series shall be convertible into or exchangeable for shares of any other class or classes of any stock or any other series of any class of stock of the Corporation, and, if provision is made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange;

                        (vi) the extent, if any, to which the holders of shares of such class or series shall be entitled to vote with respect to the election of directors or otherwise;

                       (vii) the restrictions, if any, on the issue or reissue of any additional Preferred Stock;

                      (viii) the rights of the holders of the shares of such class or series upon the dissolution of, or upon the subsequent distribution of assets of, the Corporation; and

                        (ix) the manner in which any facts ascertainable outside the resolution or resolutions providing for the issue of such class or series shall operate upon the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of such class or series.

         Section 4.3 Common Stock. The shares of Common Stock of the Corporation shall be of one and the same class. The holders of Common Stock shall have one vote per share of Common Stock on all matters on which holders of Common Stock are entitled to vote.

                                   ARTICLE V.

                               BOARD OF DIRECTORS

         Section 5.1 Powers of Board of Directors. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors which shall consist of not less than three members. In furtherance, and not in limitation, of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to:

                  (a) adopt, amend, alter, change or repeal the By-Laws of the Corporation; provided, however, that no By-Laws hereafter adopted shall invalidate any prior act of the directors that would have been valid if such new By-Laws had not been adopted;

                  (b) determine the rights, powers, duties, rules and procedures that affect the power of the Board of Directors to manage and direct the business and affairs of the Corporation, including the power to designate and empower committees of the Board of Directors, to elect, appoint and empower the officers and other agents of the Corporation, and to determine the time and place of, the notice requirements for, Board meetings, as well as quorum and voting requirements for, and the manner of taking, Board action; and

                  (c) exercise all such powers and do all such acts as may be exercised or done by the Corporation, subject to the provisions of the Delaware Law, this Certificate of Incorporation, and the By-Laws of the Corporation.

         Section 5.2 Number of Directors. The number of directors constituting the Board of Directors shall be determined from time to time exclusively by a vote of a majority of the Board of Directors in office at the time of such vote.

         Section 5.3 Classified Board of Directors. The directors shall be divided into three classes, which each class to be as nearly equal in number as reasonably possible, and with the initial term of office of the first class of directors to expire at the 1999 annual meeting of stockholders, the initial term of office of the second class of directors to expire at the 2000 annual meeting of stockholders and the initial term of office of the third class of directors to expire at the 2001 annual meeting of stockholders, in each case upon the election and qualification of their successors. Commencing with the 1999 annual meeting of stockholders, directors elected to succeed those directors whose terms have thereupon expired shall be elected to a term of office to expire at the third succeeding annual meeting of stockholders after their election, and upon the election and qualification of their successors. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain or attain the number of directors in each class as nearly equal as reasonably possible, but in no case will a decrease in the number of directors shorten the term of any incumbent director.

         Section 5.4 Vacancies. Any vacancies in the Board of Directors for any reason and any newly created directorship resulting by reason of any increase in the number of directors may be filled only by the Board of Directors, acting by a majority of the remaining directors then in office, although less than a quorum, or by a sole remaining director, and any directors so appointed shall hold office until the next election of the class of which such directors have been chosen and until their successors are elected and qualified.

         Section 5.5 Removal of Directors. Except as may be provided in a resolution or resolutions providing for any class or series of Preferred Stock pursuant to Article IV hereof with respect to any directors elected by the holders of such class or series, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause, and only by the affirmative vote of the holders of at least 662/3% of the voting power of all of the shares of capital stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class.

                                   ARTICLE VI.

                STOCKHOLDER ACTIONS AND MEETINGS OF STOCKHOLDERS

         Except as may be provided in a resolution or resolutions providing for any class or series of Preferred Stock pursuant to Article IV hereof, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any written consent in lieu of a meeting by such holders. Special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution adopted by a majority of the members of the Board of Directors then in office. Elections of directors need not be by written ballot, unless otherwise provided in the By-Laws. For purposes of all meetings of stockholders, a quorum shall consist of a majority of the shares entitled to vote at such meeting of stockholders, unless otherwise required by law.

                                  ARTICLE VII.

                      LIMITATION ON LIABILITY OF DIRECTORS

         No person shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, including without limitation directors serving on committees of the Board of Directors; provided, however, that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the Delaware Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware Law is amended hereafter to authorize corporate action further eliminating or limited the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware Law, as so amended. Any amendment, repeal or modification of this
Article VII shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such amendment, repeal or modification.

                                  ARTICLE VIII.

                              AMENDMENT OF BY-LAWS

         The Board of Directors shall have the power to adopt, amend, alter, change or repeal any By-Laws of the Corporation. In addition, the stockholders of the Corporation may adopt, amend, alter, change or repeal any By-Laws of the Corporation by the affirmative vote of the holders of at least 662/3% of the voting power of all of the shares of capital stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class (notwithstanding the fact that a lesser percentage may be specified by Delaware Law).

                                   ARTICLE IX.

                    AMENDMENT OF CERTIFICATE OF INCORPORATION

         The Corporation hereby reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in any manner permitted by Delaware Law and all rights and powers conferred upon stockholders, directors, and officers herein are granted subject to this reservation. Except as may be provided in a resolution or resolutions providing for any class or series of Preferred Stock pursuant to Article IV hereof and which relate to such class or series of Preferred Stock, any such amendment, alteration, change or repeal shall require the affirmative vote of both (a) a majority of the members of the Board of Directors then in office and
(b) a majority of the voting power of all of the shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class; except that any proposal to amend, alter, change or repeal the provisions of Articles 5.3, Article 5.5, Article VI, Article VIII and this Article IX shall require the affirmative vote of 662/3% of the voting power of all of the shares of capital stock entitled to vote generally in the election of directors,voting together as a single class.

                                    ARTICLE X

                                  SEVERABILITY


         In the event that any of the provisions of this Certificate of Incorporation (including any provision within a single Section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions are severable and shall remain enforceable to the full extent permitted by law.

                                     * * * *

DAFS03...:\95\78595\0019\1323\CRT1308W.48A

                                                                         ANNEX C
                                                                         -------


                              AMENDED AND RESTATED

                                     BY-LAWS

                                       OF
                              U.S. INDUSTRIES, INC.
                            (a Delaware corporation)


                                    ARTICLE I

                                  Stockholders


                  SECTION 1. Annual Meetings. (a) All annual meetings of the Stockholders for the election of directors shall be held at such place as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Special meetings of Stockholders for any other purpose may be held at such time and place as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

                  (b) Annual meetings of Stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which they shall elect by a plurality vote a Board of Directors or, during such time as the certificate of incorporation of the Corporation (the "Certificate of Incorporation") provides for a classified Board of Directors, that class of directors the term of which shall expire at the meeting, and transact such other business as may properly be brought before the meeting.

                  (c) Written notice of the annual meeting stating the place, date, and hour of the meeting shall be given to each Stockholder entitled to vote at such meeting not less than ten days nor more than sixty days prior to the date of the meeting. A written waiver of any such notice signed by the person entitled thereto, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

                  (d) The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of Stockholders, a complete list of the Stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each Stockholder and the number of shares registered in the name of each Stockholder. Such list shall be open to the examination of any Stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Stockholder who is present. The stock ledger shall be the only evidence as to the Stockholders entitled to examine the stock ledger, the list required by this section or the books of the Corporation, or to vote in person or by proxy at any meeting of Stockholders.

                  SECTION 2. Special Meetings. (a) Special meetings of the Stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation of the Corporation, shall be called by the Chairman, President or Secretary only at the request in writing of a majority of the Board of Directors then in office. Such request shall state the purpose or purposes of the proposed meeting.

                  (b) Written notice of a special meeting stating the place, date, and hour of the meeting and, in general terms, the purpose or purposes for which the meeting is called, shall be given not less than ten days nor more than sixty days prior to the date of the meeting, to each Stockholder entitled to vote at such meeting. Special meetings may be held at such place as shall be designated by the Board of Directors. Whenever the directors shall fail to fix such place, the meeting shall be held at the principal executive offices of the Corporation.

                  (c) Business transacted at any special meeting of Stockholders, other than procedural matters and matters relating to the conduct of the meeting, shall be limited to the purpose or purposes stated in the notice.

                  SECTION 3. Quorums. (a) The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the Stockholders for the transaction of business except as otherwise provided by the Delaware General

Corporation Law ("Delaware Law") or by the Certificate of Incorporation. Unless these By-Laws otherwise require, when a meeting is adjourned to another time or place, whether or not a quorum is present, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Stockholder of record entitled to vote at the meeting. When a quorum is once present it is not broken by the subsequent withdrawal of any Stockholder.

                  (b) When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one on which, by express provision of Delaware Law or of the Certificate of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

                  SECTION 4. Organization. Meetings of Stockholders shall be presided over by the Chairman, if any, or if none or in the Chairman's absence, the President, if any, or if none or in the President's absence, by a Chairman to be chosen by the Stockholders entitled to vote who are present in person or by proxy at the meeting. The Secretary of the Corporation, or in the Secretary's absence an Assistant Secretary, shall act as Secretary of every meeting and keep the minutes thereof, but if neither the Secretary nor an Assistant Secretary is present, the presiding officer of the meeting shall appoint any person present to act as secretary of the meeting. The order of business at all meetings of stockholders shall be as determined by the Chairman of the meeting.

                  SECTION 5. Voting; Proxies; Required Vote. (a) At each meeting of Stockholders, every Stockholder shall be entitled to vote in person or by proxy appointed by an instrument in writing, subscribed by such Stockholder or by such Stockholder's duly authorized attorney-in-fact (but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period) and, unless Delaware Law or the Certificate of Incorporation (including resolutions designating any class or series of preferred stock pursuant to Article IV of the Certificate of Incorporation) provides otherwise, shall have one vote for each share of stock entitled to vote registered in the name of such Stockholder on the books of the Corporation on the applicable record date fixed pursuant to these By-Laws. At all elections of directors the voting may but need not be by ballot and a plurality of the votes cast there shall elect directors. Except as otherwise required by law or the Certificate of Incorporation, any other action shall be authorized by a majority of the votes cast.

                  (b) Where a separate vote by a class or classes, a majority of the outstanding shares of such class or classes, present in person or represented by proxy, shall constitute a quorum entitled to vote on that matter, the affirmative vote of the majority of shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class, unless otherwise provided in the Certificate of Incorporation.

                  SECTION 6. Inspector of Election. The Board of Directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If an inspector or inspectors are not so appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all Stockholders. On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by such inspector or inspectors and execute a certificate of any fact found by such inspector or inspectors.

                  SECTION 7. Stockholder Proposals and Nominations. (a) No proposal for a stockholder vote shall be submitted by a stockholder (a "Stockholder Proposal") to the Corporation's stockholders unless the stockholder submitting such proposal (the "Proponent") shall have filed a written notice setting forth with particularity (i) the names and business addresses of the Proponent and all persons or entities (collectively, the "Persons") acting in concert with the Proponent; (ii) the name and address of the Proponent and the Persons identified in clause (i), as they appear on the Corporation's books (if they so appear); (iii) the class and number of shares of the Corporation beneficially owned by the Proponent and the Persons identified in clause (i); (iv) a description of the Stockholder Proposal containing all material information relating thereto; and (v) such other information as the Board of Directors reasonably determines is necessary or appropriate to enable the Board of Directors and stockholders of the Corporation to consider the Stockholder Proposal. The presiding officer at any stockholders' meeting may determine that any Stockholder Proposal was not made in accordance with the procedures prescribed in these By-Laws or is otherwise not in accordance with law, and if it is so determined, such officer shall so declare at the meeting and the Stockholder Proposal shall be disregarded.

                  (b) Only persons who are selected and recommended by the Board of Directors or the committee of the Board of Directors designated to make nominations (if any), or who are nominated by stockholders in accordance with the procedures set forth in this Section 7, shall be eligible for election, or qualified to serve, as directors. Nominations of individuals for election to the Board of Directors of the Corporation at any annual meeting or any special meeting of stockholders at which directors are to be elected may be made by any stockholder of the Corporation entitled to vote for the election of directors at that meeting by compliance with the procedures set forth in this Section 7. Nominations by stockholders shall be made by written notice (a "Nomination Notice"), which shall set forth (i) as to each individual nominated, (A) the name, date of birth, business address and residence address of such individual;
(B) the business experience during the past five years of such nominee, including his or her principal occupations and employment during such period, the name and principal business of any corporation or other organization in which such occupations and employment were carried on, and such other information as to the nature of his or her responsibilities and level of professional competence as may be sufficient to permit assessment of his or her prior business experience; (C) whether the nominee is or has ever been at any time a director, officer or owner of 5% or more of any class of capital stock, partnership interests or other equity interest of any corporation, partnership or other entity; (D) any directorships held by such nominee in any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, or subject to the requirements of Section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940, as amended; and (E) whether, in the last five years, such nominee has been convicted in a criminal proceeding or has been subject to a judgment, order, finding or decree of any federal, state or other governmental entity, concerning any violation of federal, state or other law, or any proceeding in bankruptcy, which conviction, order, finding, decree or proceeding may be material to an evaluation of the ability or integrity of the nominee; and
(ii) as to the Person submitting the Nomination Notice and any Person acting in concert with such Person, (x) the name and business address of such Person, (y) the name and address of such Person as they appear on the Corporation's books (if they so appear), and (z) the class and number of shares of the Corporation that are beneficially owned by such Person. A written consent to being named in a proxy statement as a nominee, and to serve as a director if elected, signed by the nominee, shall be filed with any Nomination Notice. If the presiding officer at any stockholders' meeting determines that a nomination was not made in accordance with the procedures prescribed by these By-Laws, he shall so declare to the meeting and the defective nomination shall be disregarded.

                  (c) Stockholder Proposals and Nomination Notices shall be delivered to the Secretary at the principal executive office of the Corporation 60 days or more before the date of the stockholders' meeting if such Stockholder Proposal or Nomination Notice is to be submitted at an annual stockholders' meeting. Stockholder Proposals and Nomination Notices shall be delivered to the Secretary at the principal executive office of the Corporation no later than the close of business on the 15th day following the day on which notice of the date of a special meeting of stockholders was given if the Stockholder Proposal or Nomination Notice is to be submitted at a special stockholders' meeting.


                                   ARTICLE II

                               Board of Directors

                  SECTION 1. General Powers. The business, property and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors. The Board of Directors shall exercise exclusive strategic control of the Corporation and shall not delegate its policy-making powers.

                  SECTION 2. Qualification; Number; Term; Remuneration. (a) Each director shall be at least 18 years of age. A director need not be a Stockholder, a citizen of the United States, or a resident of the State of Delaware. The number of directors constituting the entire Board shall be such number as may be fixed from time to time by the Board of Directors, but shall be not less than three. One of the directors may be selected by the Board of Directors to be its Chairman, who shall preside at meetings of the Stockholders and the Board of Directors and shall have such other duties, if any, as may from time to time be assigned by the Board of Directors. In the absence of formal selection, the President of the Corporation shall serve as Chairman. The use of the phrase "entire Board" herein refers to the total number of directors which the Corporation would have if there were no vacancies.

                  (b) Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing Committees may be allowed like compensation for attending Committee meetings.

                  SECTION 3. Quorum and Manner of Voting. Except as otherwise provided by law, a majority of the entire Board of Directors shall constitute a quorum. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting from time to time to another time and place without notice. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. When a meeting is adjourned to another time or place, whether or not a quorum is present, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Board of Directors may transact any business which might have been transacted at the original meeting. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting, from time to time, without notice other than announcement at the meeting, until a quorum is present.

                  SECTION 4. Annual Meeting. At the next regular meeting following the annual meeting of Stockholders, the newly elected Board of Directors shall meet for the purpose of the election of officers and the transaction of such other business as may properly come before the meeting.

                  SECTION 5. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times as the Board of Directors shall from time to time by resolution determine. After the place and time of regular meetings of the Board of Directors shall have been determined and notice thereof shall have been once given to each member of the Board of Directors, regular meetings may be held without further notice being given.

                  SECTION 6. Special Meetings. Notice of the date, time and place of each special meeting shall be mailed by regular mail to each director at his designated address at least six days before the meeting; or sent by overnight courier to each director at his designated address at least two days before the meeting (with delivery scheduled to occur no later than the day before the meeting); or given orally by telephone or other means, or by telegraph or telecopy, or by any other means comparable to any of the foregoing, to each director at his designated address at least 24 hours before the meeting; provided, however, that if less than five days' notice is provided and one third of the members of the Board of Directors then in office object in writing prior to or at the commencement of the meeting, such meeting shall be postponed until five days after such notice was given pursuant to this sentence (or such short period to which a majority of those who objected in writing agree), provided that notice of such postponed meeting shall be given in accordance with this
Section 7. The notice of the special meeting shall state the general purpose of the meeting, but other routine business may be conducted at the special meeting without such matter being stated in the notice.

                  SECTION 7. Organization. At all meetings of the Board of Directors, the Chairman or in the Chairman's absence or inability to act, the President, or in the President's absence, a Chairman chosen by the directors, shall preside. The Secretary of the Corporation shall act as secretary at all meetings of the Board of Directors when present, and, in the Secretary's absence, the presiding officer may appoint any person to act as Secretary.

                  SECTION 8. Resignation. Any director may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the Chairman or Secretary, unless otherwise specified in the resignation. Directors may be removed only in the manner provided in the Certificate of Incorporation.

                  SECTION 9. Vacancies. Unless otherwise provided in these ByLaws, vacancies on the Board of Directors, whether caused by resignation, death, disqualification, removal, an increase in the authorized number of directors or otherwise, may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum, or by a sole remaining director.

                  SECTION 10. Preferred Directors. Notwithstanding anything else contained herein, whenever the holders of one or more classes or series of Preferred Stock shall have the right, voting separately as a class or series, to elect directors, the election, term of office, filling of vacancies, removal and other features of such directorships shall be governed by the terms of the resolutions applicable thereto adopted by the Board of Directors pursuant to the Certificate of Incorporation, and such directors so elected shall not be subject to the provisions of this Article II unless otherwise provided herein.


                                   ARTICLE III

                                   Committees

                  SECTION 1. Appointment; Powers. The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more Committees, each Committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any Committee, who may replace any absent or disqualified member at any meeting of the Committee. In the absence or disqualification of a member of a Committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such Committee, to the extent provided in the resolution, shall, subject to the provisions of Article II, Section 1 of these By-Laws, have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such Committee shall have the power or authority to: (i) approve or adopt, or recommend to the stockholders, any action or matter required to be submitted to the stockholders for approval or
(ii) adopt, amend or repeal any By-Law. Such Committee or Committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

                  SECTION 2. Procedures, Quorum and Manner of Acting. Each Committee shall fix its own rules of procedure, and shall meet where and as provided by such rules or by resolution of the Board of Directors, subject to the provisions of Sections 3 and 4 of Article II. Except as otherwise provided by law, the presence of a majority of the then appointed members of a Committee shall constitute a quorum for the transaction of business by that Committee, and in every case where a quorum is present the affirmative vote of a majority of the members of the Committee present shall be the act of the Committee. Each Committee shall keep minutes of its proceedings, and actions taken by a Committee shall be reported to the Board of Directors.

                  SECTION 3. Termination. In the event any person shall cease to be a director of the Corporation, such person shall simultaneously therewith cease to be a member of any Committee appointed by the Board of Directors.


                                   ARTICLE IV

                                    Officers

                  SECTION 1. Election and Qualifications. The Board of Directors at its first meeting held after each annual meeting of Stockholders shall elect the officers of the Corporation, which shall include a President and a Secretary, and may include, by election or appointment, a Chairman of the Board, one or more Vice-Presidents (any one or more of whom may be given an additional designation of rank or function), a Treasurer and such Assistant Secretaries, such Assistant Treasurers and such other officers as the Board of Directors may from time to time deem proper. Each officer shall have such powers and duties as may be prescribed by these ByLaws and as may be assigned by the Board of Directors or the President. Any two or more offices may be held by the same person.

                  SECTION 2. Term of Office and Remuneration. The term of office of all officers shall be until their respective successors have been elected and qualified or their earlier death, resignation or removal. The remuneration of all officers of the Corporation may be fixed by the Board of Directors or in such manner as the Board of Directors shall provide.

                  SECTION 3. Resignation; Removal. Any officer may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the President or Secretary, unless otherwise specified in the resignation. Any officer shall be subject to removal, with or without cause, at any time by the Board of Directors. Any vacancy in any office shall be filled in such manner as the Board of Directors shall determine.

                  SECTION 4.  Powers and Duties of Officers.

                  (a) The Chairman of the Board of Directors, if there be one, shall preside at all meetings of the Board of Directors and shall have such other powers and duties as may from time to time be assigned by the Board of Directors. The Chairman of the Board of Directors, if there be one, shall be the chief executive officer of the Corporation and shall preside at all meetings of the Stockholders and the Board of Directors and shall have general management of and supervisory authority over the property, business and affairs of the Corporation and its other officers. The Chairman of the Board may execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations and instruments, and shall have such other authority and perform such other duties as from time to time may be assigned by the Board of Directors. The Chairman of the Board shall see that all orders and resolutions of the Board of Directors are carried into effect and shall perform such additional duties that usually pertain to the office of chief executive officer.

                  (b) If there be no Chairman of the Board, the President shall be the chief executive officer and shall exercise the powers listed in (a) above. Otherwise, the President may execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations and instruments, and shall have such other authority and perform such other duties as from time to time may be assigned by the Board of Directors or the Chairman of the Board.

                  (c) A Vice President may execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations and instruments, and shall have such other authority and perform such other duties as from time to time may be assigned by the Board of Directors, the Chairman of the Board or the President.

                  (d) The Treasurer shall in general have all duties and authority incident to the position of Treasurer and such other duties and authority as may be assigned by the Board of Directors, the Chairman of the Board or the President. The Treasurer shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by or at the direction of the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, the Chairman of the Board or the President, and shall render, upon request, an account of all such transactions.

                  (e) The Secretary shall in general have all the duties and authority incident to the position of Secretary and such other duties and authority as may be assigned by the Board of Directors, the Chairman of the Board or the President. The Secretary shall attend all meetings of the Board of Directors and all meetings of Stockholders and record all the proceedings thereat in a book or books to be kept for that purpose. The Secretary shall give, or cause to be given, notice of all meetings of the Stockholders and special meetings of the Board of Directors. The Secretary shall have custody of the seal of the Corporation and any officer of the Corporation shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or any other officer.

                  (f) Any assistant officer shall have such duties and authority as the officer such assistant officer assists and, in addition, such other duties and authority as the Board of Directors, the Chairman of the Board or President shall from time to time assign.


                                    ARTICLE V

                                 Contracts, Etc.

                  SECTION 1. Contracts. The Board of Directors may authorize any person or persons, in the name and on behalf of the Corporation, to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

                  SECTION 2. Proxies; Powers of Attorney; Other Instruments. (a) The Chairman, the President, any Vice President, the Treasurer or any other person designated by any of them shall have the power and authority to execute and deliver proxies, powers of attorney and other instruments on behalf of the Corporation in connection with the execution of contracts, the purchase of real or personal property, the rights and powers incident to the ownership of stock by the Corporation and such other situations as the Chairman, the President, such Vice President or the Treasurer shall approve, such approval to be conclusively evidenced by the execution of such proxy, power of attorney or other instrument on behalf of the Corporation.

                  (b) The Chairman, the President, any Vice President, the Treasurer or any other person authorized by proxy or power of attorney executed and delivered by any of them on behalf of the Corporation may attend and vote at any meeting of stockholders of any company in which the Corporation may hold stock, and may exercise on behalf of the Corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting, or otherwise as specified in the proxy or power of attorney so authorizing any such person. The Board of Directors, from time to time, may confer like powers upon any other person.


                                   ARTICLE VI

                                Books and Records

                  SECTION 1. Location. The books and records of the Corporation may be kept at such place or places as the Board of Directors or the respective officers in charge thereof may from time to time determine. The record books containing the names and addresses of all Stockholders, the number and class of shares of stock held by each and the dates when they respectively became the owners of record thereof shall be kept by the Secretary as prescribed in the By-Laws or by such officer or agent as shall be designated by the Board of Directors.

                  SECTION 2. Addresses of Stockholders. Notices of meetings and all other corporate notices may be delivered personally or mailed to each Stockholder at the Stockholder's address as it appears on the records of the Corporation.

                  SECTION 3. Fixing Date for Determination of Stockholders of Record. (a) In order that the Corporation may determine the Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date shall not be more than 60 days nor less than 10 days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining Stockholders entitled to notice of or to vote at a meeting of Stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of Stockholders of record entitled to notice of or to vote at a meeting of Stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                  (b) In order that the Corporation may determine the Stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the Stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action not contemplated by paragraph (a) of this Section 3, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining Stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.


                                   ARTICLE VII

                         Certificates Representing Stock

                  SECTION 1. Certificates; Signatures. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate, signed by or in the name of the Corporation by the Chairman or Vice-Chairman of the Board of Directors, or the President or any Vice-President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, representing the number of shares registered in certificate form. Any or all of the signatures on any such certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

                  SECTION 2. Record Ownership. The name of the holder of record of the shares represented thereby, with the number of such shares and the date of issue thereof, shall be entered on the books of the Corporation. The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as required by Delaware Law. The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the Corporation.

                  SECTION 3. Transfer of Record Ownership. Transfer of stock shall be made on the books of the Corporation only by direction of the person named in the certificate or such person's attorney, lawfully constituted in writing, and only upon the surrender of the certificate therefor and a written assignment of the shares evidenced thereby, which certificate shall be canceled before the new certificate is issued.

                  SECTION 4. Fractional Shares. The Corporation may, but shall not be required to, issue certificates for fractions of a share where necessary to effect authorized transactions, or the Corporation may pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or it may issue scrip in registered or bearer form over the manual or facsimile signature of an officer of the Corporation or of its agent, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a Stockholder except as therein provided.

                  SECTION 5. Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate in place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Board of Directors may require the owner of any lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

                  SECTION 6. Transfer Agents; Registrants; Rules Respecting Certificates. The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars. The Board of Directors may make such further rules and regulations as it may deem expedient concerning the issue, transfer and registration of stock certificates of the Corporation.

                                  ARTICLE VIII

                                    Dividends

                  Subject to the provisions of Delaware Law and the Certificate of Incorporation, the Board of Directors shall have full power to declare and pay dividends on the capital stock of the Corporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, may determine for any proper purpose, and the Board of Directors may modify or abolish any such reserve.


                                   ARTICLE IX

                                  Ratification

                  Any transaction, questioned in any lawsuit on the ground of lack of authority, defective or irregular execution, adverse interest of director, officer or Stockholder, non-disclosure, miscomputation, or the application of improper principles or practices of accounting, may be ratified before or after judgment, by the Board of Directors or by the Stockholders, and if so ratified shall have the same force and effect as if the questioned transaction had been originally duly authorized. Such ratification shall be binding upon the Corporation and its Stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.


                                    ARTICLE X

                                 Corporate Seal

                  The corporate seal shall be in form of a circular inscription which contains the words "Corporate Seal" and such additional information as the officer inscribing such seal shall determine in such officer's sole discretion. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise displayed or it may be manually inscribed.

                                   ARTICLE XI

                                   Fiscal Year

                  The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors. Unless otherwise fixed by the Board of Directors, the fiscal year of the Corporation shall end on the Saturday closest to March 31.


                                   ARTICLE XII

                                Waiver of Notice

                  Whenever notice is required to be given by these By-Laws or by the Certificate of Incorporation or by law, a written waiver thereof, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice.


                                  ARTICLE XIII

                                   Amendments

                  By-Laws may be adopted, amended or repealed by either the Board of Directors or the affirmative vote of the holders of at least 66 2/3% of the voting power of all shares of the Corporation's capital stock then entitled to vote generally in the election of directors.


                                   ARTICLE XIV

                                 Indemnification

                  SECTION 1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact (a) that he or she is or was a director or officer of the Corporation, or
(b) that he or she, being at the time a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, member, employee, fiduciary or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (collectively, "another enterprise" or "other enterprise"), shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Delaware Law as the same exists or may hereafter be amended (but, in the case of any such amendment, with respect to alleged action or inaction occurring prior to such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including, without limitation, attorneys' and other professionals' fees and expenses, claims, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred or suffered by such person in connection therewith ("Losses"). Without diminishing the scope of indemnification provided by this Section 1, such persons shall also be entitled to the further rights set forth below.

                  SECTION 2. Actions, Suits Or Proceedings Other Than Those By Or In The Right Of The Corporation. Subject to the terms and conditions of this Article, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any Proceeding (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director, officer or employee of the Corporation, or, being at the time a director, officer or employee of the Corporation, is or was serving at the request of the Corporation as a director, officer, member, employee, fiduciary or agent of another enterprise, against all Losses, actually and reasonably incurred or suffered by such person in connection with such Proceeding if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the conduct was unlawful.

                  SECTION 3. Actions, Suits Or Proceedings By Or In The Right Of The Corporation. Subject to the terms and conditions of this Article, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any Proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer or employee of the Corporation, or being at the time a director, officer or employee of the Corporation, is or was serving at the request of the Corporation as a director, officer, member, employee, fiduciary or agent of another enterprise against all Losses actually and reasonably incurred or suffered by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

                  SECTION 4. Authorization of Indemnification. Any indemnification under this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of a person is proper in the circumstances because such person has met the applicable standard of conduct required by Section 1 or set forth in Section 2 or 3 of this Article, as the case may be. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, in a reasonably prompt manner (i) by the Board of Directors by a majority vote of directors who were not parties to such action, suit or proceeding, whether or not they constitute a quorum of the Board of Directors, (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, (iv) by the stockholders or (v) as Delaware Law may otherwise permit. To the extent, however, that a present or former director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' and other professionals' fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

                  SECTION 5. Good Faith Defined. For purposes of any determination under Section 4 of this Article, a person shall be deemed to have acted in good faith if the action is based on (a) the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties or on (b) the advice of legal counsel for the Corporation or another enterprise, or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant, independent financial adviser, appraiser or other expert selected with reasonable care by the Corporation or the other enterprise. The provisions of this Section 5 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct.

                  SECTION 6. Proceedings Initiated by Indemnified Persons. Notwithstanding any provisions of this Article to the contrary, the Corporation shall not indemnify any person or make advance payments in respect of Losses to any person pursuant to this Article in connection with any Proceeding (or portion thereof) initiated against the Corporation by such person unless such Proceeding (or portion thereof) is authorized by the Board of Directors or its designee; provided, however, that this prohibition shall not apply to a counterclaim, cross-claim or third-party claim brought in any Proceeding or to any claims provided for in Section 7 of this Article.

                  SECTION 7. Indemnification By A Court. Notwithstanding any contrary determination in the specific case under Section 4 of this Article, and notwithstanding the absence of any determination thereunder, any director, officer or employee may apply to any court of competent jurisdiction for indemnification to the extent otherwise permissible under Section 1, 2 or 3 of this Article. Notice of any application for indemnification pursuant to this
Section 7 shall be given to the Corporation promptly upon the filing of such application.

                  SECTION 8. Losses Payable In Advance. Losses reasonably incurred by an officer or director in defending any threatened or pending Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article. Losses shall be reasonably documented by the officer or director and required payments shall be made promptly by the Corporation. Losses incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

                  SECTION 9. Non-exclusivity and Survival of Indemnification. The indemnification and advancement of expenses provided by or granted pursuant to this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, any By-Law, agreement, contract, vote of Stockholders or of disinterested directors, or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise. The provisions of this Article shall not be deemed to preclude the indemnification of any person who is not specified in Section 1, 2 or 3 of this Article but whom the Corporation has the power or obligation to indemnify under the provisions of Delaware Law, or otherwise. The rights conferred by this Article shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of such person and the heirs, executors, administrators and other comparable legal representatives of such person. The rights conferred in this Article shall be enforceable as contract rights, and shall continue to exist after any rescission or restrictive modification hereof with respect to events occurring prior thereto. No rights are conferred in this Article for the benefit of any person (including, without limitation, officers, directors and employees of subsidiaries of the Corporation) in any capacity other than as explicitly set forth herein.

                  SECTION 10. Meaning of certain terms in connection with Employee Benefit Plans, etc. For purposes of this Article, references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; references to "serving at the request of the Corporation" shall include any service as a director, officer or employee of the Corporation which imposes duties on, or involves services by, such director, officer or employee, with respect to an employee benefit plan, its participants or beneficiaries; and a person who has acted in good faith and in a manner reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article.

                  SECTION 11. Insurance. The Corporation may, but shall not be required to, purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer, member, employee, fiduciary or agent of another against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article.

Dated:  _______ ____, 1998.

DAFS03...:\95\78595\0019\1323\BYL1308X.47A

                                                                       ANNEX D-1
                                                                       ---------


                          FORM OF ZURN AFFILIATE LETTER



                                                February ____, 1998


U.S. Industries, Inc.
101 Wood Avenue South
Iselin, New Jersey  08830

Ladies and Gentlemen:

                  Reference is made to the provisions of the Agreement and Plan of Merger, dated as of the date hereof (together with any amendments thereto, the "Merger Agreement"), by and among U.S. INDUSTRIES, INC., a Delaware corporation ("USI"), USI, INC., a Delaware corporation and a wholly-owned subsidiary of USI ("Superholdco"), BLUE MERGER CORP., a Delaware corporation and a wholly-owned subsidiary of Superholdco (B-Sub"), ZURN MERGER CORP., a Pennsylvania corporation and a wholly-owned subsidiary of Superholdco ("Z-Sub"), and ZURN INDUSTRIES, INC., a Pennsylvania corporation ("Zurn"), pursuant to which Z-Sub will be merged with and into Zurn, with Zurn continuing as the surviving corporation (the "Zurn Merger"). This letter is being delivered as contemplated by Section 5.14 of the Merger Agreement.

                  I understand that I may be deemed to be an "affiliate" of Zurn within the meaning of Rule 145 ("Rule 145") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), and may be deemed to be an "affiliate" of Zurn for purposes of qualifying the Zurn Merger for pooling of interest accounting treatment under Opinion 16 of the Accounting Principles Board and applicable rules and regulations of the Securities and Exchange Commission (the "SEC"). Notwithstanding the foregoing, nothing herein shall be construed as an admission that I am an affiliate of Zurn for any purpose.

                  I understand that the transferability of the shares of common stock, par value $.01 per share, of Superholdco (the "Superholdco Shares") which I will receive upon the consummation of the Zurn Merger in exchange for any shares of Common Stock, par value $.50 per share, of Zurn ("Zurn Shares") held by me, or upon exercise of any options to purchase Superholdco Shares which I receive upon the consummation of the Zurn Merger in exchange for any options held by me to purchase Zurn Shares, may be restricted. Accordingly, I hereby represent, warrant and covenant to Superholdco and USI that I will

U.S. Industries, Inc.
February ___, 1998
Page 2



not sell, transfer, or otherwise dispose of any of the Superholdco Shares except
(i) pursuant to an effective registration statement under the Securities Act; or
(ii) as permitted by, and in accordance with Rule 145 or any other applicable exemption from registration under the Securities Act. I hereby acknowledge that Superholdco and USI are under no obligation to register the sale, transfer, or other disposition of the Superholdco Shares under the Securities Act or to take any other action necessary for the purpose of making an exemption from registration thereunder available.

                  I hereby further covenant to Superholdco and USI that I will not, within the 30 days preceding the effective time of the Zurn Merger, sell, transfer or otherwise dispose of any Zurn Shares held by me and that I will not sell, transfer or otherwise dispose of any Superholdco Shares received by me in connection with the Zurn Merger until after such time as financial results covering at least 30 days of combined operations of Zurn and USI have been published by Superholdco, in the form of a quarterly earnings report, an effective registration statement filed with the SEC, a report to the SEC on Form 10-K, 10-Q or 8-K, or any other public filing or announcement which includes such combined financial results.

                  I understand that Superholdco will issue stop transfer instructions to its transfer agent with respect to the Superholdco Shares and that a restrictive legend will be placed on certificates delivered to me evidencing the Superholdco Shares in substantially the following form:

                  "The shares represented by this certificate were issued in connection with a merger which is being accounted for as a pooling of interests and to which Rule 145 promulgated under the Securities Act of 1933 (the "Securities Act") applies. The shares may not be sold, transferred or otherwise disposed of
                  (i) until such time as Superholdco shall have published financial results covering at least 30 days of combined operations after the effective time of such merger and (ii) except pursuant to an effective registration statement under the Securities Act or in accordance with an exemption from the registration requirements of the Securities Act. Reference is made to that certain letter agreement between the registered holder hereof and the issuer, a copy of which is on file in the principal office of the issuer, which contains further restrictions on the transferability of this certificate and the shares represented hereby."

U.S. Industries, Inc.
February ___, 1998
Page 3


                  It is understood and agreed that the restrictive legend set forth above will be removed by delivery of substitute certificates without such legend if such legend is no longer required for purposes of the Securities Act or qualification of the Zurn Merger for pooling of interest accounting treatment. In such event, Superholdco will also rescind the stock transfer instructions referred to above.

                  I hereby acknowledge that the receipt of this letter by Superholdco and USI is an inducement to the obligations of Superholdco and USI to cause Z-Sub to consummate the Zurn Merger and that I understand the requirements of this letter and the limitations imposed upon the sale, transfer, or other disposition of the Superholdco Shares.

                                                     Very truly yours,




Agreed and Accepted:

U.S. INDUSTRIES, INC.



By: ________________________________
         Name:
         Title:


USI, INC.


By: ________________________________
         Name:
         Title:





DAFS03...:\95\78595\0019\1323\CRT1308R.00A

                                                                       ANNEX D-2
                                                                       ---------


                          FORM OF USI AFFILIATE LETTER




                                                February ____, 1998


USI, Inc.
c/o U.S. Industries, Inc.
101 Wood Avenue South
Iselin, New Jersey 08830

Zurn Industries, Inc.
14801 Quorum Drive
Addison, Texas 75240

Ladies and Gentlemen:

                  Reference is made to the provisions of the Agreement and Plan of Merger, dated as of the date hereof (together with any amendments thereto, the "Merger Agreement"), by and among U.S. INDUSTRIES, INC., a Delaware corporation ("USI"), USI, INC., a Delaware corporation and a wholly-owned subsidiary of USI ("Superholdco"), BLUE MERGER CORP., a Delaware corporation and a wholly-owned subsidiary of Superholdco (B-Sub"), ZORO MERGER CORP., a Pennsylvania corporation and a wholly-owned subsidiary of Superholdco ("Z-Sub"), and ZURN INDUSTRIES, INC., a Pennsylvania corporation ("Zurn"), pursuant to which Z-Sub will be merged with and into Zurn, with Zurn continuing as the surviving corporation (the "Zurn Merger") and B-Sub will be merged with and into USI, with USI continuing as the surviving corporation (the "USI Merger" and together with the Zurn Merger, the "Mergers"). This letter is being delivered as contemplated by Section 5.14 of the Merger Agreement.

                  I understand that I may be deemed to be an "affiliate" of USI within the meaning of Rule 145 ("Rule 145") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), and may be deemed to be an "affiliate" of USI for purposes of qualifying the Mergers for pooling of interest accounting treatment under Opinion 16 of the Accounting Principles Board and applicable rules and regulations of the Securities and Exchange Commission (the "SEC"). Notwithstanding the foregoing, nothing herein shall be construed as an admission that I am an affiliate of USI for any purpose.

USI, Inc.
Zurn Industries, Inc.
February ___, 1998
Page 2



                  I understand that the transferability of the shares of common stock, par value $.01 per share, of Superholdco (the "Superholdco Shares") which I will receive upon the consummation of the USI Merger in exchange for any shares of Common Stock, par value $.01 per share, of USI ("USI Common Shares"), held by me, or upon exercise of any options to purchase Superholdco Shares which I receive upon the consummation of the USI Merger in exchange for any options held by me to purchase USI Common Shares, may be restricted. Accordingly, I hereby represent, warrant and covenant to Superholdco and Zurn that I will not sell, transfer, or otherwise dispose of any of the Superholdco Shares except (i) pursuant to an effective registration statement under the Securities Act; or
(ii) as permitted by, and in accordance with Rule 145 or any other applicable exemption from registration under the Securities Act. I hereby acknowledge that neither Superholdco nor USI is under any obligation to register the sale, transfer, or other disposition of the Superholdco Shares under the Securities Act or to take any other action necessary for the purpose of making an exemption from registration thereunder available.

                  I hereby further covenant to Superholdco and Zurn that I will not, within the 30 days preceding the effective time of the USI Merger, sell, transfer or otherwise dispose of any USI Common Shares held by me and that I will not sell, transfer or otherwise dispose of any Superholdco Shares received by me in connection with the USI Merger until after such time as financial results covering at least 30 days of combined operations of Zurn and USI have been published by Superholdco, in the form of a quarterly earnings report, an effective registration statement filed with the SEC, a report to the SEC on Form 10-K, 10-Q or 8-K, or any other public filing or announcement which includes such combined financial results.

                  I understand that Superholdco will issue stop transfer instructions to its transfer agent with respect to the Superholdco Shares and that a restrictive legend will be placed on certificates delivered to me evidencing the Superholdco Shares in substantially the following form:

                  "The shares represented by this certificate were issued in connection with a merger which is being accounted for as a pooling of interests and to which Rule 145 promulgated under the Securities Act of 1933 (the "Securities Act") applies. The shares may not be sold, transferred or otherwise disposed of
                  (i) until such time as Superholdco shall have published financial results covering at least 30 days of combined operations after the effective time of such merger and (ii) except pursuant to an

USI, Inc.
Zurn Industries, Inc.
February ___, 1998
Page 3


                  effective registration statement under the Securities Act or in accordance with an exemption from the registration requirements of the Securities Act. Reference is made to that certain letter agreement between the registered holder hereof and the issuer, a copy of which is on file in the principal office of the issuer, which contains further restrictions on the transferability of this certificate and the shares represented hereby."

                  It is understood and agreed that the restrictive legend set forth above will be removed by delivery of substitute certificates without such legend if such legend is no longer required for purposes of the Securities Act or qualification of the Mergers for pooling of interest accounting treatment. In such event, Superholdco will also rescind the stock transfer instructions referred to above.

                  I hereby acknowledge that the receipt of this letter is an inducement to the obligations of Superholdco, USI and Zurn to cause the Mergers to be consummated and that I understand the requirements of this letter and the limitations imposed upon the sale, transfer, or other disposition of the Superholdco Shares.

                                                     Very truly yours,

Agreed and Accepted:

USI, INC.


By: ______________________________
         Name:
         Title:


ZURN INDUSTRIES, INC.


By: ______________________________
         Name:
         Title:






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